PROSPECTUS SUPPLEMENT
(To Prospectus dated March 26, 2007)

$624,097,700
(Approximate)

RBSGC Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-B

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A1	$101,367,000	Variable
Class 1A2	Notional Balance	Variable
Class 1A3	Notional Balance	Variable
Class 1A4	$221,462,000	Variable
Class 1A5	$152,822,000	6.00%
Class 1A6	Notional Balance	Variable
Class 2A1	$24,546,000	Weighted Average
Class 3A1	$93,575,000	Weighted Average
Class 3A2	$2,620,000	Weighted Average
Class 1X	Notional Balance	6.00%
Class 1PO	$593,600	0.00%
Class R	$100	6.50%
Class 1B1	$10,633,000	Weighted Average
Class 1B2	$6,114,000	Weighted Average
Class 1B3	$4,784,000	Weighted Average
Class 1B4	$3,456,000	Weighted Average
Class 3B1	$1,236,000	Weighted Average
Class 3B2	$593,000	Weighted Average
Class 3B3	$296,000	Weighted Average

Greenwich Capital Acceptance, Inc. Depositor

Greenwich Capital Financial Products, Inc. Sponsor and Seller	RBSGC Mortgage Loan Trust 2007-B Issuing Entity

Wells Fargo Bank, N.A. Master Servicer and Securities Administrator	Deutsche Bank National Trust Company Trustee

Consider carefully the risk factors beginning on page S-18 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust Fund

•  The trust fund will issue 27 classes of certificates, of which the 19 classes listed above are offered by this prospectus supplement and the prospectus.

•  The assets of the trust fund will consist primarily of fixed rate, fully amortizing and balloon, first lien residential mortgage loans. The mortgage loans will be segregated into three mortgage pools and mortgage pool 1 will be further segregated into four loan subgroups, in each case as described in this prospectus supplement.

The Certificates

•  The certificates represent ownership interests in the trust fund.

•  The initial class principal balances or class notional balances, as applicable, of the classes of the offered certificates may vary in the aggregate by 10%.

•  Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

•  Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be April 25, 2007.

•  Credit enhancement for the offered certificates includes subordination, loss allocation and, with respect to mortgage pool 1 and mortgage pool 2 only, limited cross-collateralization features.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Greenwich Capital ., the underwriter, will offer the certificates pursuant to this prospectus supplement from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are estimated to be approximately 100.96% of their initial total principal balance plus accrued interest, if applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $625,000. See “Method of Distribution” in this prospectus supplement.

March 28 2007

FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

The Offered Certificates

The certificates consist of the classes of certificates listed in the table below, together with the Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5, Class 3B6, Class P and Class LT-R Certificates. Only the classes of certificates listed in the table below are offered by this prospectus supplement.
	Related Mortgage	Related	Class Principal	Approximate Initial Pass Through	Summary Pass-Through Rate	Final Scheduled Distribution	Expected Final Distribution	CUSIP	Initial Certificate Ratings(7)
Class	Pool	Subgroup	Balance(1)	Rate	Formula	Date(2)	Date(3)	Number	Fitch	Moody’s	S&P

Class 1A1	1	3, 4	$101,367,000	5.620000%	Floating(5)	January 2037	December 2036	74927X AA0	AAA	Aaa	AAA
Class 1A2	1	4	Notional Balance(4)	1.880000%	Floating(5)	January 2037	December 2036	74927X AB8	AAA	Aaa	AAA
Class 1A3	1	3	Notional Balance(4)	1.380000%	Floating(5)	January 2037	December 2036	74927X AC6	AAA	Aaa	AAA
Class 1A4	1	2	$221,462,000	5.770000%	Floating(5)	January 2037	December 2036	74927X AD4	AAA	Aaa	AAA
Class 1A5	1	1	$152,822,000	6.000000%	Fixed Rate	January 2037	January 2037	74927X AE2	AAA	Aaa	AAA
Class 1A6	1	2	Notional Balance(4)	0.730000%	Floating(5)	January 2037	December 2036	74927X BA9	AAA	Aaa	AAA
Class 2A1	2	N/A	$ 24,546,000	6.092604%	Weighted Average	January 2037	November 2021	74927X AF9	AAA	Aaa	AAA
Class 3A1	3	N/A	$ 93,575,000	5.460696%	Weighted Average	January 2037	July 2035	74927X AG7	AAA	Aaa	AAA
Class 3A2	3	N/A	$ 2,620,000	5.460696%	Weighted Average	January 2037	July 2035	74927X AH5	AAA	Aaa	AAA
Class 1X	1	4	Notional Balance(4)	6.000000%	Fixed Rate	January 2037	December 2036	74927X AJ1	AAA	Aaa	AAA
Class 1PO	1	1	$ 593,600	0.000000%	Principal Only	January 2037	January 2037	74927X AK8	AAA	Aaa	AAA
Class R	1	2	$ 100	6.500000%	Fixed Rate	January 2037	April 2007	74927X AL6	AAA	Aaa	AAA
Class 1B1	1, 2	N/A	$ 10,633,000	6.471591%	(6)	January 2037	January 2037	74927X AM4	AA+	Aa2	AA
Class 1B2	1, 2	N/A	$ 6,114,000	6.471591%	(6)	January 2037	January 2037	74927X AN2	AA	N/R	N/R
Class 1B3	1, 2	N/A	$ 4,784,000	6.471591%	(6)	January 2037	January 2037	74927X AP7	A	N/R	N/R
Class 1B4	1, 2	N/A	$ 3,456,000	6.471591%	(6)	January 2037	January 2037	74927X AQ5	BBB	N/R	N/R
Class 3B1	3	N/A	$ 1,236,000	5.460696%	(6)	January 2037	July 2035	74927X AR3	AA	N/R	N/R
Class 3B2	3	N/A	$ 593,000	5.460696%	(6)	January 2037	July 2035	74927X AS1	A	N/R	N/R
Class 3B3	3	N/A	$ 296,000	5.460696%	(6)	January 2037	July 2035	74927X AT9	BBB	N/R	N/R

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	The final scheduled distribution date for the offered certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing mortgage loan.

(3)
The expected final distribution date, based upon (a) in the case of the pool 1 and pool 2 certificates, a PPC prepayment assumption of 100% annually, and in the case of the pool 3 certificates, a PSA prepayment assumption of 300% annually, and in either case the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions” and (b) the assumption that the option to purchase the mortgage loans is not exercised by the master servicer (as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund”). The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(4)	These certificates are interest-only certificates and will accrue interest on a class notional balance calculated as described under “Summary of Terms—Designations.”

(5)	On each distribution date, the per annum pass-through rates on certificates with floating rates of interest are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum
Class 1A1	1 mo. LIBOR + 0.30%	5.620000%	7.00%	0.30%
Class 1A2	7.20% - 1 mo. LIBOR	1.880000%	7.20%	0.50%
Class 1A3	6.70% - 1 mo. LIBOR	1.380000%	6.70%	0.00%
Class 1A4	1 mo. LIBOR + 0.45%	5.770000%	6.50%	0.45%
Class 1A6	6.05% - 1 mo. LIBOR	0.730000%	6.05%	0.00%

(6)
The pass-through rates on the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 3B1, Class 3B2 and Class 3B3 Certificates are as described under “Summary of Terms—Interest Payments on the Certificates—Pass-Through Rates—Subordinate Certificates.”

(7)	The designation “N/R” means that the specified rating agency will not rate this class of certificates.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

•
This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

•
Whenever we refer in this prospectus supplement to a percentage of some or all of the initial mortgage loans expected to be included as trust fund assets or in a mortgage pool or loan subgroup, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of March 1, 2007, unless stated otherwise. We explain in this prospectus supplement under “The Mortgage Loans—General” how the stated principal balance of a mortgage loan is calculated. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their stated principal balances, unless we specify otherwise.

•
Statistical information in this prospectus supplement regarding the mortgage loans and the mortgage pools is based solely on information with respect to the initial mortgage loans, unless otherwise specified.

Offered Certificates

Except for the Class R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream, Luxembourg or Euroclear in Europe, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof, except for the Class 1X, Class 1A2, Class 1A3 and Class 1A6 Certificates which will each be in a minimum notional amount of $100,000 and integral multiples of $1 in excess thereof; provided, however, that the underwriter will only sell offered certificates to initial investors in minimum total investment amounts of $100,000. The Class R Certificate will be issued as a single certificate in fully registered, certificated form.

The Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5, Class 3B6, Class P and Class LT-R Certificates will be issued by the trust fund but not offered by this prospectus supplement or the prospectus. Information about the Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5, Class 3B6, Class P and Class LT-R Certificates is being included only as far as it relates to the offered certificates.

See “Description of the Certificates—General,” “—Book-Entry Registration and Definitive Certificates” and “The Mortgage Loans” in this prospectus supplement and “The Trust Fund—The Mortgage Loans—General” in the prospectus for additional information.

Cut-off Date

For any mortgage loan conveyed to the issuing entity on the closing date, the cut-off date will be March 1, 2007, which is also referred to in this prospectus supplement as the initial cut-off date and is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the initial mortgage loans. For any subsequent mortgage loan, the cut-off date will be the specified date after which the issuing entity will be entitled to receive all collections on and proceeds of that mortgage loan, which is also referred to in this prospectus supplement as the applicable subsequent cut-off date.

Closing Date

On or about March 29, 2007.

Sponsor and Seller

Greenwich Capital Financial Products, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Depositor

Greenwich Capital Acceptance, Inc. The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

See “The Depositor” in this prospectus supplement for additional information.

Issuing Entity

RBSGC Mortgage Loan Trust 2007-B, a common law trust formed under the laws of the State of New York.

Trustee

Deutsche Bank National Trust Company.

See “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See “The Master Servicer and the Securities Administrator” in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See “The Master Servicer and the Securities Administrator” in this prospectus supplement for additional information.

Servicers

As of the initial cut-off date, Wells Fargo Bank, N.A. will service approximately 99.25% and 98.97% of the initial mortgage loans in pool 1 and pool 2, respectively. The remainder of the initial mortgage loans in pool 1 and pool 2 will be serviced by various other mortgage loan servicing entities, each of which will account for the servicing of less than 10% of the initial mortgage loans. It is expected that all subsequent mortgage loans acquired by the trust fund during the pre-funding period will be serviced by Wells Fargo Bank, N.A.

As of the cut-off date, Navy Federal Credit Union (on behalf of U.S. Central Federal Credit Union) will service all of the mortgage loans in pool 3.

See “The Servicers” and “Servicing of Mortgage Loans” in this prospectus supplement for additional information.

Originators

As of the initial cut-off date, Wells Fargo Bank, N.A. originated approximately 96.14% and 98.59% of the initial mortgage loans in pool 1 and pool 2, respectively, and other originators, each of which originated less than 10% of the initial mortgage loans, collectively originated the remainder of the initial mortgage loans in pool 1 and pool 2. In addition, the originator of the mortgage loans expected to be acquired as subsequent mortgage loans for pool 1 and pool 2 by the trust fund during the pre-funding period will have originated less than 10% of the mortgage loans in pool 1 and pool 2.

As of the cut-off date, U.S. Central Federal Credit Union originated all of the mortgage loans in pool 3.

See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Custodians

Deutsche Bank National Trust Company and Wells Fargo Bank, N.A.

The Mortgage Loans

The assets of the trust fund will consist primarily of a pool of fixed rate, fully amortizing and balloon, first lien residential mortgage loans that are divided into three mortgage pools, the first of which will be further divided into four loan subgroups, in each case having the characteristics described in this prospectus supplement.

The initial mortgage loans will have a total stated principal balance of approximately $630,440,381 as of the initial cut-off date, subject to a variance of plus or minus 10%.

Pre-funding Account

On the closing date, the seller will deposit approximately $293,102, which represents approximately 0.05% of the total asset pool and approximately 0.05% of the total principal balance of the certificates, into a segregated account maintained with the securities administrator, referred to in this prospectus supplement as the pre-funding account. The total principal balance of subsequent mortgage loans to be transferred to the trust fund for pool 1 and pool 2 is approximately $247,111 and $45,990, respectively.

The issuing entity will use the amounts deposited in the pre-funding account to buy subsequent mortgage loans for each of pool 1 and pool 2 from the depositor after the closing date and before April 30, 2007. The seller must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent mortgage loans to the depositor. In addition, the obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements (subject to any specific limitations in respect of the related mortgage group as described under “The Mortgage Loans—Pre-funding and Conveyance of Subsequent Mortgage Loans”):

•
each subsequent mortgage loan must have been originated generally in accordance with underwriting criteria substantially similar to the underwriting guidelines utilized by the originators with respect to the initial mortgage loans included in the trust fund;

•	each subsequent mortgage loan may not be more than 30 days delinquent as of the related subsequent cut-off date;

•	each subsequent mortgage loan may not have a final maturity date later than December 2036;

•	the remaining term to stated maturity of each subsequent mortgage loan will not exceed 30 years;

•	each subsequent mortgage loan will be a fixed rate mortgage loan;

•	each subsequent mortgage loan will have a loan rate of at least 6.375%;

•	each subsequent mortgage loan will have an original loan-to-value ratio less than or equal to 100%;

•	each subsequent mortgage loan will have a principal balance not greater than $1,000,000;

•	each subsequent mortgage loan will be secured by a first lien on a mortgaged property; and

•	each subsequent mortgage loan will be otherwise acceptable to the rating agencies.

If any amounts remain in the pre-funding account on April 30, 2007, the holders of the senior certificates related to the related mortgage pool will receive those amounts as a principal payment on the May 2007 distribution date.

At the closing date, the seller will also deposit an amount to be determined on the closing date in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to provide additional funds to make interest distributions on the certificates.

See “The Mortgage Loans—Pre-funding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.

Mortgage Pools

•	Pool 1 Mortgage Loans

A pool of conventional first lien, fixed rate mortgage loans that have original terms to maturity equal to or less than 360 months but greater than 180 months. Approximately 27.68% of the pool 1 initial mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination. The pool 1 mortgage loans will be further subdivided into four separate subgroups, as described below.

•	Pool 2 Mortgage Loans

A pool of conventional first lien, fixed rate mortgage loans that have original terms to maturity equal to 180 months. None of the pool 2 initial mortgage loans are interest-only mortgage loans.

•	Pool 3 Mortgage Loans

A pool of conventional first lien, fixed rate mortgage loans that were originated by U.S. Central Federal Credit Union and will be serviced by Navy Federal Credit Union. Approximately 1.08% of the pool 3 mortgage loans require monthly payments of interest, but not principal, for a fixed period following origination.

The Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class 1B7 Certificates will receive payments from the mortgage loans in each of pool 1 and pool 2. The Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates will receive payments from the mortgage loans in pool 3.

Pool 1 Loan Subgroups

Solely for purposes of allocating interest and/or principal distributions and losses with respect to principal among the senior certificates related to pool 1, the pool 1 mortgage loans will be further subdivided into four separate subgroups: subgroup 1, subgroup 2, subgroup 3 and subgroup 4. Generally, with certain limited exceptions discussed under “Limited Cross-Collateralization” below:

•	the Class 1A5 and Class PO Certificates will receive payments of interest and/or principal from collections on the pool 1 subgroup 1 mortgage loans;

•	the Class 1A4, Class 1A6 and Class R Certificates will receive payments of interest and/or principal from collections on the pool 1 subgroup 2 mortgage loans;

•	the Class 1A3 Certificates and the 1A1-1 Component will receive payments of interest and/or principal from collections on the pool 1 subgroup 3 mortgage loans; and

•	the Class 1A2 and Class X Certificates and the 1A1-2 Component will receive payments of interest and/or principal from collections on the pool 1 subgroup 4 mortgage loans.

Each pool 1 subgroup will consist of the portions of pool 1 mortgage loans described below.

Pool 1 Subgroup 1 Mortgage Loans

The pool 1 subgroup 1 mortgage loans will consist of:

(a) 100% of the principal balance of each pool 1 mortgage loan with a net loan rate equal to or less than 6.00% per annum, and

(b) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 2 Mortgage Loans

The pool 1 subgroup 2 mortgage loans will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.50% per annum and equal to or less than 7.00% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 3 Mortgage Loans

The pool 1 subgroup 3 mortgage loans will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.50% per annum and equal to or less than 7.00% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) a portion of each pool 1 mortgage loan with a net loan rate greater than 7.00% per annum and equal to or less than 7.50% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 4 Mortgage Loans

The subgroup 4 mortgage loans will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 7.00% per annum and equal to or less than 7.50% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) 100% of the principal balance of each mortgage loan with a net loan rate greater than 7.50 per annum.

The depositor expects that the initial mortgage loans will have the following approximate characteristics as of the initial cut-off date:

Total Pool 1 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Pool 1 Initial Mortgage Loans	1,831	—	—
Total Stated Principal Balance	$505,567,957	—	—
Stated Principal Balances	$20,148 to $1,974,494	$276,116	—
Current Loan Rates	5.625% to 8.500%	6.744%	—
Original Terms to Maturity (in months)	240 to 360	359	—
Remaining Terms to Maturity (in months)	235 to 358	355	—
Original Loan-to-Value Ratios	11.65% to 100.00%	72.35%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	24.16%
Percentage of Mortgaged Properties in New York	—	—	11.59%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.50%
Credit Scores	604 to 819	729	—
Number of Pool 1 Initial Mortgage Loans with Prepayment Penalties	29	—	1.07%

(1) Percentages are calculated based on the total principal balance of the pool 1 initial mortgage loans.

Pool 1 Subgroup 1 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average(1)	Total Percentage(2)
Number of Pool 1 Subgroup 1 Initial Mortgage Loans	854	—	—
Total Stated Principal Balance	$162,862,617	—	—
Stated Principal Balances (3)	$9,525 to $1,595,422	$190,706	—
Current Loan Rates	5.625% to 6.625%	6.382%	—
Original Terms to Maturity (in months)	240 to 360	358	—
Remaining Terms to Maturity (in months)	236 to 358	355	—
Original Loan-to-Value Ratios	11.65% to 100.00%	69.57%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	30.64%
Percentage of Mortgaged Properties in New York	—	—	10.25%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.98%
Credit Scores	604 to 819	734	—
Number of Pool 1 Subgroup 1 Initial Mortgage Loans with Prepayment Penalties	6	—	0.25%

(1) Weighted averages are calculated based on the contributed balances of the pool 1 subgroup 1 initial mortgage loans.
(2) Percentages are calculated based on the contributed stated principal balances of the pool 1 subgroup 1 initial mortgage loans.
(3) Calculated based on the total stated principal balance of each pool 1 subgroup 1 initial mortgage loan, even if such mortgage loan also contributed to another loan subgroup.

Pool 1 Subgroup 2 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average(1)	Total Percentage(2)
Number of Pool 1 Subgroup 2 Initial Mortgage Loans	1,281	—	—
Total Stated Principal Balance	$235,097,846	—	—
Stated Principal Balances (3)	$6,168 to $1,685,610	$183,527	—
Current Loan Rates	6.375% to 7.125%	6.680%	—
Original Terms to Maturity (in months)	240 to 360	359	—
Remaining Terms to Maturity (in months)	235 to 358	356	—
Original Loan-to-Value Ratios	11.65% to 100.00%	71.18%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	25.76%
Percentage of Mortgaged Properties in New York	—	—	12.27%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.72%
Credit Scores	611 to 819	728	—
Number of Pool 1 Subgroup 2 Initial Mortgage Loans with Prepayment Penalties	22	—	1.19%

(1) Weighted averages are based on the contributed balances of the pool 1 subgroup 2 initial mortgage loans.
(2) Percentages are calculated based on the contributed stated principal balances of the pool 1 subgroup 2 initial mortgage loans.
(3) Calculated based on the total stated principal balance of each pool 1 subgroup 2 initial mortgage loan, even if such mortgage loan also contributed to another loan subgroup.

Pool 1 Subgroup 3 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average(1)	Total Percentage(2)
Number of Pool 1 Subgroup 3 Initial Mortgage Loans	590	—	—
Total Stated Principal Balance	$61,287,109	—	—
Stated Principal Balances (3)	$5,388 to $950,201	$103,876	—
Current Loan Rates	6.875% to 7.625%	7.167%	—
Original Terms to Maturity (in months)	240 to 360	359	—
Remaining Terms to Maturity (in months)	235 to 358	355	—
Original Loan-to-Value Ratios	17.76% to 100.00%	76.63%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	14.37%
Percentage of Mortgaged Properties in New York	—	—	12.54%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	1.55%
Credit Scores	609 to 815	726	—
Number of Pool 1 Subgroup 3 Initial Mortgage Loans with Prepayment Penalties	17	—	2.92%

(1) Weighted averages are based on the contributed balances of the pool 1 subgroup 3 initial mortgage loans.
(2) Percentages are calculated based on the contributed stated principal balances of the pool 1 subgroup 3 initial mortgage loans.
(3) Calculated based on the total stated principal balance of each pool 1 subgroup 3 initial mortgage loan, even if such mortgage loan also contributed to another loan subgroup.

Pool 1 Subgroup 4 Initial Mortgage Loan Summary
	Range or Total	Average or Weighted Average(1)	Total Percentage(2)
Number of Pool 1 Subgroup 4 Initial Mortgage Loans	357	—	—
Total Stated Principal Balance	$46,320,385	—	—
Stated Principal Balances (3)	$11,948 to $994,928	$129,749	—
Current Loan Rates	7.375% to 8.500%	7.780%	—
Original Terms to Maturity (in months)	360 to 360	360	—
Remaining Terms to Maturity (in months)	331 to 358	356	—
Original Loan-to-Value Ratios	17.76% to 100.00%	82.42%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in Florida	—	—	12.45%
Percentage of Mortgaged Properties in New York	—	—	11.58%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	2.15%
Credit Scores	609 to 817	721	—
Number of Pool 1 Subgroup 4 Initial Mortgage Loans with Prepayment Penalties	5	—	0.88%

(1) Weighted averages are based on the contributed balances of the pool 1 subgroup 4 initial mortgage loans.
(2) Percentages are calculated based on the contributed stated principal balances of the pool 1 subgroup 4 initial mortgage loans.
(3) Calculated based on the total stated principal balance of each pool 1 subgroup 4 initial mortgage loan, even if such mortgage loan also contributed to another loan subgroup.

Pool 2 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Pool 2 Initial Mortgage Loans	114	—	—
Total Stated Principal Balance	$26,057,855	—	—
Stated Principal Balances	$24,759 to $1,979,483	$228,578	—
Current Loan Rates	5.500% to 7.875%	6.343%	—
Original Terms to Maturity (in months)	180 to 180	180	—
Remaining Terms to Maturity (in months)	150 to 178	176	—
Original Loan-to-Value Ratios	8.55% to 95.00%	63.65%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	36.30%
Percentage of Mortgaged Properties in New York	—	—	16.82%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	7.60%
Credit Scores	658 to 814	743	—
Number of Pool 2 Initial Mortgage Loans with Prepayment Penalties	3	—	0.78%

(1) Percentages are calculated based on the total principal balance of the pool 2 initial mortgage loans.

Pool 3 Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Pool 3 Mortgage Loans	218	—	—
Total Stated Principal Balance	$98,814,569	—	—
Stated Principal Balances	$39,328 to $880,769	$453,278	—
Current Loan Rates	5.125% to 6.375%	5.711%	—
Original Terms to Maturity (in months)	180 to 360	357	—
Remaining Terms to Maturity (in months)	158 to 341	336	—
Original Loan-to-Value Ratios	34.39% to 90.00%	66.15%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in Virginia	—	—	43.65%
Percentage of Mortgaged Properties in California	—	—	18.92%
Percentage of Mortgaged Properties in Maryland	—	—	17.39%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	2.75%
Credit Scores	624 to 815	745	—
Number of Pool 3 Mortgage Loans with Prepayment Penalties	None	—	—

(1) Percentages are calculated based on the total principal balance of the pool 3 mortgage loans.

Mortgage Loan Representations and Warranties/Defective Documentation

Each originator and the seller have made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws. The depositor’s rights under these representations and warranties will be assigned to the trustee for the benefit of the certificateholders.

In addition, within 90 days after the related custodian receives the mortgage loans and the related documents, the related custodian will review the documents in the mortgage loan files in accordance with the review criteria set forth in the pooling and servicing agreement and for defects.

After the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or after the discovery by the related custodian that a mortgage loan or related document is defective in any material respect, the related originator or the seller, as applicable, will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty or defective documentation, substitution must take place within two years from the closing date.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Designations

Each class of certificates or components will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X, Class 1PO, Class R, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 3B1, Class 3B2 and Class 3B3 Certificates.

•	LIBOR Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class 1A6 Certificates.

•	Senior Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X, Class 1PO and Class R Certificates.

•	Subordinate Certificates
Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6, Class 1B7, Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates.

•	Pool 1 Certificates/Pool 1 Senior Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 1PO, Class 1X and Class R Certificates.

•	Pool 1 Subgroup 1 Certificates
Class 1A5 and Class 1PO Certificates.

•	Pool 1 Subgroup 2 Certificates
Class 1A4, Class 1A6 and Class R Certificates.

•	Pool 1 Subgroup 3 Certificates
Class 1A3 Certificates.

•	Pool 1 Subgroup 3 Components
1A1-1 Component.

•	Pool 1 Subgroup 4 Certificates
Class 1A2 and Class 1X Certificates.

•	Pool 1 Subgroup 4 Components
1A1-2 Component.

•	Pool 1-2 Senior Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 1PO, Class 1X and Class R Certificates.

•	Pool 1-2 Subordinate Certificates
Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6, Class 1B7 Certificates.

•	Pool 2 Certificates/Pool 2 Senior Certificates
Class 2A1 Certificates.

•	Pool 3 Certificates/Pool 3 Senior Certificates
Class 3A1 and Class 3A2 Certificates.

•	Pool 3 Subordinate Certificates
Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates.

•	Book-Entry Certificates
Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X, Class 1PO, Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 3B1, Class 3B2 and Class 3B3 Certificates.

•	Interest-Only Certificates
Class 1A2, Class 1A3, Class 1A6 and Class 1X Certificates.

•	Principal-Only Certificates
Class 1PO Certificates.

•	Components/Class 1A1 Components
1A1-1 and 1A1-2 Components.

•	Residual Certificates
Class R and Class LT-R Certificates.

Payments of interest and/or principal on the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 1PO, Class 1X and Class R Certificates will primarily be based on collections from the pool 1 mortgage loans. The pool 1 senior certificates will further receive payments of interest and/or principal from the related subgroup, as described under “—Pool 1 Loan Subgroups” above. Payments of interest and principal on the Class 2A1 Certificates will primarily be based on collections from the pool 2 mortgage loans. Payments of interest and principal on the Class 3A1 and Class 3A2 Certificates will primarily be based on collections from the pool 3 mortgage loans.

Payments of interest and principal on the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class 1B7 Certificates will be based on total collections from pool 1 (including all loan subgroups in pool 1) and pool 2.

Payments of interest and principal on the Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates will be based on total collections from pool 3.

Payments of principal on the Class 1PO Certificates will primarily be based on collections from a portion of the principal balance of each pool 1 subgroup 1 initial mortgage loan with a net loan rate less than 6.00% per annum and a portion of the amount on deposit in the pre-funding account to be invested in mortgage loans having a net loan rate less than 6.00% per annum. The Class 1PO Certificates are principal-only certificates and will not be entitled to payments of interest.

The Class 1X Certificates are interest-only certificates that will not have a class principal balance.

The Class 1X Certificates will accrue interest on their class notional balance equal, on any distribution date, to the product of (x) the total stated principal balance, as of the due date in the month immediately preceding the month of that distribution date, or for the initial distribution date, as of the initial cut-off date, of the pool 1 mortgage loans with a net loan rate of more than 7.50% in pool 1 subgroup 4; and (y) the quotient of (i) the excess, if any, of (a) the weighted average of the net loan rates on the mortgage loans in pool 1 subgroup 4 (including the portion of any subsequent mortgage loans included in pool 1 subgroup 4) over (b) 7.50%, and (ii) 6.00% (initially, equal to approximately $813,668).

The Class 1A2 Certificates will accrue interest on their class notional balance equal, on any distribution date, to the component principal balance of the 1A1-2 Component, before giving effect to distributions on that distribution date.

The Class 1A3 Certificates will accrue interest on their class notional balance equal, on any distribution date, to the component principal balance of the 1A1-1 Component, before giving effect to distributions on that distribution date.

The Class 1A6 Certificates will accrue interest on their class notional balance equal, on any distribution date, to the class principal balance of the Class 1A4 Certificates, before giving effect to distributions on that distribution date.

Solely for purposes of determining payments of principal, the Class 1A1 Certificates will comprise two components: the 1A1-1 Component and the 1A1-2 Component. The Class 1A1 Certificates will have a class principal balance equal to the total of the component principal balances of the Class 1A1 Components. On the closing date, the component principal balance of the 1A1-1 Component will be equal to $57,733,000 and the component principal balance of the 1A1-2 Component will be equal to $43,634,000.

Payments of interest and principal on the Class R Certificate will primarily be based on collections from the pool 1 subgroup 2 mortgage loans as well as any remaining amounts available after distributions to all other certificates from the pool 1, pool 2 and pool 3 mortgage loans as described in this prospectus supplement.

The Class P Certificates will be entitled to any prepayment penalties received by the trust fund.

Distribution Date

Beginning in April 2007, the securities administrator, as paying agent, will make payments on the certificates on the 25th day of each month, or if the 25th day is not a business day, on the next business day. Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date

With respect to any distribution date, the record date for the LIBOR certificates will be the business day before that distribution date. With respect to any distribution date, the record date for the Class 1A5, Class 2A1, Class 3A1, Class 3A2, Class 1PO, Class 1X and Class R Certificates and the subordinate certificates is the last business day of the month immediately preceding the month in which that distribution date occurs.

Interest Payments on the Certificates

General

On each distribution date, to the extent funds are available from the mortgage loans in the related mortgage pool or pools (or the related subgroup or subgroups), each class of offered certificates or components (other than the principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance, component principal balance or class notional balance, as applicable, immediately prior to that distribution date, the applicable pass-through rate and the applicable interest accrual period.

Interest on the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X and Class R Certificates and the subordinate certificates will accrue on the basis of a 360-day year composed of twelve 30-day months. The Class 1PO Certificates will not accrue interest.

With respect to each distribution date, the interest accrual period for the LIBOR certificates will be the period beginning on the prior distribution date (or the 25th day of the preceding calendar month, in the case of the first distribution date) and ending on the day immediately preceding that distribution date. With respect to each distribution date, the interest accrual period for the Class 1A5, Class 2A1, Class 3A1, Class 3A2, Class 1X and Class R Certificates and the subordinate certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

The net loan rate of each mortgage loan will equal the loan rate on such mortgage loan less the rate at which the related servicing fee is calculated.

Pass-Through Rates

Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X and Class R Certificates

Interest on the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class 1X and Class R Certificates for any distribution date will be calculated at the applicable annual rate as described in the table on page S-1.

Subordinate Certificates

Interest on the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 1B5, Class 1B6 and Class 1B7 Certificates for any distribution date will equal the weighted average of (1) a per annum rate calculated as the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.00% and (y) the related subordinate component for pool 1 subgroup 1 for that distribution date, (ii) the product of (x) 6.50% and (y) the related subordinate component for pool 1 subgroup 2 for that distribution date, (iii) the product of (x) 7.00% and (y) the related subordinate component for pool 1 subgroup 3 for that distribution date and (iv) the product of (x) 7.50% and (y) the related subordinate component for pool 1 subgroup 4 for that distribution date, divided by (b) the aggregate of the subgroup subordinate amounts relating to each pool 1 subgroup for that distribution date and (2) the weighted average of the net loan rates of the pool 2 mortgage loans, in each case weighted on the basis of the related subordinate component.

Interest on the Class 3B1, Class 3B2, Class 3B3, Class 3B4, Class 3B5 and Class 3B6 Certificates for any distribution date will be equal to the weighted average of the net loan rates of the pool 3 mortgage loans.

Reduction of Interest Payments

Interest payable on the offered certificates or components on any distribution date may be less than the amount calculated at the applicable pass-through rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest,” “—Pass-Through Rates” in this prospectus supplement.

The Class 1PO Certificates are not entitled to payments of interest.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates, other than the interest-only certificates, to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

In addition, the manner of allocating payments of principal to the certificates and components will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

•
up to the distribution date in April 2012, the pool 1-2 subordinate certificates may not receive any unscheduled principal payments from pool 1 and pool 2 unless the pool 1-2 senior certificates are paid down to zero, and up to the distribution date in April 2012, the pool 3 subordinate certificates may not receive any unscheduled principal payments from pool 3 unless the pool 3 senior certificates are paid down to zero;

•
and on or after that time, subject to certain performance triggers, as applicable, the pool 1-2 subordinate certificates will receive increasing portions of unscheduled principal payments from the related mortgage pool 1 and pool 2 over time, and the pool 3 subordinate certificates will receive increasing portions of unscheduled principal payments from pool 3 over time; and

•
a “senior credit support depletion date” for pool 1 and pool 2 occurs on a distribution date on which the total principal balance of the pool 1-2 subordinate certificates has been reduced to zero, and a “senior credit support depletion date” for pool 3 occurs on a distribution date on which the total principal balance of the pool 3 subordinate certificates has been reduced to zero.

The Class 1X, Class 1A2, Class 1A3 and Class 1A6 Certificates are interest-only certificates and are not entitled to payments of principal.

Prepayment Penalties on the Mortgage Loans

The Class P Certificates will be entitled to the prepayment penalties collected on the mortgage loans with prepayment penalties. The Class P Certificates will be entitled to receive these prepayment penalties, to the extent collected by the servicers, even if available funds are insufficient for distributions of interest or principal on the certificates on a distribution date.

Payment Priorities

On each distribution date, the securities administrator will apply the amounts in respect of the interest and principal, as applicable, collected on the mortgage loans in pool 1 and pool 2 generally as follows:

•	to pay allocable fees and expenses of the trust fund;

•	to pay interest in respect of the pool 1-2 senior certificates (other than any principal-only certificates);

•	to pay principal on the related pool 1-2 senior certificates (other than any interest-only certificates) in the order and amounts described in this prospectus supplement;

•	to pay interest on, and then principal of, each class of pool 1-2 subordinate certificates in the order of their numerical class designations, beginning with the Class 1B1 Certificates;

•	to pay any remaining available funds to the Class R and Class LT-R Certificates as described in the pooling and servicing agreement.

On each distribution date, the securities administrator will apply the amounts in respect of the interest and principal, as applicable, collected on the mortgage loans in pool 3 generally as follows:

•	to pay allocable fees and expenses of the trust fund;

•	to pay interest in respect of the pool 3 senior certificates;

•	to pay principal on the pool 3 senior certificates in the order and amounts described in this prospectus supplement;

•	to pay interest on, and then principal of, each class of pool 3 subordinate certificates in the order of their numerical class designations, beginning with the Class 3B1 Certificates;

•	to pay any remaining available funds to the Class R and Class LT-R Certificates as described in the pooling and servicing agreement.

See “Description of the Certificates” in this prospectus supplement for additional information.

Limited Cross-Collateralization

With respect to pool 1, in certain very limited circumstances relating to a loan subgroup’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan subgroups may be applied to pay principal or interest, or both, to the senior certificates or components related to the loan subgroup experiencing those conditions.

With respect to pool 1 and pool 2, in certain very limited circumstances relating to a mortgage pool’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other mortgage pool may be applied to pay principal or interest, or both, to the senior certificates related to the mortgage pool experiencing those conditions.

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if a servicer fails to do so, and the trustee (solely in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so, to the extent provided in the pooling and servicing agreement. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer is also required to make certain servicing-related advances.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement for additional information.

Optional Termination of the Trust Fund

The master servicer may purchase from the trust fund all of the mortgage loans and the other property of the trust fund and retire all outstanding certificates on or after the initial optional termination date, which is the first distribution date on which the total principal balance of the mortgage loans and any real estate owned by the trust fund is 10% or less of the sum of (1) the total stated principal balance of the initial mortgage loans as of the initial cut-off date and (2) amounts on deposit in the pre-funding account on the closing date.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement for additional information.

Fees and Expenses

The servicers, the master servicer, the securities administrator, the trustee and the custodians will receive the following compensation:

•
For each servicer, for each mortgage loan serviced by it, a monthly fee out of interest collections received on that mortgage loan calculated as the product of (a) the outstanding principal balance of that mortgage loan and (b) the related servicing fee rate, equal to 0.2500% per annum, divided by 12.

•	For the master servicer, any investment earnings, if any, on amounts on deposit in the distribution account.

•	For the trustee, a fixed annual fee payable by the master servicer from its own funds.

•	For each custodian, a fee as agreed with the master servicer and payable by the master servicer from its own funds.

Wells Fargo Bank, N.A., as securities administrator, will receive as compensation for its services a monthly fee as agreed with the master servicer, payable by the master servicer from its own funds.

Each servicer, the master servicer, the securities administrator, the trustee and each custodian will be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date and Expected Final Distribution Date

The final scheduled distribution date and expected final distribution date for each class of the offered certificates will be the applicable distribution dates specified in the table on page S-1 of this prospectus supplement. The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date or expected final distribution date.

Internal Credit Enhancement

The senior certificates for the related mortgage pool or pools will have a prior right of payment over the subordinate certificates for the related mortgage pool or pools. Among the classes of subordinate certificates related to pool 1 and pool 2, the Class 1B1 Certificates will have the highest payment priority and the Class 1B7 Certificates will have the lowest payment priority. Among the classes of subordinate certificates related to pool 3, the Class 3B1 Certificates will have the highest payment priority and the Class 3B6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date, this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the classes of senior certificates (other than the interest-only certificates) on a pro rata basis; provided that:

•
all realized losses allocable to the Class 3A1 and Class 3A2 Certificates will be allocated first, to the Class 3A2 Certificates and second, to the Class 3A1 Certificates, in that order, for so long as those certificates are outstanding.

In addition:

•
before the distribution date in April 2012, the pool 1-2 subordinate certificates will not receive any principal prepayments on the mortgage loans in pool 1 and pool 2 unless the pool 1-2 senior certificates are paid down to zero. On or after April 2012 and subject to certain performance triggers, the pool 1-2 subordinate certificates will receive increasing portions of principal prepayments over time; and

•
before the distribution date in April 2012, the pool 3 subordinate certificates will not receive any principal prepayments on the mortgage loans in pool 3 unless the pool 3 senior certificates are paid down to zero. On or after April 2012 and subject to certain performance triggers, the pool 3 subordinate certificates will receive increasing portions of principal prepayments over time.

See “Description of the Certificates—Principal,” “—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates initially have the ratings from Fitch Ratings, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc. set forth in the table on page S-1 of this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings of the Class R Certificate do not assess the likelihood of return to investors except to the extent of the $100 principal amount and interest thereon.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, the trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs. An owner of an offered certificate (other than the Class R Certificate) will be treated as having purchased REMIC “regular interests.” The residual certificates will represent ownership of the “residual interest” in one or more REMICs created under the pooling and servicing agreement.

The offered certificates (other than the Class R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates (other than the Class R Certificate) will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement (except the Class R Certificate) may be purchased by employee benefit plans or other retirement arrangements subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. The Class R Certificates may not be purchased by plan investors other than certain insurance company general accounts, as described in this prospectus supplement.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The senior certificates and the Class 1B1, Class 1B2 and Class 3B1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class 1B3, Class 1B4, Class 3B2 and Class 3B3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be “mortgage related securities” for purposes of SMMEA. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed on any exchange, and no party to the transaction intends to list the certificates on any exchange or to quote them in the automated quotation system of any registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies the principal risks associated with an investment in the certificates.

Loan prepayments may adversely affect the average life of, and rate of return on, your certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the initial cut-off date, approximately 1.07% of the pool 1 initial mortgage loans (representing approximately 0.25%, 1.19%, 2.92% and 0.88% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), and approximately 0.78% of the pool 2 initial mortgage loans, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of two, three or five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. All prepayment penalty payments received by the servicers from collections on the mortgage loans will be deposited into the distribution account and will be paid to the holders of the Class P Certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

•  If you purchase certificates at a discount, and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. In particular, if you purchase Class 1PO Certificates at a discount, and principal on the mortgage loans in pool 1 subgroup 1 with net loan rates below 6.00% is repaid slower than you anticipate, then your yield may be substantially lower than you anticipate. Prospective purchasers of the Class 1PO Certificates should carefully consider the risk that a slower rate of principal payments on the related mortgage loans could result in the failure of those purchasers to recover their initial investments.

•     If you purchase certificates at a premium, and principal on the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, (a) if you purchase Class 1A6 Certificates, and principal on the pool 1 subgroup 2 mortgage loans is repaid faster than you anticipate, (b) if you purchase Class 1A3 Certificates, and principal on the pool 1 subgroup 3 mortgage loans is repaid faster than you anticipate, (c) if you purchase Class 1A2 Certificates, and principal on the pool 1 subgroup 4 mortgage loans is repaid faster than you anticipate and (d) if you purchase Class 1X Certificates, and principal on the mortgage loans in pool 1 subgroup 4 with net loan rates above 7.50% is repaid faster than you anticipate, then your yield may be substantially lower than you anticipate. Prospective purchasers of the Class 1A2, Class 1A3, Class 1A6 and Class 1X Certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of those purchasers to recover their initial investments.

•  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•  The related originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured, as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties” in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

•     Under the principal distribution priorities described in this prospectus supplement, if prepayments in one loan subgroup of pool 1 reduce the class principal balances of the related pool 1 senior certificate to zero, future distributions which would otherwise be payable to the pool 1-2 subordinate certificates may be used to pay outstanding pool 1 senior certificate in the other loan subgroups thereby reducing the amount distributable to the pool 1-2 subordinate certificates and increasing the amount distributable to the pool 1 senior certificate. In addition, under the principal distribution priorities described in this prospectus supplement, if prepayments in either pool 1 or pool 2 reduce the class principal balances of the related pool 1-2 senior certificates to zero, future distributions which would otherwise be payable to the pool 1-2 subordinate certificates may be used to pay outstanding pool 1-2 senior certificates in the other mortgage pool, thereby reducing the amount distributable to the pool 1-2 subordinate certificates and increasing the amount distributable to the pool 1-2 senior certificates. If you purchase pool 1-2 subordinate certificates and this occurs, your yield may be lower than you expect.

•      If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with interest-only payments

As of the initial cut-off date, approximately 27.68% of the pool 1 initial mortgage loans (representing approximately 27.40%, 28.03%, 28.83% and 25.39% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and approximately 1.08% of the pool 3 mortgage loans, require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period ranging from five to fifteen years following the origination of the related mortgage loans. These interest-only mortgage loans may result in longer, and in some cases substantially longer, weighted average lives of the related certificates and may reduce the return on investment in a certificate that is purchased at a discount to its principal balance.

For a discussion of the risks resulting from interest-only mortgage loans, see “Risk Factors—Risks relating to mortgage loans with interest-only payments” in the prospectus.

If credit enhancement is insufficient, you could experience losses on your certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them and second, by the allocation of realized losses on the mortgage loans in the related mortgage pool or pools to the related subordinated classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans in a particular mortgage pool or loan subgroup otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of related certificates. Collections otherwise payable to subordinated classes in the related mortgage pool or loan subgroup represent the sole source of funds from which this type of credit enhancement is provided.

The second form of credit enhancement provides that realized losses from any mortgage pool and, in the case of pool 1, any loan subgroup, are allocated:

first, to the related subordinate certificates in the reverse order of their priority of payment, beginning with the related subordinate certificates with the lowest payment priority, until the principal amount of each such class has been reduced to zero, and second, to the class or classes of related senior certificates (other than any interest-only certificates) or components, pro rata based on their related class principal balances or component principal balances, as applicable, until their respective class principal balances or component principal balances, as applicable, have been reduced to zero; provided that:

•     realized losses allocable to the Class 3A1 and Class 3A2 Certificates will be allocated sequentially first to the Class 3A2 Certificates and second, to the Class 3A1 Certificates, in that order, until the class principal balance of each such class has been reduced to zero.

Accordingly, if the total principal balance of each class of pool 1-2 subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in pool 1 or pool 2 or, in the case of pool 1, any loan subgroup, would reduce the amount of funds available for monthly payments to holders of the related senior certificates or components. If the total principal balance of each class of pool 3 subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in pool 3 would reduce the amount of funds available for monthly payments to holders of the pool 3 senior certificates. In addition, higher than expected losses on pool 1 or pool 2 mortgage loans or, in the case of pool 1, any loan subgroup of mortgage loans, will decrease the amount of credit support provided by the pool 1-2 subordinate certificates to the applicable senior certificates and components with respect to all other pools or subgroups of mortgage loans, as applicable. Similarly, higher than expected losses on pool 3 mortgage loans will decrease the amount of credit support provided by the pool 3 subordinate certificates to the pool 3 senior certificates.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information. See also “Risk Factors—Credit enhancement may not be adequate to prevent losses on your securities” in the prospectus.

Loan prepayments may result in shortfalls in interest collections and reduce the yield on your certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The related servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full and/or in part, as applicable, but only to the extent of the related servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

See “Risk Factors—Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities” in the prospectus.

Recent developments in the residential mortgage market may adversely affect the yields on the offered certificates
In recent months the residential mortgage market in the United States has been affected by a variety of circumstances that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased recently, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Declining or stagnant home values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

See “Risk Factors—Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types” in the prospectus.

In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If an originator is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

The yields on the LIBOR certificates will be sensitive to
changes in LIBOR
The Class 1A1 and Class 1A4 Certificates receive interest at a rate that varies directly with the rate of LIBOR, subject to a minimum certificate interest rate and a maximum certificate interest rate, in each case as described on page S-1. Accordingly, these certificates will be sensitive to changes in the rate of LIBOR.

The Class 1A2, Class 1A3, Class 1A6 Certificates receive interest at a rate that varies inversely with the rate of LIBOR, subject to a minimum certificate interest rate and a maximum certificate interest rate, in each case as described on page S-1. Accordingly, the yield to maturity on these certificates will be extremely sensitive to changes in the rate of LIBOR. If LIBOR is higher than expected, you may not fully recover your initial investment.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement and see “Risk Factors—Mortgage loan interest rates may limit interest rates on the variable rate securities” in the prospectus.

Prepayments will affect the yield
on the Class 1X Certificates
Payments to the holders of the Class 1X Certificates come only from interest payments on the premium mortgage loans in pool 1 subgroup 4. These premium mortgage loans are the mortgage loans in pool 1 subgroup 4 with net loan rates in excess of 7.50% per annum. In general, the higher the net loan rate is on a mortgage loan in that loan subgroup, the more interest the Class 1X Certificates receive from that mortgage loan. If mortgage interest rates decline, these premium mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. If you purchase a Class 1X Certificate and the premium mortgage loans in pool 1 subgroup 4 prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

Prepayments will affect the yield
on the Class 1PO Certificates
Payments to the holders of the Class 1PO Certificates come only from principal payments on the discount mortgage loans in pool 1 subgroup 1. These discount mortgage loans are the mortgage loans in pool 1 subgroup 1 with net loan rates less than 6.00% per annum. In general, the lower the net loan rate is on a mortgage loan in that loan subgroup, the more principal the Class 1PO Certificates receive from that mortgage loan. Because the Class 1PO Certificates receive only distributions of principal, the holders of the Class 1PO Certificates will be adversely affected by slower than expected prepayments on the mortgage loans in pool 1 subgroup 1. If you are investing in the Class 1PO Certificates, you should consider that since the discount mortgage loans in pool 1 subgroup 1 have lower net loan rates, they are likely to have a slower prepayment rate than other mortgage loans.

Default risk on high-balance
mortgage loans
As of the cut-off date, approximately 5.42% of the pool 1 initial mortgage loans (representing approximately 3.16% and 2.86% of the pool 1 subgroup 1 initial mortgage loans and the pool 1 subgroup 2 initial mortgage loans, respectively) and approximately 19.43% of the pool 2 initial mortgage loans had contributed principal balances to their related mortgage pool or, in the case of pool 1, loan subgroup, greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related subgroup and the pool of mortgage loans as a whole.

Risks associated with mortgage loans secured by non-owner occupied properties

Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default. As of the initial cut-off date, approximately 22.42% of the pool 1 initial mortgage loans (representing approximately 14.71%, 19.31%, 34.70% and 49.02% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), approximately 28.15% of the pool 2 initial mortgage loans and approximately 0.36% of the pool 3 mortgage loans, are secured by investment properties and approximately 8.20% of the pool 1 initial mortgage loans (representing approximately 9.08%, 9.14%, 4.90% and 4.71% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), approximately 8.97% of the pool 2 initial mortgage loans and approximately 1.16% of the pool 3 mortgage loans, are secured by second homes.

Simultaneous second
lien risk
With respect to approximately 28.32% of the pool 1 initial mortgage loans (representing approximately 27.32%, 30.65%, 30.60% and 16.98% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), approximately 18.36% of the pool 2 initial mortgage loans and approximately 18.52% of the pool 3 mortgage loans, at the time of origination of such first lien mortgage loan, the related originator also originated a second lien mortgage loan that will not be included in the trust fund. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Loans secured by junior liens are subject to additional risks” in the prospectus.

Geographic concentration of the mortgage loans may adversely affect your certificates
As of the cut-off date, approximately 24.16% of the pool 1 initial mortgage loans (representing approximately 30.64%, 25.76%, 14.37% and 6.26% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), approximately 36.30% of the pool 2 initial mortgage loans and approximately 18.92% of the pool 3 mortgage loans, are secured by properties in California. In addition, approximately 11.59% of the pool 1 initial mortgage loans (representing approximately 10.25%, 12.27%, 12.54% and 11.58% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and approximately 16.82% of the pool 2 initial mortgage loans are secured by properties in New York, approximately 43.65% of the pool 3 mortgage loans are secured by properties in Virginia and approximately 17.39% of the pool 3 mortgage loans are secured by properties in Maryland. Mortgaged properties in particular regions may be more susceptible to certain types of natural disasters. For example, mortgaged properties located in California may be more susceptible to earthquakes, mudslides and wildfires. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because certain conditions in these states will have a disproportionate impact on the mortgage loans in general.

See “Risk Factors—Geographic concentration of mortgage loans” in the prospectus.

  Glossary

There is a glossary of terms beginning on page S-108 where you will find definitions of the capitalized terms used in this prospectus supplement. You should read the glossary of terms carefully because it defines many concepts that are important to understanding the certificates.

  The Mortgage Loans

  General

Statistical information in this section, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans or the mortgage loans in a particular mortgage pool, or with respect to a particular loan subgroup, the applicable fraction multiplied by the principal balance of the mortgage loan contributing to such loan subgroup as described below, as of the initial cut-off date.

The assets held by RBSGC Mortgage Loan Trust 2007-B will consist primarily of 2,163 fixed rate, fully amortizing and balloon, first lien residential mortgage loans having an aggregate principal balance as of the initial cut-off date of approximately $630,440,381. All of the initial mortgage loans will have original terms to maturity of not more than 360 months. In addition, the trust fund will also include the amounts set forth under “—Pre-funding and Conveyance of Mortgage Loans” in the pre-funding account and the capitalized interest account, which is intended to be used to acquire subsequent mortgage loans.

The mortgage loans have been divided into three pools designated as “pool 1,” “pool 2” and “pool 3,” and the related mortgage loans the “pool 1 mortgage loans,” the “pool 2 mortgage loans” and the “pool 3 mortgage loans,” respectively. Solely for purposes of allocating principal distributions and losses with respect to principal among the Senior Certificates in pool 1 entitled to principal, the pool 1 mortgage loans have been divided into four separate subgroups, “pool 1 subgroup 1,” “pool 1 subgroup 2,” “pool 1 subgroup 3” and “pool 1 subgroup 4.” We sometimes refer to each of these pools of mortgage loans as a “mortgage pool” or “pool,” and each of these subgroups of mortgage loans as a “loan subgroup” or “subgroup.” Each subgroup will consist of the mortgage components of mortgage loans described below. Each subgroup is an aggregate dollar amount consisting of different percentages of the interest on, and principal of, particular mortgage loans. As a result, the principal and interest due on each mortgage loan is treated as if that mortgage loan were one or more mortgage loans bearing interest at an effective rate that may be higher or lower than the net loan rate for that mortgage loan. The mortgage pools consist of (i) the initial mortgage loans in pool 1 (the “pool 1 initial mortgage loans”) (and, within pool 1, (a) such initial mortgage loans or portions of initial mortgage loans in pool 1 subgroup 1 (the “pool 1 subgroup 1 initial mortgage loans”), (b) such initial mortgage loans or portions of initial mortgage loans in pool 1 subgroup 2 (the “pool 1 subgroup 2 initial mortgage loans”), (c) such initial mortgage loans or portions of initial mortgage loans in pool 1 subgroup 3 (the “pool 1 subgroup 3 initial mortgage loans”) and (d) such initial mortgage loans or portions of initial mortgage loans in pool 1 subgroup 4 (the “pool 1 subgroup 4 initial mortgage loans”)), (ii) the initial mortgage loans in pool 2 (the “pool 2 initial mortgage loans”), (iii) the “subsequent mortgage loans” that are delivered by the seller during the pre-funding period, which will be allocated between pool 1 (such resulting subgroups of mortgage loans in pool 1, after such allocation, the “pool 1 subgroup 1 mortgage loans,” the “pool 1 subgroup 2 mortgage loans,” the “pool 1 subgroup 3 mortgage loans” and the “pool 1 subgroup 4 mortgage loans”) and pool 2 and (iv) the mortgage loans in pool 3 (the “pool 3 mortgage loans” or the “pool 3 initial mortgage loans,” and, together with the pool 1 initial mortgage loans and the pool 2 initial mortgage loans, the “initial mortgage loans,” and, together with the subsequent mortgage loans, the “mortgage loans”). Although the seller expects to deliver subsequent mortgage loans to the issuing entity during the pre-funding period, no assurance can be given that these mortgage loans will actually be delivered. See “—Pre-funding and Conveyance of Subsequent Mortgage Loans.”

Pool 1 will consist of:

those mortgage loans that have original terms to maturity equal to or less than 360 months but greater than 180 months and that were originated by an originator other than U.S. Central (as defined herein) and will be serviced by a servicer other than Navy Federal (as defined herein).

Pool 1 Subgroup 1 will consist of:

(a) 100% of the principal balance of each pool 1 mortgage loan with a net loan rate equal to or less than 6.00% per annum, and

(b) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 2 will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.50% per annum and equal to or less than 7.00% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 3 will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 6.50% per annum and equal to or less than 7.00% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) a portion of each pool 1 mortgage loan with a net loan rate greater than 7.00% per annum and equal to or less than 7.50% per annum, equal to:

The principal balance of such mortgage loan	x

Pool 1 Subgroup 4 will consist of:

(a) a portion of each pool 1 mortgage loan with a net loan rate greater than 7.00% per annum and equal to or less than 7.50% per annum, equal to:

The principal balance of such mortgage loan	x

and (b) 100% of the principal balance of each mortgage loan with a net loan rate greater than 7.50 per annum.

Pool 2 will consist of:

those mortgage loans that have original terms to maturity equal to 180 months and that were originated by an originator other than U.S. Central and will be serviced by a servicer other than Navy Federal.

Pool 3 will consist of:

those mortgage loans that have original terms to maturity equal to or less than 360 months and that were originated by U.S. Central and will be serviced by Navy Federal.

To the extent principal is received or losses with respect to principal are incurred with respect to a pool 1 mortgage loan that is divided into mortgage components, such principal or losses will be allocated among the mortgage components in pool 1 concurrently based on the principal balances of the mortgage components. To the extent principal or losses with respect to principal are allocated to a mortgage component in pool 1 subgroup 1 that relates to a mortgage loan having a net loan rate of less than 6.00%, an amount equal to the product of the applicable PO Percentage for such mortgage loan will be distributed or allocated to the Class 1PO Certificates.

The Stated Principal Balance of each initial mortgage loan as of the initial cut-off date reflects the application of scheduled payments of principal due on that initial mortgage loan on or prior to the initial cut-off date, whether or not received. The Stated Principal Balance of each subsequent mortgage loan as of the related subsequent cut-off date will reflect the application of scheduled payments of principal due on that subsequent mortgage loan on or prior to the related subsequent cut-off date, whether or not received. Whenever reference is made herein to a percentage of some or all of the initial mortgage loans, that percentage is determined on the basis of the Stated Principal Balances of such initial mortgage loans as of the initial cut-off date, unless otherwise specified. The aggregate principal balance of the initial mortgage loans set forth above is subject to a variance of plus or minus 10%.

Each of the mortgage loans in the trust fund is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are one- to four-family dwelling units, individual condominium units, condotels, cooperatives or planned unit developments.

Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans and all of its rights and interest under the mortgage loan purchase agreement to be assigned to the trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this prospectus supplement.

Approximately 96.14% and 98.59% of the pool 1 initial mortgage loans and the pool 2 initial mortgage loans, respectively, were originated by Wells Fargo Bank, N.A. (“Wells Fargo Bank”). Approximately 3.86% and 1.41% of the initial mortgage loans in pool 1 and pool 2, respectively, were originated by other originators (each of which originated less than 10% of the initial mortgage loans in such respective pool). It is expected that the subsequent mortgage loans to be acquired by the trust fund during the pre-funding period, each of which will be allocated to either pool 1 or pool 2, will represent less than 10% of the mortgage loans in each of pool 1 and pool 2 as of the end of the pre-funding period. All of the pool 3 mortgage loans were originated by U.S. Central Federal Credit Union (“U.S. Central”). See “Mortgage Loan Origination” herein.

Approximately 99.25% and 98.97% of the pool 1 initial mortgage loans and the pool 2 initial mortgage loans, respectively, are being serviced by Wells Fargo Bank. Approximately 0.75% and 1.03% of the initial mortgage loans in pool 1 and pool 2, respectively, are being serviced by other mortgage loan servicers (each of which services less than 10% of the initial mortgage loans in such respective pool). It is expected that the subsequent mortgage loans to be acquired by the trust fund during the pre-funding period will be serviced by Wells Fargo Bank. All of the pool 3 mortgage loans are being serviced by Navy Federal Credit Union (“Navy Federal”) on behalf of U.S. Central. See “The Servicers” herein.

The mortgage loans were purchased by the seller from the originators pursuant to mortgage loan purchase agreements (collectively referred to herein as the “underlying purchase agreements”). Under an assignment, assumption and recognition agreement among the seller, the depositor and the related originator (referred to herein as an “assignment agreement”) or a reconstituted servicing agreement among the seller and the related servicer (and acknowledged by the master servicer and the trustee) (collectively referred to herein as the “reconstitution agreements”), the seller will assign all of its rights (other than rights to certain premium amounts in excess of the Stated Principal Balance of repurchased or prepaid mortgage loans and other than certain servicing rights on some of the mortgage loans) with respect to each underlying purchase agreement, including certain rights with respect to representations and warranties made by the related originator, to the depositor. Subject to certain limitations set forth in the underlying purchase agreements and the assignment agreement, the related originator, or in certain circumstances the seller, will be obligated to repurchase any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. Under a separate mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will in turn assign its rights under those representations and warranties along with the rights under the representations and warranties of the originators that it received pursuant to the assignment agreement or the reconstitution agreements to the trustee under the pooling and servicing agreement. Subject to certain limitations set forth in the pooling and servicing agreement, the seller will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders’ interests in such mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above and certain indemnification obligations. No originator will have any obligation with respect to the certificates, in its capacity as seller of the mortgage loans to the sponsor, other than the repurchase obligations described in this prospectus supplement.

As of the initial cut-off date, approximately 0.29% of the initial mortgage loans were 30 days or more delinquent in payment, as determined by the OTS method. In addition, none of the initial mortgage loans were 30 days or more delinquent in payment during the 12 months preceding the initial cut-off date. The delinquency status of a mortgage loan, if determined as of the close of business on the last day of a month in accordance with the OTS method, would indicate that, for example, if a borrower failed to make a monthly payment due on February 1 by February 28, that mortgage loan would be considered current.

Interest-Only Loans. As of the initial cut-off date, approximately 27.68% of the pool 1 initial mortgage loans (representing approximately 27.40%, 28.03%, 28.83% and 25.39% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and 1.08% of the pool 3 mortgage loans, provide for monthly payments of interest at the related mortgage interest rate, but no payment of principal, for a period of five to fifteen years following the origination of the mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of that mortgage loan over the remaining term and to pay interest at the mortgage interest rate.

High Loan-to-Value Mortgage Loans. As of the initial cut-off date, approximately 9.33% of the pool 1 initial mortgage loans (representing approximately 3.40%, 6.08%, 17.09% and 36.36% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), 2.72% of the pool 2 initial mortgage loans and 3.09% of the pool 3 mortgage loans, have original loan-to-value ratios in excess of 80% (“80+ LTV loans”). Approximately 98.87%, 93.72% and 100.00% of such 80+ LTV loans in pool 1, pool 2 and pool 3, respectively (and, within pool 1, approximately 100.00%, 99.43%, 99.27% and 97.77% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), are covered by a primary mortgage guaranty insurance policy (which policy insures, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 80% of the value of the related mortgaged property), except approximately 1.13% and 6.28% of such 80+ LTV loans in pool 1 and pool 2, respectively (and, within pool 1, approximately 0.57%, 0.73% and 2.23% of the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively). No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan.

Prepayment Penalty Payments. As of the initial cut-off date, approximately 1.07% of the pool 1 initial mortgage loans (representing approximately 0.25%, 1.19%, 2.92% and 0.88% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and 0.78% of the pool 2 mortgage loans require the payment of a prepayment penalty in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for two to five years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. For approximately 0.98% of the mortgage loans in pool 1 (and, within pool 1, approximately 0.18%, 1.10%, 2.73% and 0.88% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Any prepayment penalty payments received by the related servicer from collections on the mortgage loans will be distributed to the Class P Certificates, as described herein under “Description of the Certificates.”

Each servicer may waive (and will waive, in the case of (v) below) such prepayment penalty (without reimbursing the trust fund form its own funds for any foregone prepayment penalty) only if (i) the mortgage loan is in default and such waiver would maximize recovery of total proceeds taking into account the value of the prepayment penalty and the related mortgage loan, (ii) the prepayment is not the result of a refinancing by such servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such servicer, such waiver would maximize recovery of total proceeds from the mortgage loan, taking into account the value of the prepayment penalty and the related mortgage loan, (iii) such waiver relates to a prepayment penalty the collection of which would, in the reasonable judgment of such servicer, be in violation of law, (iv) if the collection of the prepayment penalty would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory agency or (v) the mortgage loan is in foreclosure.

  Pool 1 Initial Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 1 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 1 initial mortgage loans at origination was approximately $277,340. The average Stated Principal Balance of the pool 1 initial mortgage loans as of the cut-off date was approximately $276,116. No pool 1 initial mortgage loan had a Stated Principal Balance of less than approximately $20,148 or greater than approximately $1,974,494 as of the initial cut-off date.

As of the initial cut-off date, approximately 0.37% of the pool 1 initial mortgage loans were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the pool 1 initial mortgage loans have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 1.07% of the pool 1 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The pool 1 initial mortgage loans are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 1 Subgroup 1 Initial Mortgage Loan Component Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 1 subgroup 1 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 1 subgroup 1 initial mortgage loans at origination was approximately $330,386. The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 1 as of the initial cut-off date was approximately $190,706. No initial mortgage loan contributing to pool 1 subgroup 1 had a Stated Principal Balance of less than approximately $9,525 or greater than approximately $1,595,422 as of the initial cut-off date.

As of the initial cut-off date, approximately 0.43% of the initial mortgage loans contributing to pool 1 subgroup 1 were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the initial mortgage loans contributing to pool 1 subgroup 1 have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 0.25% of the initial mortgage loans contributing to pool 1 subgroup 1 provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The initial mortgage loans contributing to pool 1 subgroup 1 are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 1 Subgroup 2 Initial Mortgage Loan Component Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 1 subgroup 2 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 1 subgroup 2 initial mortgage loans at origination was approximately $303,675. The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 2 as of the initial cut-off date was approximately $183,527. No initial mortgage loan contributing to pool 1 subgroup 2 had a Stated Principal Balance of less than approximately $6,168 or greater than approximately $1,685,610 as of the initial cut-off date.

As of the initial cut-off date, approximately 0.13% of the initial mortgage loans contributing to pool 1 subgroup 2 were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the initial mortgage loans contributing to pool 1 subgroup 2 have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 1.19% of the initial mortgage loans contributing to pool 1 subgroup 2 provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The initial mortgage loans contributing to pool 1 subgroup 2 are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 1 Subgroup 3 Initial Mortgage Loan Component Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 1 subgroup 3 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 1 subgroup 3 initial mortgage loans at origination was approximately $221,768. The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 3 as of the initial cut-off date was approximately $103,876. No initial mortgage loan contributing to pool 1 subgroup 3 had a Stated Principal Balance of less than approximately $5,388 or greater than approximately $950,201 as of the initial cut-off date.

As of the initial cut-off date, approximately 0.32% of the initial mortgage loans contributing to pool 1 subgroup 3 were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the initial mortgage loans contributing to pool 1 subgroup 3 have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 2.92% of the initial mortgage loans contributing to pool 1 subgroup 3 provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The initial mortgage loans contributing to pool 1 subgroup 3 are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 1 Subgroup 4 Initial Mortgage Component Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 1 subgroup 4 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 1 subgroup 4 initial mortgage loans at origination was approximately $178.532. The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 4 as of the initial cut-off date was approximately $129,749. No initial mortgage loan contributing to pool 1 subgroup 4 had a Stated Principal Balance of less than approximately $11,948 or greater than approximately $994,928 as of the initial cut-off date.

As of the initial cut-off date, approximately 1.42% of the initial mortgage loans contributing to pool 1 subgroup 4 were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the initial mortgage loans contributing to pool 1 subgroup 4 have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 0.88% of the initial mortgage loans contributing to pool 1 subgroup 4 provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The initial mortgage loans contributing to pool 1 subgroup 4 are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 2 Initial Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 2 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 2 initial mortgage loans at origination was approximately $231,525. The average Stated Principal Balance of the pool 2 initial mortgage loans as of the cut-off date was approximately $228,578. No pool 2 initial mortgage loan had a Stated Principal Balance of less than approximately $24,759 or greater than approximately $1,979,483 as of the initial cut-off date.

As of the initial cut-off date, none of the pool 2 initial mortgage loans were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the initial cut-off date, none of the pool 2 initial mortgage loans have been 30 days or more delinquent in payment.

As of the initial cut-off date, approximately 0.78% of the pool 2 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The pool 2 initial mortgage loans are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

  Pool 3 Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the pool 3 mortgage loans as of the cut-off date.

General Characteristics. The average Stated Principal Balance of the pool 3 mortgage loans at origination was approximately $467.164. The average Stated Principal Balance of the pool 3 mortgage loans as of the cut-off date was approximately $453,278. No pool 3 mortgage loan had a Stated Principal Balance of less than approximately $39,328 or greater than approximately $880,769 as of the cut-off date.

As of the cut-off date, none of the pool 3 mortgage loans were 30 days or more delinquent in payment, as determined by the OTS method.

In addition, during the 12 months preceding the cut-off date, none of the pool 3 mortgage loans have been 30 days or more delinquent in payment.

As of the cut-off date, none of the pool 3 mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The pool 3 mortgage loans are expected to have the approximate characteristics as of the initial cut-off date as set forth in Annex B to this prospectus supplement.

Pre-funding and Conveyance of Subsequent Mortgage Loans

On the closing date, the excess of the sum of the aggregate class principal balance of the certificates over the aggregate Stated Principal Balance of the initial mortgage loans as of the initial cut-off date, which amount is expected to be approximately $293,102, which represents approximately 0.05% of the initial mortgage loans related to pool 1 and pool 2 and approximately 0.05% of the aggregate class principal balance of the certificates related to pool 1 and pool 2, will be deposited in a pre-funding account established and maintained by the securities administrator on behalf of certificateholders related to pool 1 and pool 2. Any investment income earned from amounts in the pre-funding account will be paid to the seller, and will not be available for distributions on the certificates or for acquisition of subsequent mortgage loans. During the period from the closing date until the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000 or (ii) April 30, 2007 (the “pre-funding period”), the depositor is expected to purchase mortgage loans (each, a “subsequent mortgage loan”) from the seller and sell such subsequent mortgage loans to the issuing entity. The aggregate Stated Principal Balance of subsequent mortgage loans to be transferred to the issuing entity for each of pool 1 and pool 2 is approximately $247,111 and $45,990, respectively. The purchase price for each subsequent mortgage loan will be equal to its principal balance and will be paid from the amounts in the pre-funding account allocated to that mortgage pool. Accordingly, the purchase of subsequent mortgage loans for a mortgage pool will decrease the amount on deposit in the pre-funding account for that mortgage pool and increase the aggregate Stated Principal Balance of the mortgage loans in that mortgage pool. The characteristics of the mortgage loans held by the issuing entity will vary upon the acquisition of subsequent mortgage loans. The obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements:

•
each subsequent mortgage loan will have been originated generally in accordance with underwriting criteria substantially similar to the underwriting guidelines as described under “Mortgage Loan Origination— Wells Fargo Bank’s Mortgage Loan Programs—Mortgage Loan Underwriting” and “—U.S. Central Federal Credit Union—Underwriting Standards” in this prospectus supplement;

•
each subsequent mortgage loan must satisfy the same representations and warranties applicable to the initial mortgage loans set forth in the underlying purchase agreement and the reconstitution agreement,

•	each subsequent mortgage loan may not be more than 30 days delinquent as of the related subsequent cut-off date;

•	each subsequent mortgage loan may not have a final maturity date later than December 2036;

•	the remaining term to stated maturity of each subsequent mortgage loan will not exceed 30 years;

•	each subsequent mortgage loan will be a fixed rate mortgage loan;

•	each subsequent mortgage loan will have a loan rate of at least 6.375%;

•	each subsequent mortgage loan will not have an Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than 100%;

•	each subsequent mortgage loan will have a principal balance not greater than $1,000,000;

•	each subsequent mortgage loan will be secured by a first lien on a mortgaged property; and

•	each subsequent mortgage loan will be otherwise acceptable to the rating agencies.

The seller will select the subsequent mortgage loans using the criteria described above. There will be no independent verification of whether the seller has selected the subsequent mortgage loans pursuant to the subsequent mortgage loan criteria. The conveyance of the subsequent mortgage loans is subject to written confirmation by S&P that such conveyance will not result in a reduction or withdrawal of any ratings assigned to the related certificates on the closing date by such rating agency.

The addition of any subsequent mortgage loans to the trust fund as described above will be disclosed in the issuing entity’s periodic distribution reports on Form 10-D. In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a mortgage pool, the holders of the Pool 1 Senior Certificates (other than any interest-only certificates) or the Pool 2 Senior Certificates, as applicable, pro rata, based on their respective class principal balances or component principal balances, as applicable, will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the pre-funding account. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the related Offered Certificates due to a lack of subsequent mortgage loans.

On the closing date, the securities administrator will also establish a segregated account (the “capitalized interest account”) which will be funded by an initial deposit made by the seller on the closing date in an amount to be determined on the closing date. Amounts on deposit in the capitalized interest account will be applied by the securities administrator during the pre-funding period to pay interest on that portion of the certificates supported by such amounts. At the end of the pre-funding period, any remaining funds in the capitalized interest account will be paid to the seller and the account will be terminated.

Following the purchase of subsequent mortgage loans by the issuing entity, the total asset pool and each of pool 1 and pool 2 will be expected to have the following approximate characteristics (based upon the characteristics of the (a) initial mortgage loans as of the initial cut-off date and (b) subsequent mortgage loans as of the related subsequent cut-off date):

Total Asset Pool:

•	a weighted average loan rate of at least 6.565% per annum;

•	a weighted average remaining term to stated maturity of less than 346 months;

•	a weighted average original loan-to-value ratio of not more than 71.03%;

•	a weighted average credit score of at least 732; and

•	no more than 19.20% of the mortgage loans, by aggregate cut-off date principal balance, will relate to non-owner occupied properties.

Pool 1:

•	a weighted average loan rate of at least 6.743% per annum;

•	a weighted average remaining term to stated maturity of less than 356 months;

•	a weighted average original loan-to-value ratio of not more than 72.36%;

•	a weighted average credit score of at least 729; and

•	no more than 22.42% of the pool 1 mortgage loans, by aggregate cut-off date principal balance, will relate to non-owner occupied properties.

Pool 2:

•	a weighted average loan rate of at least 6.342% per annum;

•	a weighted average remaining term to stated maturity of less than 177 months;

•	a weighted average original loan-to-value ratio of not more than 63.65%;

•	a weighted average credit score of at least 743; and

•	no more than 28.15% of the pool 2 mortgage loans, by aggregate cut-off date principal balance, will relate to non-owner occupied properties.

  Additional Information

The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the cut-off date. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission (the “Commission”) after the initial issuance of the Offered Certificates.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator and executed by the depositor, together with such other reports to certificateholders or information about the certificates as will have been filed by the securities administrator with the Commission will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: https://www.ctslink.com.

  Static Pool Information

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “RBSGC 2007-B Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage pools for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

  The Depositor

The depositor is Greenwich Capital Acceptance, Inc. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Offered Certificates (Registration No. 333-140279).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the pooling and servicing agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

•	appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling and servicing agreement; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, however, it is expected that the above functions will be performed by the depositor’s agents, the securities administrator or the trustee in accordance with the pooling and servicing agreement or mortgage loan purchase agreement, as applicable.

For a description of Greenwich Capital Acceptance, Inc., see “The Depositors” in the prospectus.

The Sponsor and Seller

The sponsor and the seller of the mortgage loans will be Greenwich Capital Financial Products, Inc.

For a description of Greenwich Capital Financial Products, Inc., see “The Sponsor” in the prospectus.

Affiliations and Relationships

The depositor, the sponsor and Greenwich Capital Markets, Inc. are all affiliates of each other and have the following ownership structure:

•	The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The sponsor, Greenwich Capital Financial Products, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Markets, Inc. (the “underwriter”) is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Holdings, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc.

In addition, the master servicer and securities administrator, Wells Fargo Bank, N.A., is also one of the primary servicers and originators of the mortgage loans and will act as custodian for certain of the mortgage loans.

Mortgage Loan Origination

  The Originators

The mortgage loans that were sold to the seller were originated by multiple originators. As described under “The Mortgage Loans—General,” approximately 96.14% of the pool 1 initial mortgage loans (representing approximately 98.53%, 96.56%, 89.38% and 94.57% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and 98.59% of the pool 2 initial mortgage loans were originated by Wells Fargo Bank. All of the pool 3 mortgage loans were originated by U.S. Central. Approximately 3.86% of the pool 1 initial mortgage loans (representing approximately 1.47%, 3.44%, 10.62% and 5.43% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and approximately 1.41% of the pool 2 initial mortgage loans were originated by other originators (each of which originated less than 10% of the initial mortgage loans).

The information set forth in the following paragraphs has been provided by Wells Fargo Bank and U.S. Central.

  Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

a.
Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Fixed-Rate Loans”);

b.
Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A” mortgage loans (“Alt-A Adjustable-Rate Loans”);

c.
Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed-Rate Loans”); and

d.
Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable-Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Fixed-Rate Loans	1,982	$364,734,875	2,445	$556,193,433	5,320	$1,209,020,397
Alt-A Adjustable-Rate Loans	0	$0.00	0	$0.00	1,220	$420,962,607
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837

(* Note: All of the mortgage loans previously reported under “Alt-A Adjustable Rate Loans” for 2004 and 2005 were prime investment property mortgage loans. From and after 2006, consistent with a change in its underwriting guidelines, Wells Fargo Bank changed the asset type classification of prime investment property mortgage loans from Alt-A Adjustable-Rate Loans to prime adjustable rate loans, and such loans are now reported under that asset type.)

Wells Fargo Bank’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank’s Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below. The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or modified underwriting standards.

Mortgage Loan Underwriting

The Wells Fargo Bank-originated mortgage loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General Standards

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score.”

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, an originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer-sponsored web sites or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent pay stub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 180 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) (“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.

The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such other lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Modified Standards

In comparison to Wells Fargo Bank’s “general” underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum “combined” Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”). Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus”. Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed herein. All “alternative” mortgage loans originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

Generally, Wells Fargo Bank requires primary mortgage insurance for all Alt-A Prime mortgage loans. For Alt-A Prime mortgage loans the primary insurance is paid by the borrower and for Alt-A Minus mortgage loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:
Coverage Percentages
Loan-to-Value Ratios	Documentation Types	Category I Mortgage Loans	Category II Mortgage Loans
97.01% to 100.00%	Full documentation	35%	30%
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Mortgage Loans” includes Mortgage Loans with terms to maturity in excess of 20 years.

“Category II Mortgage Loans” includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its “Mortgage Express alternative-A” program (“Alt-A Minus”), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	Credit Bureau Score*	Maximum Combined Loan to Value Ratio**
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%

F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%

F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%

F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <95%

F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	700 or higher	95% CLTV @ LTV <80%

F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <95%

F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	660-699	95% CLTV @ LTV <80%

F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <95%

F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	640-659	95% CLTV @ LTV <80%

F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <95%

F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum debt-to-income ratio of 50%	620-639	95% CLTV @ LTV <80%

F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%

F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

*	Lower of two, middle of three credit bureau scores used. If only one credit bureau score is obtained, then that score is used.

**
The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The EFA program includes No Ratio Loans with a borrower’s option to have assets verified, Stated Loans with a borrower’s option to have assets verified, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount		Maximum Loan to Value Ratio**	Maximum Combined Loan to Value Ratio**
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000		100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000	*	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000		90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000		95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000	*	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000		90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000		95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000	*	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000		90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000		95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000		80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000		75%	75%
Alt-A Minus	Full Documentation	Owner occupied	$4,000,000		100%	100%
Alt-A Minus	Full Documentation	Second home	$4,000,000		95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000		90%	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied	$4,000,000		95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home	$2,000,000		90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000		90%	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied	$4,000,000		95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home	$2,000,000*	*	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000		90%	90%
Alt-A Minus	No Documentation	Owner occupied	$2,000,000		95%	95%
Alt-A Minus	No Documentation	Second home	$2,000,000	*	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000		75%	75%

*	The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

**
The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under a “No Ratio” program (such Mortgage Loans, “No Ratio Loans”) or under a “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum “cash reserves” are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

In the case of the “Stated” program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to have assets verified and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.

In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the “Stated Reduced” program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such Mortgage Loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%. Wells Fargo Bank’s underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank’s underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Underwriter Discretion

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

  U.S. Central Federal Credit Union

The mortgage loans sold to the Seller by U.S. Central described in this prospectus supplement (the “U.S. Central Mortgage Loans”) were acquired by U.S. Central from Charlie Mac (“Charlie Mac”), U.S. Central’s wholly-owned subsidiary. Charlie Mac purchased the U.S. Central Mortgage Loans from various credit unions, including Navy Federal Credit Union which originated a substantial number of the U.S. Central Mortgage Loans.

Charlie Mac purchases fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately thirty years and adjustable-rate mortgage loans having original terms to maturity of approximately thirty years. All U.S. Central Mortgage Loans were originated pursuant to Charlie Mac’s underwriting guidelines for either Prime or Alt-A mortgage loans.

Charlie Mac began purchasing jumbo mortgage loans from credit unions in 2002. From and including 2002 and through 2006, Charlie Mac acquired a total of $1.16 billon of residential mortgage loans and sold those loans to U.S. Central.

Mortgage Loans Acquired by U.S. Central Federal Credit Union
2004		2004		2004
No. of Loans	Aggregate Original Principal Balance	No. of Loans	Aggregate Original Principal Balance	No. of Loans	Aggregate Original Principal Balance
1,190	522,700,604	685	322,576,547	141	76,207,509

U.S. Central and Charlie Mac

U.S. Central was chartered on March 25, 1974, under the Kansas Credit Union Act as a corporate credit union to operate for 100 years, on a not-for-profit basis, for the mutual benefit of its members. On October 27, 2005, U.S. Central became a federal credit union. The primary members of U.S. Central currently consist of 28 corporate credit union members (the “Corporate Members”), who in turn serve the financial needs of approximately 8,700 natural person credit unions located throughout the United States and certain of its territories. U.S. Central serves as a financial intermediary for the Corporate Members. In this role, the primary purpose of U.S. Central is to meet the Corporate Members’ short-term and long-term liquidity needs by maintaining access to public and private capital markets and providing loans to them to the extent funds are available to U.S. Central. U.S. Central also offers a variety of investment alternatives, and provides payment, settlement, safekeeping, accounting, correspondent, and information services to the Corporate Members.

Unlike most financial institutions, which are corporations with ownership established through the issuance of common stock, ownership of U.S. Central is evidenced by ownership of shares and share certificates purchased by its members in exchange for funds invested in U.S. Central. Regardless of the amount of money invested in shares or share certificates issued by U.S. Central, each member has one vote on all matters on which members are entitled to vote.

U.S. Central’s principal executive offices are located at 9701 Renner Boulevard, Suite 100, Lenexa, Kansas 66219, and its telephone number is (913) 227-6000.

Through its wholly-owned subsidiary, Charlie Mac, LLC (“Charlie Mac”), U.S. Central acquires jumbo mortgage loans originated by credit unions. Charlie Mac was created in 1998 to provide credit unions increased secondary market outlet options while helping them retain member relationships.

Underwriting Standards

The information set forth in this section contains a brief description of the underwriting guidelines used for the pool 3 mortgage loans. The following information has been provided by U.S. Central.

Mortgage loan underwriting assesses a prospective borrower’s ability to repay, and the adequacy of the property as collateral for, a requested loan. The lender’s real estate lending process for one- to four-family residential mortgage loans follows a standard procedure, established to comply with federal and state laws and regulations. Initially, a prospective borrower must fill out an application that gives information about the prospective borrower, the property to be financed and the type of loan desired. The lender may offer a loan program that provides for varying levels of documentation. For the “Full/Alternative” documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of the borrower’s assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy or foreclosure. In addition, employment verification is obtained that reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income that can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, the lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

The lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If two credit scores are obtained, the lender applies the lower score of the primary wage earner. If three credit scores are obtained, the lender applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

In determining the adequacy of the mortgaged property as collateral, an appraisal is required for each property considered for financing. Such appraisals, however, will not establish that the mortgage properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ration derived at the time of origination of such mortgage loan. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.

Except for certain circumstances, for each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon a new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

The lender may also originate loans with levels of documentation that differ from the “Full/Alternative” program. Under a “Stated Income” program more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the lender obtains a telephonic verification of the borrower’s employment without reference to income. The borrower’s assets are verified. Under a “No Ratio” documentation program the borrower’s income is not stated and no ratios are calculated.

Although the income is not stated nor verified, the lender obtains a telephonic verification of the borrower’s employment without reference to income. The borrowers’ assets are verified. Under a “No Income/No Asset” documentation program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each related servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo Bank is acting as custodian of certain of the mortgage loan files pursuant to a custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the related mortgage notes and other contents of the related mortgage files on behalf of the trustee and the certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

  The Servicers

The mortgage loans will be serviced by multiple servicers (each a “servicer,” and collectively, the “servicers”). See “The Mortgage Loans—General,” “—Pool 1 Initial Mortgage Loan Statistics,” “—Pool 1 Subgroup 1 Initial Mortgage Loan Statistics,” “—Pool 1 Subgroup 2 Initial Mortgage Loan Statistics,” “—Pool 1 Subgroup 3 Initial Mortgage Loan Statistics,” “—Pool 1 Subgroup 4 Initial Mortgage Loan Statistics,” “—Pool 2 Initial Mortgage Loan Statistics” and “—Pool 3 Mortgage Loan Statistics.” The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the related assignment agreement or reconstitution agreement (such servicing provisions referred to herein as the “servicing agreements”).

The trustee and the master servicer are third-party beneficiaries under the servicing agreements and can enforce the obligations of the seller and related servicer thereunder. The servicers’ servicing responsibilities will be performed under the supervision of the master servicer in accordance with the provisions of the servicing agreements and the pooling and servicing agreement. Under the servicing agreements, the master servicer has the right to terminate the related servicer for certain events of default that indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement. In addition, each servicing agreement provides that the owner of the servicing rights will retain the right to transfer the servicing of the mortgage loans to one or more successor servicers at any time with 30 or 60 days’ notice, as applicable, without cause, subject to the terms of the applicable servicing agreement and the pooling and servicing agreement, which includes providing prior notice to each rating agency regarding such transfer.

The information set forth in the following paragraphs has been provided by Wells Fargo Bank and U.S. Central as servicers providing primary servicing for a substantial portion of the mortgage loans in the trust fund (in the case of U.S. Central, by Navy Federal on its behalf).

Wells Fargo Bank, N.A.

Servicing Experience and Procedures of Wells Fargo Bank

Servicing Experience

Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes First Lien Non-Conforming, Non-Subprime Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks; mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs; or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer) for First Lien Non-Conforming, Non-Subprime Loans:

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
First Lien Non-Conforming, Non-Subprime Loans	465,122	$160,455,848,906	606,058	$224,503,312,841	685,026	$265,898,546,989

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank’s automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank’s collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank’s Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank’s automated servicing system. If timely payment is not received, Wells Fargo Bank’s automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors’ efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower’s expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB. In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

1) 1122(d)(3)(i) - Delinquency Reporting - For certain loans sub-serviced by Wells Fargo or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo determined that it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. The incomplete reporting only affected securitizations that included delinquent loans. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided. Wells Fargo subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

2) 1122(d)(4)(vii) - Notification of Intent to Foreclose - Wells Fargo determined that, as required by certain servicing agreements, it did not provide investors with prior notification of intent to foreclose. While investors received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney. A new process is being implemented to send such notifications if contractually required, unless an investor opts out in writing.

U.S. Central Federal Credit Union

U.S. Central will enter into an assignment agreement with the sponsor, the depositor and the trustee with respect to the servicing of the pool 3 mortgage loans. The servicing of such loans will be performed by Navy Federal on behalf of U.S. Central. The following disclosure regarding Navy Federal’s servicing experience and procedures has been provided by U.S. Central.

Servicing Experience and Procedures of Navy Federal Credit Union

Servicing Experience

Navy Federal Credit Union is a federally chartered credit union and is engaged in a wide range of activities typical of a large credit union. Navy Federal Credit Union has many years of experience in servicing residential mortgage loans, consumer loans, home equity loans, and credit cards. Navy Federal Credit Union has been servicing residential mortgage loans since 1979. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management, are handled at Navy Federal Credit Union headquarters in Vienna, Virginia. As of the date hereof, Navy Federal Credit Union has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Navy Federal Credit Union’s servicing portfolio of residential mortgage loans (both held-to-maturity and serviced-for-investors) has grown from approximately $10.3 billion as of the end of 2001 to approximately $20.4 billion as of the end of 2006. The table below sets forth for each of the periods indicated the number and aggregate unpaid principal balance of fixed rate mortgage loans serviced by Navy Federal Credit Union for investors including Fannie Mae, Freddie Mac, Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs, Charlie Mac, and other private investors:

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
Fixed Rate Mortgage Loans	61,918	$9,868,906,000	70,368	$12,084,677,000	77,535	$13,898,558,000

Servicing Procedures

There have been no material changes to Navy Federal Credit Union’s servicing policies or procedures in the last three years. Shortly after the funding of a loan, various types of loan information are loaded into Navy Federal Credit Union automated loan servicing system. Navy Federal Credit Union then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Navy Federal Credit Union may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Navy Federal Credit Union’s collections policy is designed to identify payment problems sufficiently early to permit Navy Federal Credit Union to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis when their monthly payment has been credited. A second statement is sent if the current month’s payment has not been received by the date of the late charge cut off (16th or next business day of the month). Collection procedures commence upon identification of a past due account by Navy Federal Credit Union’s automated servicing system. If timely payment is not received, Navy Federal Credit Union’s automated loan servicing system (Fidelity National Information System’s MSP) places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated after the 16th day of delinquency based on risk-based collection criteria. The account remains in the queue unless and until a payment is received, at which point Navy Federal Credit Union’s automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, or Automated Clearing House (ACH) in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Navy Federal Credit Union collection counselors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Additionally, counselors may attempt to mitigate losses through identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Navy Federal Credit Union determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower’s payment history, ability and willingness to pay, and the condition and occupancy of the mortgaged property. All loans are reviewed by a committee of senior Lending Department executives to ensure all appropriate steps and actions have been taken prior to referral to foreclosure. Mortgages are usually referred to legal counsel by the 105th day of delinquency.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel licensed to practice in the same state as the mortgaged property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of e-mail, telephone and fax and a permanent record of communication is created by the Default Specialist. The status of foreclosures and bankruptcies is monitored by Navy Federal Credit Union through its use of MSP and data mining tools. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

For certain investors, prior to a foreclosure sale Navy Federal Credit Union performs a market value analysis. This analysis includes: (i) a current valuation of the mortgaged property obtained through a drive-by appraisal or broker’s price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the mortgaged property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers’ fees, repair costs and other related costs associated with real estate owned properties. Navy Federal Credit Union may base the amount it will bid at foreclosure sales on this analysis.

If Navy Federal Credit Union acquires title to a property at a foreclosure sale or otherwise, said property is outsourced to a third party firm specializing in the marketing and sale of Real Estate Owned. If the mortgaged property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Navy Federal Credit Union’s loan servicing software also tracks and maintains tax and homeowners’ insurance information and tax and insurance escrow information. Periodic expiration reports are generated listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Navy Federal Credit Union will obtain lender-placed insurance at the borrower’s expense.

Mortgage Loan Servicing

  Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans as described under “Servicing and Administration of the Trust Fund—Servicing and Administrative Responsibilities” below. Each servicer will directly service the related mortgage loans under the supervision of the master servicer. Notwithstanding anything to the contrary in this prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by the servicers, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer has the right to terminate that servicer and appoint a successor servicer as provided in the pooling and servicing agreement and as described below under “Servicer Default.”

The trustee and the master servicer will be parties to or third party beneficiaries under, each servicing agreement and can enforce the obligations of the servicer thereunder.

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the related servicing agreement.

The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and (3) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

  Servicing Accounts

Each servicing agreement entered into by a servicer will provide that it will establish a servicing account in the name of the trust fund and its successors and assigns. On the related servicer remittance date, each servicer will remit the amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The “servicer remittance date” for each servicer will be the 18th day of each month, or if that day is not a business day, the business day immediately before the 18th or, in certain cases, immediately after the 18th, in each case as provided in the applicable servicing agreement. Each servicer is entitled to reimburse itself from the related servicing account for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” Each servicing account and the distribution account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

  Servicing Compensation and Payment of Expenses

The master servicer will be entitled to receive investment earnings, if any, on amounts on deposit in the distribution account, as set forth under “Fees and Expenses of the Trust Fund.” The master servicer will pay any ongoing fees of the securities administrator, the trustee and each custodian out of its own funds. See “Fees and Expenses of the Trust Fund.”

Each servicer will be paid a monthly servicing fee with respect to each mortgage loan serviced by it calculated at the related servicing fee rate. The servicing fee and the servicing fee rate are each as set forth under “Fees and Expenses of the Trust Fund.”

The master servicing fee and each servicing fee are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless a servicer has received the prior written consent of the master servicer, generally such servicer may not permit any modification of any mortgage loan that would change the loan rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on a mortgage loan unless the loan is in default or default is foreseen. In the event of any such modification that permits the deferral of interest or principal payments on any Mortgage Loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is generally required to be paid by the applicable servicer, generally limited to the extent that such amount does not exceed the total of its servicing fees on the related mortgage loans for the applicable distribution date.

Any prepayment interest shortfall required to be funded but not funded by the related servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans serviced by it (such delinquent interest reduced by the servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if a servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any such advances if the master servicer is required to and fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. Each servicer, the master servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the trust fund and the certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement, each servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and each servicer will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicer Default

If a servicer is in default in its obligations under the related servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the related servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the applicable servicing agreement and the pooling and servicing agreement.

Transfer of Servicing Rights

Each servicer will generally have the right, in its discretion, and with the consent of the master servicer on behalf of the trust fund, to transfer servicing responsibilities to another entity that is qualified to service the mortgage loans under the terms of the related servicing agreement, provided that any successor to the servicer will be subject to the approval of each rating agency.

Amendment of the Servicing Agreements

Each servicing agreement may generally be amended only by written agreement signed by the related servicer, the seller and the master servicer. Such amendment must not materially adversely affect the interest of the Certificateholders in the mortgage loans.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee and each custodian (defined below) will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

• collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related servicing account and remitting amounts on deposit in the related servicing account to the distribution account on the related servicer remittance date;

• collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee), except to the extent a servicer determines such advance is nonrecoverable;

• paying, as servicing advances, customary costs and expenses incurred in the performance by such servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the related servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.

See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items.”

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement and related underlying purchase agreement, as applicable;
• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement;
• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and
• preparing and providing to the securities administrator statements based on loan-level information obtained from the servicers (“Remittance Reports”).

See “The Master Servicer” and “Mortgage Loan Servicing” above.

Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• receiving amounts representing collections and payments with respect to the mortgage loans from the servicers for deposit into the distribution account on the related servicer remittance date;
• making monthly distributions to certificateholders from the distribution account on each distribution date;
• making available to the trustee, each certificateholder, the sponsor, the master servicer and each rating agency, statements based on Remittance Reports received from the master servicer;
• preparing and distributing annual investor reports summarizing aggregate distributions to holders necessary to enable certificateholders to prepare their tax returns;
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and
• preparing and filing periodic reports with the Commission on behalf of the trust fund with respect to the certificates.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:
• upon the termination of the master servicer, appointing a successor master servicer, and until a successor master servicer is appointed, acting as successor master servicer;

• upon the occurrence of a master servicer event of default under the pooling and servicing agreement to which the trustee has actual knowledge, providing notice of such master servicer event of default to the master servicer, the securities administrator, the depositor, the seller and the rating agencies; and

• upon the termination of the related custodian, appointing a successor custodian.

Custodians	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement or the related custodial agreement, as applicable, including but not limited to:
• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.
See “The Pooling and Servicing Agreement—Custody of the Mortgage Files; Custodians” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the certificateholders, be held in trust accounts or other eligible accounts, which are accounts established in the name of the trustee. Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account. The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.

Distribution Account	Securities Administrator	Any investment earnings will be paid as compensation to the master servicer and will not be available for distribution to the holders of any certificates.

Pre-funding Account	Securities Administrator	Any investment earnings will be paid to the seller and will not be available for distribution to the holders of any certificates or for acquisition of any subsequent mortgage loans.

Capitalized Interest Account	Securities Administrator	Any investment earnings will be paid to the seller and will not be available for distribution to the holders of any certificates.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by the party entitled to the investment income from such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the securities administrator or any affiliate of the securities administrator or for which the securities administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by Moody’s Investors Service, Inc. and each other rating agency rating such fund; and

(vii) if previously confirmed in writing to the securities administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates.

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement, the pooling and servicing agreement and the custodial agreement will generally provide that in March of each year, beginning March 2008 (or in the case of a custodian, until the reporting obligations for the issuing entity have been suspended), the servicers and the custodians, respectively, will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that in March of each year, beginning March 2008 (until the reporting obligations for the issuing entity have been suspended), the master servicer will provide to the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The servicing agreements will also provide for delivery to the master servicer, the securities administrator and the depositor in March of each year, beginning March 2008, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance filed with the Commission by the securities administrator with the annual report on Form 10-K may be obtained on the securities administrator’s website as set forth above under “Additional Information.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the servicers, the master servicer, the securities administrator, the trustee and the custodians will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	monthly
For each mortgage loan the “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan as of the first day of the related Due Period and (b) 0.250% per annum (the “servicing fee rate”), divided by 12.
Withdrawn from the related servicing account in respect of each mortgage loan, before distribution of any amounts to the distribution account and to certificateholders.

Master Servicer	monthly	The master servicer will receive as compensation for its services the investment earnings on amounts on deposit in the distribution account (the “master servicing fee”).	Withdrawn by the master servicer from the distribution account before distribution of any amounts to certificateholders.

Trustee	annually	The trustee will receive a fixed annual fee.	Payable by the master servicer from its own funds.

Custodians	monthly	Each custodian will receive as compensation for its services a monthly fee as agreed with the master servicer.	Payable by the master servicer from its own funds.

Securities Administrator	monthly	The securities administrator will receive as compensation for its services a monthly fee as agreed with the master servicer.	Payable by the master servicer from its own funds.

The servicing fees and master servicing fee are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers, the master servicer, the securities administrator, the trustee and the custodians will each be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

The servicing fees may not be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement. To the extent the servicers, the master servicer, the securities administrator, the trustee and the custodians are entitled to be reimbursed by the trust fund for expenses, they will be reimbursed before distributions are made on the certificates.

The Pooling and Servicing Agreement

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of March 1, 2007, among the depositor, the seller, the master servicer, the securities administrator and the trustee, in its role as trustee and as a custodian.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling and servicing agreement, RBSGC Mortgage Loan Trust 2007-B (the “issuing entity”) will be a common law trust formed under the laws of the State of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the applicable cut-off date, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement and the assignment agreement;

•
the rights to enforce the representations and warranties made by the originators with respect to the mortgage loans under the underlying purchase agreements, the reconstitution agreements and the assignment agreement;

•	the rights to enforce obligations of the servicers under the related servicing agreements;

•	the rights of the depositor (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement) under the servicing agreements; and

•	certain other assets of the trust fund, including rights to amounts in the distribution account, as described herein.

The issuing entity will not have any employees, officers or directors. The trustee, the securities administrator, the depositor, the servicers, the master servicer and the custodians will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement, the mortgage loan purchase agreement and the servicing agreements. See “The Master Servicer,” “The Servicers,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are permitted under the pooling and servicing agreement. Under the pooling and servicing agreement, the securities administrator on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the pooling and servicing agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificateholders will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of Senior Certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Assignment of the Mortgage Loans

On the closing date for the initial mortgage loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the initial cut-off date or the applicable subsequent cut-off date, as applicable. Concurrently with the transfer of the initial mortgage loans, upon order of the depositor, the securities administrator will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the applicable cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans. Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the related custodian, which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files. The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or the related custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other related documents received by the seller from the originators pursuant to the terms of the related underlying purchase agreement. In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date or the subsequent transfer date, as applicable, the related custodian on behalf of the trustee will review the mortgage loans and the related documents pursuant to the pooling and servicing agreement. Pursuant to the terms of the underlying purchase agreements, if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the related originator by the trustee (or the related custodian, as the trustee’s agent for that purpose), the related originator will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the related originator’s obligation to purchase the defective loan arises. The obligation of an originator to repurchase or substitute for (and, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the seller or the related originator, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure. With respect to an originator, if such breach is not cured within the 90-day period, the related originator will be obligated to repurchase such mortgage loan under the same terms and conditions as set forth above for the purchase of defective loans as a result of deficient documentation. With respect to the seller, if such breach is not cured within the 90-day period, the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate Stated Principal Balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan;

•	the substituted loan is of the same or better credit quality as the affected loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller or any originator will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to each underlying purchase agreement and the related assignment agreement or reconstitution agreement, each originator has made to the seller, as direct purchaser or assignee, as of the date the mortgage loans were sold to the seller (the “Original Sale Date”) certain representations and warranties concerning the mortgage loans that generally include the following:

(a) The information contained in the mortgage loan schedule is complete, true and correct;

(b) All payments required to be made up to, and excluding, the related cut-off date for such mortgage loan under the terms of the mortgage note have been made; the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

(c) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property;

(d) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been recorded, if necessary to protect the interests of the depositor, and which have been delivered to the depositor or the related custodian. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage file and the terms of which are reflected in the mortgage loan schedule;

(e) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each prepayment charge or penalty with respect to any mortgage loan is permissible, enforceable and collectable under applicable federal, state and local law;

(f) All buildings upon the mortgaged property are insured by an insurer acceptable to either Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of either Fannie Mae or Freddie Mac;

(g) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan have been complied with;

(h) The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) The mortgage is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the mortgage loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein. The mortgaged property was not, as of the date of origination of the mortgage loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(j) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(k) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(l) The mortgage loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

(m) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration;

(n) To the best of the seller’s knowledge after reasonable inquiry and investigation, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage;

(o) The mortgage loan was originated by the seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act;

(p) The origination and collection practices with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(q) To the best of the seller’s knowledge, after reasonable inquiry and investigation, the mortgaged property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby and there is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage;

(s) The mortgage loan was underwritten generally in accordance with such originator’s underwriting standards in effect at the time the mortgage loan was originated or acquired and the underwriting guidelines described in the related purchase price and terms letter;

(t) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(u) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a mortgage loan has taken place on the part of the seller, the related originator or mortgagor (except generally with respect to the accuracy of information regarding the mortgagor’s income, source of income, or assets that is stated on the loan application by the mortgagor but not verified in the origination process, pursuant to the applicable underwriting guidelines of the related originator, as long as such originator has performed a reasonableness check with respect to such information as it relates to the mortgagor’s (1) income, to verify that the income level is reasonable given the mortgagor’s occupation and length of time in the industry, and (2) assets, to verify that the amount of assets is reasonable given the mortgagor’s level of income), or the appraiser, or to the best of such originator’s knowledge, any builder, or any developer, or any other party involved in the origination of the mortgage loan or in the application of any insurance in relation to such mortgage loan;

(v) No mortgage loan is (a) a High Cost Loan or a Covered Loan, as such terms are defined in the then current S&P LEVELS® Glossary, (b) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (c) a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar mortgage loan under any federal, state or local law;

(w) None of the proceeds of the mortgage loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance; and

(x) Each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except if the enforceability of that prepayment penalty is limited due to acceleration in connection with a foreclosure or other involuntary payment.

The rights of the seller under each underlying purchase agreement will be assigned by the seller to the depositor pursuant to the related assignment agreement or reconstitution agreement and the mortgage loan purchase agreement and, in turn, assigned by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account. The securities administrator will establish and maintain a separate distribution account for the benefit of the trustee and the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of that holding company) are rated in the highest short term rating category by each rating agency named in this prospectus supplement at the time any amounts are held on deposit in the account; or

•
an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by the FDIC), or the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the securities administrator, the trustee and to each rating agency named in this prospectus supplement, if so rated, the certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against the collateral securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which the distribution account is maintained; or

•
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the master servicing fee, the servicing fees, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depository institution with which it is held, or may be invested in certain eligible investments specified in the pooling and servicing agreement and maturing on or before the business day prior to the related distribution date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the eligible investments may mature on the related distribution date. The types of eligible investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust Fund—Accounts.”

Trust Fund Expense Fees

Trust fund expense fees are payable out of the interest payments on each mortgage loan. Trust fund expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will equal the servicing fee rate.

Pre-funding Account

On the closing date, the seller will deposit cash in the aggregate amount of approximately $293,102 into the pre-funding account. Of that amount, approximately $247,111 will be allocated to pool 1 and approximately $45,990 will be allocated to pool 2. All mortgage loans purchased by the issuing entity for either mortgage pool through application of amounts on deposit in the pre-funding account will be “subsequent mortgage loans.” The amount to be deposited in the pre-funding account on the closing date may be increased by an amount equal to the aggregate Stated Principal Balance of any initial mortgage loans removed from pool 1 or pool 2 before the closing date.

During the pre-funding period, the amount on deposit in the pre-funding account will be allocated for purchase of subsequent mortgage loans for each of pool 1 and pool 2 in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by the issuing entity on any date during the pre-funding period (each a “subsequent transfer date”) must satisfy the criteria set forth in the pooling and servicing agreement. See “The Mortgage Loans—Pre-funding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement. On the distribution date in May 2007, any remaining amounts in the pre-funding account for either mortgage pool will be applied to reduce the class principal balances of the applicable Senior Certificates relating to that mortgage pool.

Although it is intended that the acquisition of subsequent mortgage loans by the issuing entity will require application of substantially all of the amount deposited in the pre-funding account on the closing date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such a payment will not occur on the distribution date in May 2007. In any event, it is unlikely that the seller will be able to deliver subsequent mortgage loans for each mortgage pool having an aggregate Stated Principal Balance that exactly equals the amount deposited in the pre-funding account on the closing date for that mortgage pool.

Amounts on deposit in the pre-funding account will be invested in eligible investments at the direction of the seller, as described in the pooling and servicing agreement; such eligible investments are required to mature no later than the business day before a subsequent transfer date and, in any case no later than the May 2007 distribution date. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller on the May 2007 distribution date.

Matters Relating to the Trustee and the Securities Administrator

The trustee, each custodian and the securities administrator will be entitled to reimbursement of all reasonable expenses (including fees and expenses of their counsel) incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or the securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee and the securities administrator will also be entitled to indemnification from the trust fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement and the servicing agreements, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each distribution date, the securities administrator will remit to the trustee and each custodian any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee and the securities administrator will be paid by the master servicer on behalf of the trust fund.

The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The depositor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee or the securities administrator falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator, the depositor and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the certificateholders evidencing ownership of not less than 51% of the certificates having voting rights. Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee or the securities administrator, as applicable, will also be reimbursed any outstanding and unpaid costs and expenses.

The Trustee

General. The trustee will perform the functions described under “Servicing and Administration of the Trust Fund—Servicing and Administrative Responsibilities” in this prospectus supplement. As compensation for its services, the trustee will be paid a fee as set forth under “Fees and Expenses of the Trust Fund.”

Deutsche Bank National Trust Company. Deutsche Bank National Trust Company, a national banking association (“DBNTC”) will act as trustee and as a custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the Certificates or as a custodian.

DBNTC is providing the information in the preceding paragraph at the depositor’s request to assist the depositor in the preparation of this prospectus supplement in compliance with Regulation AB.

Custody of the Mortgage Files; Custodians

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above. These documents are generally required to be delivered to the related custodian. The related custodian will hold the mortgage loan documents on behalf of the trustee pursuant to the pooling and servicing agreement or the related custodial agreement, as applicable. The mortgage loan documents related to a mortgage loan will be held together in an individual file separate from other mortgage loan files held by the related custodian. Each custodian will maintain such mortgage loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files. As compensation for their services, each custodian will be entitled to its compensation as set forth under “Fees and Expenses of the Trust Fund.”

Deutsche Bank National Trust Company. DBNTC will act as the custodian of the mortgage files related to the mortgage loans in pool 1 and pool 2 pursuant to the pooling and servicing agreement. For further information about DBNTC and its role as a custodian see “—The Trustee—Deutsche Bank National Trust Company” above.

Wells Fargo Bank, N.A. Wells Fargo Bank, N.A. will act as the custodian of the mortgage files related to the mortgage loans in pool 3 pursuant to the custodial agreement. For further information about Wells Fargo Bank and its role as a custodian see “The Master Servicer and the Securities Administrator” above.

Voting Rights

With respect to any date of determination, 95% of the voting rights will be allocated to each class of Offered Certificates (other than the Class 1X, Class 1A2, Class 1A3, Class 1A6 and the Class R Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the class principal balance of that class and the denominator of which is the aggregate of the class principal balances of all classes then outstanding. The Class 1X, Class 1A2, Class 1A3, Class 1A6 and the Class R Certificates will each have 1% of the voting rights; provided, however, that when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class R Certificate. The Class P and Class LT-R Certificates will have no voting rights.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class. However, any certificate registered in the name of any servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of Offered Certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

•
reduce the aforesaid percentages of the aggregate outstanding class principal balances of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust Fund

On any distribution date following the date on which the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and REO properties and is equal to or less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the initial cut-off date and (2) the amount on deposit in the pre-funding account on the closing date, the master servicer will have the right to purchase all of the mortgage loans and REO properties remaining in the trust fund. We refer to the date on which this option may be exercised as the “optional termination date” of the trust fund. In the event that the option is exercised, the repurchase will be made at a price generally equal to the sum of:

(1)
the greater of (x) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of each REO property and (y) the fair market value of the mortgage loans and REO properties;

(2)	accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid; plus

(3)
the amount of any unreimbursed servicing-related advances made by each servicer or the master servicer, as successor servicer, and any unpaid servicing fees and master servicing fees in respect of the mortgage loans.

If the determination of the fair market value of the mortgage loans and REO property is required to be made as provided in clause (1)(y) above, (i) such determination will be based on an appraisal of the value of the mortgage loans and the REO properties conducted by an independent appraiser mutually agreed upon by the master servicer, the holders of a majority of the percentage interest in the Class LT-R Certificates and the trustee, (ii) such appraisal will be obtained at no expense to the trustee or the master servicer and (iii) notwithstanding anything to the contrary above, the trustee and the master servicer may solely and conclusively rely on, and will be protected in relying on, such appraisal. To the extent the fair market value determined in clause (1)(y) above exceeds the amount determined in clause (1)(x) above, such excess will be distributed to the holders of the Class LT-R Certificates by the securities administrator. All other proceeds from the termination will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement.

Any purchase of the mortgage loans and REO properties in accordance with the preceding paragraphs will result in the early retirement of any outstanding certificates.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•
any failure by the master servicer to make an advance or any other failure by the master servicer to deposit in the distribution account any deposit required to be made under the terms of the pooling and servicing agreement and the continuance of such failure for two business days following the date upon which written notice of such failure is given to the master servicer; or

•
any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, including failure to deliver certain reports and certificates, which continues unremedied for 60 days after the date on which written notice of the failure is given to the master servicer; or

•
a sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement will have occurred in any manner which is not permitted under the pooling and servicing agreement; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by certificateholders evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. In the case of the occurrence of an event of default for the failure of the master servicer to provide the reports described under “Servicing and Administration of the Trust Fund—Evidence as to Compliance” above, the depositor may terminate the master servicer. If the master servicer is terminated, the trustee will either succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the Offered Certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

The issuing entity will issue the following classes of Senior Certificates:

• the Class 1A1 Certificates,
• the Class 1A2 Certificates,
• the Class 1A3 Certificates,
• the Class 1A4 Certificates,
• the Class 1A5 Certificates,
• the Class 1A6 Certificates,
• the Class 2A1 Certificates,
• the Class 3A1 Certificates,
• the Class 3A2 Certificates,
• the Class 1X Certificates,
• the Class 1PO Certificates and
• the Class R Certificate,

in addition to the following classes of subordinate certificates:

• the Class 1B1 Certificates,
• the Class 1B2 Certificates,
• the Class 1B3 Certificates,
• the Class 1B4 Certificates,
• the Class 1B5 Certificates,
• the Class 1B6 Certificates,
• the Class 1B7 Certificates,
• the Class 3B1 Certificates,
• the Class 3B2 Certificates,
• the Class 3B3 Certificates,
• the Class 3B4 Certificates,
• the Class 3B5 Certificates and
• the Class 3B6 Certificates.

In addition, the issuing entity will issue the Class P and the Class LT-R Certificates.

Only the Senior Certificates and the Class 1B1, Class 1B2, Class 1B3, Class 1B4, Class 3B1, Class 3B2 and Class 3B3 Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of Offered Certificates will have the respective initial class principal balances or class notional balances set forth on the cover page or described on page S-1 or herein. The initial class principal balances and class notional balances of the certificates may vary in the aggregate by plus or minus 10%.

On any date subsequent to the closing date, the class principal balance or component principal balance of a class of certificates or a component, respectively, in pool 1 or pool 2 will be equal to its initial class principal balance or component principal balance, as applicable, reduced by (1) all amounts actually distributed as principal of that class or component, (2) all Realized Losses applied in reduction of principal of that class or component on all prior distribution dates and (3) any amounts allocated to any class or component of Pool 1-2 Subordinate Certificates in reduction of its class principal balance (x) for the payment of PO Deferred Amounts, if applicable, or (y) if the aggregate class and component principal balances of all classes of certificates and components of Pool 1 and Pool 2 Certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the Pool 1-2 Aggregate Collateral Balance as of the first day of the month of that distribution date, as described below under “—Allocation of Losses;” provided, however, that (1) on any distribution date, the class principal balance or component principal balance of a class or component of Pool 1 or Pool 2 Certificates (other than the Class 1PO Certificates) to which the Non-PO Percentage of any Realized Losses has been allocated (including any such class or component of certificates for which the class principal balance or component principal balance has been reduced to zero) will be increased, up to the amount of Non-PO Recoveries for such distribution date, as follows: (a) first, the class principal balance of each class of Pool 1-2 Senior Certificates (other than the Class 1PO Certificates) or component principal balance of each component with respect to which each Non-PO Recovery was collected will be increased, pro rata, up to the amount of the Non-PO Percentage of any Realized Losses previously allocated to reduce the class principal balance of each such class of certificates or component principal balance of such component and (b) second, the class principal balance of each class of Pool 1-2 Subordinate Certificates will be increased, in order of seniority, up to the amount of the Non-PO Percentage of any Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed, and (2) on any distribution date, the class principal balance of the Class 1PO Certificates to which the PO Percentage of Realized Losses has been allocated (including such class if the class principal balance has been reduced to zero) will be increased, up to the amount of PO Recoveries for such distribution date, as follows: (a) first, the class principal balance of the Class 1PO Certificates with respect to which each PO Recovery was collected will be increased up to the amount of the PO Percentage of any Realized Losses previously allocated to reduce the class principal balance of the Class 1PO Certificates and (b) second, the class principal balance of each class of Pool 1-2 Subordinate Certificates will be increased, in order of seniority, up to the amount of the PO Percentage of any Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

On any date subsequent to the closing date, the class principal balance of a class of Pool 3 Certificates will be equal to its initial class principal balance, reduced by (1) all amounts actually distributed as principal of that class, (2) all Realized Losses applied in reduction of principal of that class on all prior distribution dates and (3) any amounts allocated to any class of Pool 3 Subordinate Certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of Pool 3 Certificates following all distributions and the allocations of Realized Losses on that distribution date exceeds the Pool 3 Pool Balance as of the first day of the month of that Distribution Date, as described below under “—Allocation of Losses”; provided, however, that on any distribution date, the class principal balance of a class of Pool 3 Certificates to which Realized Losses have been allocated (including any such class of Pool 3 Certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such distribution date, as follows: (a) first, the class principal balance of each class of Pool 3 Senior Certificates with respect to which each Recovery was collected will be increased, pro rata, up to the amount of the Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of Pool 3 Subordinate Certificates will be increased, in order of seniority, up to the amount of any Realized Losses previously allocated to reduce the class principal balance of each such class of Pool 3 Certificates and not previously reimbursed.

The classes of Offered Certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class 1X Certificates are Interest-Only Certificates and are not entitled to any distributions in respect of principal. The Class 1X Certificates will not have a class principal balance but will accrue interest on their class notional balance which will, for any distribution date, equal the product of (x) the aggregate Stated Principal Balance, as of the due date in the month immediately preceding the month of that distribution date, or for the initial distribution date, as of the initial cut-off date, of the pool 1 mortgage loans with a net loan rate of more than 7.50% in pool 1 subgroup 4; and (y) the quotient of (i) the excess, if any, of (a) the weighted average of the net loan rates on the mortgage loans in pool 1 subgroup 4 (including the portion of any subsequent mortgage loans included in pool 1 subgroup 4) over (b) 7.50% and (ii) 6.00% (initially, equal to approximately $813,668). The Class 1X Certificates will have the pass-through rate described under “—Interest—Pass-Through Rates” below.

Solely for purposes of determining payments of principal, the Class 1A1 Certificates will comprise two components: the 1A1-1 Component and the 1A1-2 Component. The 1A1-1 Component and the 1A1-2 Component will each have a component principal balance (initially, each equal to $57,733,000 and $43,634,000, respectively) that will be reduced by all amounts actually distributed as principal of such component and all Realized Losses applied in reduction of principal of such component on all prior distribution dates.

The Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5, Class 3B6, Class P and Class LT-R Certificates are not offered by this prospectus supplement. The initial class principal balances of the Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5 and Class 3B6 Certificates will be approximately $2,392,000, $1,861,000, $1,595,111, $198,000, $148,000 and $148,568, respectively, subject to the ten percent variance described above. The Class 1B5, Class 1B6, Class 1B7, Class 3B4, Class 3B5 and Class 3B6 Certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below. The Class P Certificates will be entitled to certain of the prepayment charges received in respect of the mortgage loans and such amounts will not be available for distribution to the holders of the Offered Certificates. The Class LT-R Certificates will be entitled to any investment income earned on amounts on deposit in the distribution account in excess of that required to pay any trustee fee allocable from investment income earned on amounts in the distribution account; such amounts will not be available for distribution to the holders of the Offered Certificates.

The Offered Certificates other than the Class R Certificate will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The Offered Certificates, other than the Interest-Only Certificates and the Class R Certificates, will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, provided, however, that the underwriter will only sell Offered Certificates to initial investors in minimum total investment amounts of $100,000. The Class 1A2, Class 1A3, Class 1A6 and Class 1X Certificates will be issued in minimum denominations in notional balance of $100,000 and integral multiples of $1 in excess thereof. The Class R Certificate will be issued as a single certificate in physical form.

Distributions on the Offered Certificates will be made by the securities administrator, as paying agent, on each distribution date, beginning in April 2007, to the persons or entities in whose names the Offered Certificates are registered at the close of business on the related record date. The record date for the Class 1A5, Class 2A1, Class 3A1, Class 3A2, Class 1PO, Class 1X and Class R Certificates and the subordinate certificates for any distribution date is the last business day of the month immediately preceding the month in which that distribution date occurs. The record date for the LIBOR Certificates for any distribution date is the business day immediately preceding that distribution date, unless such certificates are no longer Book-Entry Certificates, in which case the record date is the last business day of the month immediately preceding the month in which that distribution date occurs.

Book-Entry Registration and Definitive Certificates

The Offered Certificates initially will be Book-Entry Certificates. Persons and entities that acquire beneficial ownership interests in the Book-Entry Certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of Book-Entry Certificates will be issued in the form of one or more global certificates that equal the class principal balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners of Book-Entry Certificates will not be “Certificateholders” as that term is used in the pooling and servicing agreement. Beneficial owners of Book-Entry Certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the securities administrator, as paying agent, through DTC and DTC participants. So long as the Book-Entry Certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC:

•	make book-entry transfers among participants on whose behalf it acts with respect to the Book-Entry Certificates, and

•	receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates.

Participants and indirect participants with which certificate owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the Book-Entry Certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of Book-Entry Certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the Book-Entry Certificates will be made on each distribution date by the securities administrator, as paying agent, to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the Book-Entry Certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, because such payments will be forwarded by the securities administrator, as paying agent, to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

DTC has advised the securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include Book-Entry Certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Book-Entry Certificates that conflict with actions taken with respect to other Book-Entry Certificates.

Definitive certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to DTC, only if:

•     DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•     the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

•     after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the Book-Entry Certificates advise the securities administrator and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator, as certificate registrar, will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as “Certificateholders” under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator, as certificate registrar, from time to time for these purposes. The securities administrator, as certificate registrar, has initially designated its office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the underwriter, the seller, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Priority of Distributions on the Certificates

Priority of Distributions From Pool 1 and Pool 2. As more fully described in this prospectus supplement, on each distribution date the distribution of Available Funds from pool 1 and pool 2 will be made in the following order of priority:

(a)  with respect to the Available Funds from pool 1 and pool 2, as applicable, and, with respect to pool 1, the related loan subgroup:

first,     concurrently:

(A)
with respect to pool 1, current interest on the Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class R and Class 1X Certificates and on the 1A1-1 and 1A1-2 Components, on a pro rata basis with respect to each class of certificates or components related to the same loan subgroup;

(B)	with respect to pool 2, current interest on the Class 2A1 Certificates;

second,
concurrently, (i) only with respect to pool 1 subgroup 1, to the Class 1PO Certificates, the PO Principal Distribution Amount for such loan subgroup and (ii) principal of the related Senior Certificates (other than the Class 1PO and any Interest-Only Certificates) in the order and priority described under “—Principal—Senior Principal Distribution Amount for Pool 1 and Pool 2” below;

(b)  with respect to the Available Funds from all of the loan subgroups in pool 1 remaining after distributions pursuant to clause (a) above, on any distribution date on or prior to the Senior Credit Support Depletion Date for pool 1, (x) first, from any PO Recoveries for that Distribution Date related to pool 1 subgroup 1, to the Class 1PO Certificates, up to the PO Deferred Amount, if any, for that distribution date and (y) second, from the remaining Available Funds for all of the pool 1 loan subgroups in the aggregate, to the Class 1PO Certificates, up to the remaining PO Deferred Amount, if any; provided that (1) on any distribution date, the aggregate of the distributions pursuant to subclause (y) of this clause (b) will not exceed the Subordinate Principal Distribution Amount for the Pool 1-2 Subordinate Certificates for that distribution date, (2) such distributions will not reduce the Class Principal Balance of the Class 1PO Certificates and (3) no distribution will be made in respect of any such PO Deferred Amount after the Senior Credit Support Depletion Date for pool 1;

(c)  with respect to all remaining Available Funds related to pool 1 and pool 2 remaining after distributions pursuant to clauses (a) and (b) above, current interest on, and then principal of, each class of Pool 1-2 Subordinate Certificates, in the order of their numerical class designations beginning with the Class 1B1 Certificates, subject to certain limitations described under “—Principal” below; and

(d)  with respect to all remaining Available Funds related to pool 1 and pool 2 remaining after distributions pursuant to clauses (a) through (c) above (other than those amounts as to which the Class LT-R Certificates are entitled, as described above under “The Pooling and Servicing Agreement—Optional Termination of the Trust”), to the Class R Certificate.

With respect to pool 1 and pool 2, the priority of distributions described above will be subject to change if such pool or, with respect to any loan subgroup in pool 1, a loan subgroup, is subject to rapid prepayments or disproportionately high Realized Losses, as described under “—Principal—Limited Cross-Collateralization” below.

Priority of Distributions From Pool 3. As more fully described in this prospectus supplement, on each distribution date the distribution of Available Funds from pool 3 will be made in the following order of priority:

(a) current interest on the Class 3A1 and Class 3A2 Certificates, on a pro rata basis;

(b) with respect to all remaining Available Funds related to pool 3 remaining after distributions pursuant to clause (a) above:

first,
current interest on, and then principal of, each class of Pool 3 Subordinate Certificates, in the order of their numerical class designations beginning with the Class 3B1 Certificates, subject to certain limitations described under “—Principal” below; and

second,
with respect to all remaining Available Funds related to pool 3 (other than those amounts as to which the Class LT-R Certificates are entitled, as described above in “The Pooling and Servicing Agreement—Optional Termination of the Trust”) to the Class R Certificate.

Interest

Calculation of Interest. On each distribution date, each class of certificates (other than the Class 1PO, Class P and the Class LT-R Certificates) will be entitled to receive, to the extent of funds available, an amount allocable to interest (“current interest”) for the related interest accrual period equal to:

•	interest at the applicable pass-through rate on the class principal balance, or class notional balance, as applicable, immediately prior to such distribution date, of that class plus

•
unpaid interest amounts consisting of the excess of all amounts calculated in accordance with the preceding bullet on all prior distribution dates over the amount actually distributed as interest on the prior distribution dates.

The interest accrual period for the Class 1A5, Class 2A1, Class 3A1, Class 3A2, Class 1X and Class R Certificates and the subordinate certificates will be the calendar month preceding the month of that distribution date. The interest accrual period for each distribution date and the LIBOR Certificates will be the period beginning with the prior distribution date (or the 25th day of the preceding calendar month, in the case of the first distribution date) and ending on the day immediately preceding such distribution date. Interest will accrue during the interest accrual period for each distribution date and each class of certificates (other than the Class 1PO, Class P and the Class LT-R Certificates) on the basis of an assumed 360-day year consisting of twelve 30-day months.

The interest entitlement described above for each class of certificates (other than the Class 1PO, Class P and the Class LT-R Certificates) and components for any distribution date will be reduced by the amount of Net Interest Shortfall experienced by the related mortgage loans. The Class 1PO, Class P and Class LT-R Certificates will not accrue interest.

Pass-Through Rates. With respect to any distribution date, the respective “pass-through rates” of the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 1A5, Class 1A6, Class 2A1, Class 3A1, Class 3A2, Class R and Class 1X Certificates are equal to the corresponding annual rate for such class of certificates described in the table on page S-1 of this prospectus supplement.

The respective “pass-through rates” of the Pool 1-2 Subordinate Certificates on any distribution date will equal the weighted average of (1) a per annum rate calculated as the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.00% and (y) the Subordinate Component relating to loan subgroup 1 for that distribution date, (ii) the product of (x) 6.50% and (y) the Subordinate Component relating to loan subgroup 2 for that distribution date, (iii) the product of (x) 7.00% and (y) the Subordinate Component relating to loan subgroup 3 for that distribution date and (iv) the product of (x) 7.50% and (y) the Subordinate Component relating to loan subgroup 3 for that distribution date, divided by (b) the aggregate of the Subordinate Components relating to each loan subgroup for that distribution date and (2) the Pool 2 Net WAC, in each case weighted on the Subordinate Component for the related mortgage pool. The pass-through rate for the Pool 1-2 Subordinate Certificates for the first accrual period will be equal to an annual rate of approximately 6.471591%.

The respective “pass-through rates” of the Pool 3 Subordinate Certificates on any distribution date will be equal to the Pool 3 Net WAC. The pass-through rate for the Pool 3 Subordinate Certificates for the first accrual period will be equal to an annual rate of approximately 5.460696%.

Net Interest Shortfall. The interest entitlement of each class of certificates or component on each distribution date as described under “—Calculation of Interest” above will be reduced by its share, as described below, of the amount of Net Interest Shortfall experienced by (a) the related mortgage pool or, in the case of pool 1, the related loan subgroup, in each case in the case of the related Senior Certificates (other than the Class 1PO Certificates) or components, (b) each of pool 1 and pool 2, in the case of the Pool 1-2 Subordinate Certificates, or (c) pool 3, in the case of the Pool 3 Subordinate Certificates.

The Net Interest Shortfall for pool 1 or pool 2 or, with respect to pool 1 only, for any loan subgroup, on any distribution date will be allocated among all classes of the related Pool 1-2 Senior Certificates or components, as applicable, and all classes of the Pool 1-2 Subordinate Certificates based on (a) in the case of the Pool 1-2 Senior Certificates or components entitled to interest, the amount of interest which the respective classes of certificates or components would otherwise be entitled to receive with respect to such mortgage pool or loan subgroup, as applicable, on that distribution date and (b) in the case of the Pool 1-2 Subordinate Certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such mortgage pool or loan subgroup, as applicable, in each case before taking into account any reduction in those amounts on such date due to the Net Interest Shortfall; provided, however, that on any distribution date after the Senior Termination Date for a mortgage pool or a loan subgroup, Net Interest Shortfalls for that mortgage pool or loan subgroup, as applicable, will be allocated to the classes of Pool 1-2 Subordinate Certificates based on the amount of interest each such class of Pool 1-2 Subordinate Certificates would otherwise be entitled to receive on that distribution date.

The Net Interest Shortfall for a pool 3 on any distribution date will be allocated pro rata among all classes of the Pool 3 Senior Certificates and all classes of the Pool 3 Subordinate Certificates based on the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to pool 3 on that distribution date before taking into account any reduction in those amounts on such date due to the Net Interest Shortfall.

If on any distribution date Available Funds for a mortgage pool or loan subgroup in the distribution account applied in the order described under “—Priority of Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the related certificates or components in that mortgage pool or loan subgroup, interest will be distributed on each related class of certificates and components of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates or components will be entitled to receive on the next distribution date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a mortgage pool or loan subgroup were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

The Class 1PO Certificates are Principal-Only Certificates and will not be entitled to any distributions in respect of interest.

Determination of One-Month LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (other than the first accrual period), the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the second LIBOR Determination Date preceding the commencement of each interest accrual period (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on the Reuters Screen LIBOR01 (such page, or such other page as may replace Reuters Screen LIBOR01 on that service. Such Interest Settlement Rates are also currently available on Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

A “LIBOR Determination Date” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on Reuters Screen LIBOR01 as of 11:00 a.m. (London time) on such date, or if Reuters Screen LIBOR01 is not available on such date, the securities administrator will obtain such rate from the Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks (as defined below) at approximately 11:00 a.m. (London time) on such date to prime banks in London interbank market. In such event, the securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks. For this purpose, a ‘‘Reference Bank’’ will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market which does not control, nor is controlled by, or under common control with, the securities administrator and which has an established place of business in London. Until all of the LIBOR Certificates are paid in full, the securities administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The securities administrator initially will designate the Reference Banks (after consultation with the depositor). If any such Reference Bank should be unwilling or unable to act as such or if the securities administrator should terminate its appointment as Reference Bank, the securities administrator will promptly appoint or cause to be appointed another Reference Bank (after consultation with the depositor). The securities administrator will have no liability or responsibility to any person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator’s calculation of the pass-through rate applicable to the LIBOR Certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first distribution date will be determined two LIBOR Business Days prior to the closing date.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each mortgage pool (and in the case of pool 1, each loan subgroup) will be allocated between the related Senior Certificates (other than the Interest-Only Certificates) and the related subordinate certificates.

PO Principal Distribution Amount. On each distribution date, the PO Principal Distribution Amount for pool 1 subgroup 1 will be distributed as principal to the Class 1PO Certificates.

Principal Distribution Amount for Pool 1 and Pool 2. On each distribution date, the Principal Distribution Amount with respect to pool 1 and pool 2 (and in the case of pool 1, each loan subgroup), to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related classes and components of Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and the Interest-Only Certificates) and to the Pool 1-2 Subordinate Certificates in respect of the related Subordinate Component.

Principal Distribution Amount for Pool 3. On each distribution date, the Principal Distribution Amount with respect to pool 3, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to each class of Pool 3 Senior Certificates and Pool 3 Subordinate Certificates.

Senior Principal Distribution Amount for Pool 1 and Pool 2. On each distribution date, the Principal Distribution Amount for pool 1 and pool 2, up to the Senior Principal Distribution Amount for each of pool 1 and pool 2 (and in the case of pool 1, for each loan subgroup), will be distributed as principal to the related classes or components of Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and the interest-only certificates), concurrently:

(a) from the Senior Principal Distribution Amount for pool 1, concurrently as follows:

(1) from the Senior Principal Distribution Amount for the pool 1 subgroup 1 mortgage loans, to the Class 1A5 Certificates, until its class principal balance is reduced to zero;

(2) from the Senior Principal Distribution Amount for the pool 1 subgroup 2 mortgage loans, to the Class 1A4 and Class R Certificates, in the following order of priority:

(A) to the Class R Certificate, until its class principal balance is reduced to zero;

(B) to the Class 1A4 Certificates, until its class principal balance is reduced to zero;

(3) from the Senior Principal Distribution Amount for the pool 1 subgroup 3 mortgage loans, to the 1A1-1 Component, until its component principal balance is reduced to zero; and

(4) from the Senior Principal Distribution Amount for the pool 1 subgroup 4 mortgage loans, to the 1A1-2 Component, until its component principal balance is reduced to zero; and

(b) from the Senior Principal Distribution Amount for the pool 2 mortgage loans, to the Class 2A1 Certificates, until its class principal balance has been reduced to zero;

The amount of principal available for distributions to the Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or to any component related to a mortgage pool or a loan subgroup, as applicable, may be increased if such mortgage pool or loan subgroup, as applicable, is experiencing rapid prepayments or disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

On any distribution date after a Senior Credit Support Depletion Date for pool 1 and pool 2, the related Senior Principal Distribution Amount for the Pool 1 Senior Certificates or the Pool 2 Senior Certificates, as applicable, will be distributed among the related Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components (if applicable) remaining outstanding, based on their respective class principal balances or component principal balances, as applicable, pro rata, until their respective class principal balances or component principal balances, as applicable, are reduced to zero, regardless of the priorities and allocations set forth above.

If on any distribution date the allocation to the class or classes of Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or components then entitled to distributions of the Non-PO Percentage of scheduled principal and full and partial principal prepayments and other amounts on the mortgage loans in pool 1 or pool 2 in the percentages required above would reduce the outstanding class principal balance of the classes or component principal balances of the components, as applicable, below zero, the distribution to such classes or components of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related class principal balances or component principal balances to zero.

Senior Principal Distribution Amount for Pool 3. On each distribution date, the Principal Distribution Amount for pool 3, up to the Senior Principal Distribution Amount for pool 3, will be distributed, pro rata, to the Class 3A1 and Class 3A2 Certificates, based on their respective class principal balances, until their respective class principal balances are reduced to zero.

If on any distribution date the allocation to the class or classes of Pool 3 Senior Certificates then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts on the mortgage loans in pool 3 in the percentages required above would reduce the outstanding class principal balance of the class(es) below zero, the distribution to such class(es) of the related Senior Prepayment Percentage and related Senior Percentage of those amounts for that distribution date will be limited to the amounts necessary to reduce the related class principal balance(s) to zero.

Subordinate Principal Distribution Amount for Pool 1 and Pool 2. Except as provided in the next paragraph, each class of Pool 1-2 Subordinate Certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective class principal balance) for pool 1 and pool 2, in each case to the extent of the amount available from Available Funds for pool 1 and pool 2 for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the Pool 1-2 Subordinate Certificates will be made on each distribution date to the classes of Pool 1-2 Subordinate Certificates in the order of their numerical class designations, beginning with the Class 1B1 Certificates, until each such class has received its respective pro rata share for that distribution date.

The amount of principal available for distribution to the subordinate certificates may be reduced if pool 1 or pool 2 experiences rapid prepayments or disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

Under the definition of Subordinate Principal Distribution Amount, the Pool 1-2 Subordinate Certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for pool 1 and pool 2 for the related distribution date. Before the distribution date in April 2012, the Subordinate Prepayment Percentage for pool 1 and pool 2 will generally equal zero unless the related Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) are paid down to zero.

With respect to each class of Pool 1-2 Subordinate Certificates (other than the Class 1B1 Certificates), if on any distribution date the related Applicable Credit Support Percentage is less than the related Original Applicable Credit Support Percentage, no distribution of principal prepayments from pool 1 and pool 2 will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Pool 1-2 Subordinate Certificates, pro rata, based upon their respective class principal balances.

The approximate Original Applicable Credit Support Percentages for the Pool 1-2 Subordinate Certificates on the date of issuance of the certificates are expected to be as follows:

Class 1B1	5.80%
Class 1B2	3.80%
Class 1B3	2.65%
Class 1B4	1.75%
Class 1B5	1.10%
Class 1B6	0.65%
Class 1B7	0.30%

Subordinate Principal Distribution Amount for Pool 3. Except as provided in the next paragraph, each class of Pool 3 Subordinate Certificates will be entitled to receive on each distribution date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective class principal balance) for pool 3, in each case to the extent of the amount available from Available Funds for pool 3 for distribution of principal on that class, as described under “—Priority of Distributions on the Certificates” above. Distributions of principal of the Pool 3 Subordinate Certificates will be made on each distribution date to the classes of Pool 3 Subordinate Certificates in the order of their numerical class designations, beginning with the Class 3B1 Certificates, until each such class has received its respective pro rata share for that distribution date.

Under the definition of Subordinate Principal Distribution Amount, the Pool 3 Subordinate Certificates will only be entitled to receive the Subordinate Percentage or the Subordinate Prepayment Percentage of any Principal Distribution Amount for pool 3 for the related distribution date. Before the distribution date in April 2012, the Subordinate Prepayment Percentage for pool 3 will generally equal zero unless the related Pool 3 Senior Certificates are paid down to zero.

With respect to each class of Pool 3 Subordinate Certificates (other than the Class 3B1 Certificates), if on any distribution date the related Applicable Credit Support Percentage is less than the related Original Applicable Credit Support Percentage, no distribution of principal prepayments from pool 3 will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among the remaining classes of Pool 3 Subordinate Certificates, pro rata, based upon their respective class principal balances.

The approximate Original Applicable Credit Support Percentages for the Pool 3 Subordinate Certificates on the date of issuance of the certificates are expected to be as follows:

Class 3B1	2.65%
Class 3B2	1.40%
Class 3B3	0.80%
Class 3B4	0.50%
Class 3B5	0.30%
Class 3B6	0.15%

Limited Cross-Collateralization.

Cross-Collateralization Due to Rapid Prepayments in a Loan Subgroup of Pool 1. The priority of distributions of the Non-PO Percentage of principal prepayments in pool 1 will change in the case where a loan subgroup is experiencing rapid prepayments provided all the following conditions are met:

•
the aggregate class principal balance of the Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and/or component principal balances of the components in pool 1, as applicable, related to a loan subgroup have been reduced to zero;

•	the distribution date is prior to the Senior Credit Support Depletion Date for pool 1; and

•
the outstanding principal balance of all mortgage loans in pool 1 delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the product of (a) the aggregate class principal balance of the Pool 1-2 Subordinate Certificates and (b) the Subordinate Component for pool 1, is greater than or equal to 50%.

When all of these three conditions are satisfied, the Non-PO Percentage of all principal prepayments received or advanced with respect to the pool 1 mortgage loans in a loan subgroup relating to the Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or components in pool 1, as applicable, that have been paid in full will be applied as a distribution of principal to the remaining outstanding Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or components, as applicable, related to the other loan subgroups (pro rata based on their class principal balances or component principal balances, as applicable,) rather than applied as a principal distribution to the Pool 1-2 Subordinate Certificates. Such principal prepayments would be distributed in the same priority as those Pool 1 Senior Certificates or components would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in a Loan Subgroup of Pool 1. If, on any distribution date, the sum of the aggregate class principal balance of the Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and component principal balance of any component in pool 1 related to a loan subgroup or subgroups is greater than the aggregate principal balance of the pool 1 mortgage loans in such loan subgroup or subgroups (and with respect to pool 1 subgroup 1, net of the PO Percentage of the Discount Mortgage Loans) (such Senior Certificates and component(s) related to such loan subgroup, an “undercollateralized subgroup” and the Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and component(s) related to the other loan subgroup or subgroups, an “overcollateralized subgroup”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized subgroup or subgroups, to the extent remaining following distributions of interest and/or principal to the related Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and component(s) relating to such loan subgroup, will be paid in the following priority:

•
first, up to an amount necessary to equal, for the undercollateralized subgroup, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized subgroup will be distributed to the Pool 1 Senior Certificates and component(s) related to such undercollateralized subgroup or subgroups first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•
second, any remaining amount will be distributed pursuant to paragraphs (b), (c) and (d) under “—Priority of Distributions on the Certificates—Priority of Distributions From Pool 1 and Pool 2” in this prospectus supplement.

On each distribution date, for purposes of determining cross-collateralization payments due to disproportionate Realized Losses in pool 1, the “accrued interest amount” for an undercollateralized subgroup will equal one month’s interest on the applicable principal deficiency amount at the related Designated Rate, plus any shortfall of interest on the Pool 1 Senior Certificates and component(s) of such undercollateralized subgroup from prior distribution dates.

On each distribution date, the “principal deficiency amount” for an undercollateralized subgroup will equal the excess of the sum of the aggregate class principal amount of the Pool 1 Senior Certificate (other than the Class 1PO Certificates and any Interest-Only Certificates) and the component principal amount of any component related to that undercollateralized subgroup over the aggregate principal balance of the pool 1 mortgage loans in that loan subgroup (less, in the case of loan subgroup 1, the applicable PO Percentage of each Discount Mortgage Loan).

In the event more than one loan subgroup is an overcollateralized subgroup on any distribution date, reductions in the Available Funds of such loan subgroups to make payment to the undercollateralized subgroup or subgroups will be made pro rata based on the Overcollateralization Amount (as defined below) for each overcollateralized subgroup in pool 1. In the event more than one loan subgroup is an undercollateralized subgroup on any distribution date, payments made to such loan subgroups from the pool 1 Available Funds of the overcollateralized subgroup or subgroups will be made pro rata based on the amounts of payments required to be made to the undercollateralized subgroups.

For each distribution date and any loan subgroup in pool 1, the “Overcollateralization Amount” is the excess of (i) the aggregate Stated Principal Balance of the pool 1 mortgage loans in that loan subgroup (less, in the case of loan subgroup 1, the applicable PO Percentage of each Discount Mortgage Loan) over (ii) the sum of the aggregate class principal balance of the Pool 1 Senior Certificates (other than the Class 1PO Certificates) and the component principal balance of any component related to that loan subgroup.

Cross-Collateralization Due to Rapid Prepayments in Pool 1 or Pool 2. The priority of distributions of the Non-PO Percentage of principal prepayments in pool 1 or pool 2 will change in the case where pool 1 or pool 2 is experiencing rapid prepayments provided all the following conditions are met:

•
the aggregate class principal balance of the Pool 1 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or the Pool 2 Senior Certificates related to a mortgage pool have been reduced to zero;

•	the distribution date is prior to the Senior Credit Support Depletion Date for pool 1 and pool 2; and

•
the outstanding principal balance of all mortgage loans in pool 1 and pool 2 delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the last six months, as a percentage of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates is greater than or equal to 50%.

When all of these three conditions are satisfied, the Non-PO Percentage of all principal prepayments received or advanced with respect to the pool 1 or pool 2 mortgage loans in a mortgage pool relating to the Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) that have been paid in full will be applied as a distribution of principal to the remaining outstanding Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components related to the other mortgage pool (pro rata based on their class principal balances or component principal balances, as applicable) rather than applied as a principal distribution to the Pool 1-2 Subordinate Certificates. Such principal prepayments would be distributed in the same priority as those Pool 1-2 Senior Certificates would receive other distributions of principal.

Cross-Collateralization Due to Disproportionate Realized Losses in Pool 1 or Pool 2. If, on any distribution date, the aggregate class principal balance of the Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) related to a mortgage pool is greater than the aggregate principal balance of the pool 1-2 mortgage loans in such mortgage pool (and with respect to pool 1, net of the PO Percentage of the Discount Mortgage Loans) (such Senior Certificates related to such mortgage pool, an “undercollateralized pool” and the Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) related to the other mortgage pool, an “overcollateralized pool”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized pool, to the extent remaining following distributions of interest and/or principal to the related Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) relating to such mortgage pool, will be paid in the following priority:

•
first, up to an amount necessary to equal, for the undercollateralized pool, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized pool will be distributed to the Pool 1-2 Senior Certificates related to such undercollateralized pool first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•
second, any remaining amount will be distributed pursuant to paragraphs (b), (c) and (d) under “—Priority of Distributions on the Certificates—Priority of Distributions From Pool 1 and Pool 2” in this prospectus supplement.

On each distribution date, for purposes of determining cross-collateralization payments due to disproportionate Realized Losses in pool 1 and pool 2, the “accrued interest amount” for an undercollateralized pool will equal one month’s interest on the applicable principal deficiency amount at the related Designated Rate, plus any shortfall of interest on the Pool 1-2 Senior Certificates of such undercollateralized pool from prior distribution dates.

On each distribution date, the “principal deficiency amount” for an undercollateralized pool will equal the excess of the aggregate class principal amount of the Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) related to that undercollateralized pool over the aggregate principal balance of the pool 1-2 mortgage loans in that mortgage pool (less, in the case of pool 1 subgroup 1, the applicable PO Percentage of each Discount Mortgage Loan).

Allocation of Losses

Allocation of Losses in Pool 1 and Pool 2. On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss on a Discount Mortgage Loan in pool 1 subgroup 1 will be allocated to the Class 1PO Certificates until its class principal balance is reduced to zero.

On each distribution date prior to the Senior Credit Support Depletion Date for pool 1, distributions in respect of each PO Deferred Amount will be made on the Class 1PO Certificates in accordance with clause (b) under “—Priority of Distributions on the Certificates” above to the extent of any PO Recoveries and certain other Available Funds remaining after distributions in accordance with clause (a) under “—Priority of Distributions on the Certificates” above. Any distribution of such PO Recoveries and any other Available Funds in respect of a PO Deferred Amount will not reduce the class principal balance of the Class 1PO Certificates. No interest will accrue on any PO Deferred Amount. On any distribution date, any reduction in funds available for distribution to the classes of Pool 1-2 Subordinate Certificates resulting from a distribution of any PO Deferred Amounts will be allocated to the classes of Pool 1-2 Subordinate Certificates, in inverse order of priority. After the Senior Credit Support Depletion Date for pool 1, no distributions will be made in respect of any PO Deferred Amount and Realized Losses will be allocated to the Class 1PO Certificates without a right of reimbursement from any other class of certificates.

On each distribution date, the applicable Non-PO Percentage of the principal portion of all Realized Losses with respect to the pool 1 or pool 2 mortgage loans in any pool 1 loan subgroup or in pool 2, as applicable, will be allocated first to the classes of Pool 1-2 Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Pool 1-2 Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of Pool 1-2 Subordinate Certificates have been reduced to zero, and then to all classes of the Pool 1-2 Senior Certificates of the related mortgage pool (in the case of pool 1, other than the Class 1PO Certificates and any Interest-Only Certificates, and regardless of loan subgroup) on a pro rata basis, until their respective class principal balances have been reduced to zero.

On each distribution date, the class principal balance of the class of Pool 1-2 Subordinate Certificates then outstanding with the lowest payment priority will be allocated, as a further Realized Loss, in reduction of its class principal balance, the sum of (i) the amount of any Available Funds from pool 1 (other than PO Recoveries) distributed on that distribution date to the Class 1PO Certificates in reduction of a PO Deferred Amount and (ii) the excess, if any, of (a) the aggregate of the class principal balances of all classes of Pool 1-2 Senior Certificates and Pool 1-2 Subordinate Certificates following all distributions and the allocation of Realized Losses from pool 1 and pool 2 on that distribution date over (b) the Pool 1-2 Aggregate Collateral Balance as of the first day of the month of that distribution date.

On each distribution date and with respect to pool 1 or pool 2 or any loan subgroup relating to pool 1, the interest portion of Realized Losses from pool 1 and pool 2 will reduce the amount available for distribution on the related distribution date to the class of Pool 1-2 Subordinate Certificates with the highest numerical class designation which is outstanding on that date and, when the Pool 1-2 Subordinate Certificates are reduced to zero, to all classes of the related Pool 1-2 Senior Certificates (in the case of pool 1, other than the Class 1PO Certificates and any Interest-Only Certificates, and also in the case of pool 1, regardless of loan subgroup), on a pro rata basis.

Allocation of Losses in Pool 3. On each distribution date, the principal portion of any Realized Loss on a pool 3 mortgage loan will be allocated first to the classes of Pool 3 Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Pool 3 Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of Pool 3 Subordinate Certificates have been reduced to zero, and then to all classes of Pool 3 Senior Certificates on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, however:

•
all realized losses allocable to the Class 3A1 and Class 3A2 Certificates will instead be allocated sequentially, first, to the Class 3A2 Certificates until the class principal balance of the Class 3A2 Certificates has been reduced to zero and, second, to the Class 3A1 Certificates, in that order, for so long as such certificates are outstanding.

On each distribution date, the class principal balance of the class of Pool 3 Subordinate Certificates then outstanding with the lowest payment priority will be allocated, as a further Realized Loss, in reduction of its class principal balance, the excess, if any, of (a) the aggregate of the class principal balances of all classes of Pool 3 Senior Certificates and Pool 3 Subordinate Certificates following all distributions and the allocation of Realized Losses from pool 3 on that distribution date over (b) the Pool 3 Pool Balance as of the first day of the month of that distribution date.

On each distribution date, the interest portion of Realized Losses from pool 3 will reduce the amount available for distribution on the related distribution date to the class of Pool 3 Subordinate Certificates with the highest numerical class designation which is outstanding on that date and, when the Pool 3 Subordinate Certificates are reduced to zero, to all classes of Pool 3 Senior Certificates, on a pro rata basis.

Subordination of the Subordinate Certificates

The rights of the holders of the subordinate certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of related subordinate certificates (other than the Class 1B1 or Class 3B1 Certificates, as applicable) to receive the distributions will be further subordinated to the rights of the class or classes of related subordinate certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the applicable subordinate certificates to the related Senior Certificates and the further subordination among the related subordinate certificates are intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses. Realized Losses will be allocated to the class of related subordinate certificates then outstanding with the highest numerical class designation.

Reports to Certificateholders

On each distribution date, the securities administrator will make available to each certificateholder and each rating agency a statement (based on information received from the servicers) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any unpaid interest shortfall amount with respect to each class of certificates;

•	the class principal balance or class notional balance, as applicable, of each class of certificates after giving effect to the distribution of principal on that distribution date;

•
the principal balance of each mortgage pool (and in the case of pool 1, each loan subgroup), the Pool 1-2 Aggregate Collateral Balance, the Pool 3 Pool Balance, the net WAC of each mortgage pool (and in the case of pool 1, each loan subgroup) and the net WAC of the mortgage loans;

•	the Senior Percentage for the Senior Certificates and components, and Subordinate Percentage for the following distribution date;

•
the Senior Prepayment Percentage for the Senior Certificates and component(s) related to each mortgage pool and each loan subgroup, as applicable, and Subordinate Prepayment Percentage for the following distribution date;

•	the amount of the servicing fees paid to or retained by the servicers;

•	the amount of advances for the related Due Period;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each mortgage pool (and in the case of pool 1, each loan subgroup), that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that distribution date, in each case, using the OTS method;

•
the total number and principal balance of any REO properties in each mortgage pool (and in the case of pool 1, each loan subgroup) as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each mortgage pool (and in the case of pool 1, each loan subgroup) incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each mortgage pool (and in the case of pool 1, each loan subgroup);

•	the Realized Losses, if any, allocated to each class of certificates or component on that distribution date;

•	the pass-through rate for each class of certificates for that distribution date;

•	the amounts on deposit in the Pre-funding Account attributable to each of pool 1 and pool 2; and

•	the aggregate principal balance and number of subsequent mortgage loans purchased by the issuing entity during the pre-funding period.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at https://www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the Offered Certificates (other than the Class 1PO Certificates and LIBOR Certificates) will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquent payments on the mortgage loans that are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the related Senior Certificates and Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates of the related mortgage pool(s) in the reverse order of their numerical class designations, and then by the related Senior Certificates to the extent and in the manner described under “Descriptions of the Certificates—Allocation of Losses” above. If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of Realized Losses on a distribution date exceeds the Pool 1-2 Aggregate Collateral Balance, in the case of pool 1 and pool 2, or the Pool 3 Pool Balance, in the case of pool 3, as of the first day of the month of that distribution date, the class principal balance of the related class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Net Interest Shortfalls will adversely affect the yields on the related Senior Certificates, components and Subordinate Certificates. All Realized Losses from pool 1 and pool 2 initially will be borne by the Pool 1-2 Subordinate Certificates, and all Realized Losses from pool 3 initially will be borne by the Pool 3 Subordinate Certificates in each case in the reverse order of their numerical class designations. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses on the mortgage loans from the related mortgage pool(s).

Prepayment Considerations and Risks

The rate of principal distributions on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of (1) payments of principal on the mortgage loans generally in the related mortgage pool and loan subgroup, in the case of the related Senior Certificates (other than the Interest-Only Certificates) and components, (2) in pool 1 and pool 2 in the case of the Pool 1-2 Subordinate Certificates and (2) in pool 3 in the case of the Pool 3 Subordinate Certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including with respect to mortgage loans that provide for payments of interest, but not of principal, for five, ten or fifteen years, as applicable, following origination and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the originators or the seller, as applicable.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the cut-off date, approximately 0.89% of the mortgage loans, and approximately 1.07% and 0.78% of the pool 1 initial mortgage loans and the pool 2 mortgage loans, respectively (and, within pool 1, approximately 0.25%, 1.19%, 2.92% and 0.88% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively), require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of two, three or five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Any prepayment penalty payments received by a servicer from collections on the mortgage loans will be paid to the Class P Certificates and will be unavailable for distribution to the holders of the Offered Certificates. Generally, a prepayment penalty remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. In addition, prepayment penalties may be waived by a servicer as provided in the related servicing agreement or may be unenforceable. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a distribution of principal on the related Offered Certificates.

The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As of the cut-off date, approximately 27.68% of the pool 1 initial mortgage loans (representing approximately 27.40%, 28.03%, 28.83% and 25.39% of the pool 1 subgroup 1 initial mortgage loans, the pool 1 subgroup 2 initial mortgage loans, the pool 1 subgroup 3 initial mortgage loans and the pool 1 subgroup 4 initial mortgage loans, respectively) and 1.08% of the pool 3 mortgage loans, respectively, provide for monthly payments of interest at the related mortgage interest rate, but no payment of principal, for a period of five to fifteen years following the origination of the mortgage loan. As described above, borrowers may be disinclined to prepay these mortgage loans during the related interest-only period. In addition, because no principal is due on these mortgage loans during that interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the related mortgage loans were initially calculated on the basis of a thirty or forty year amortization schedule, as the case may be.

Principal prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the related Offered Certificates (other than the Interest-Only Certificates) of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of the Class 1PO Certificates and any Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of the Class 1A2, Class 1A3, Class 1A6 and Class 1X Certificates and any Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loans” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The rate of prepayment may affect the pass-through rates on the Offered Certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the mortgage pools may adversely affect the pass-through rate on the subordinate certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising each mortgage pool, such different experience is likely to occur.

As described under “Description of the Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of the Non-PO Percentage of all principal prepayments on the pool 1 or pool 2 mortgage loans will be distributed to the related classes of Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and the Interest-Only Certificates) and components, as applicable, then entitled to receive principal distributions. This may result in all or a disproportionate percentage of the Non-PO Percentage of principal prepayments being distributed to holders of the related Pool 1-2 Senior Certificates (other than the Class 1PO Certificates and the Interest-Only Certificates) and none or less than their pro rata share of the Non-PO Percentage of principal prepayments being distributed to holders of the Pool 1-2 Subordinate Certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in this prospectus supplement. In addition, since the step down in each Senior Prepayment Percentage for pool 1 and pool 2 is dependent on the performance of the aggregate of pool 1 and pool 2 rather than a particular mortgage pool, the poor performance of one mortgage pool may prevent the Pool 1-2 Subordinate Certificates from receiving distributions of the Non-PO Percentage of principal prepayments from the other mortgage pool.

As described under “Description of the Certificates—Principal” in this prospectus supplement, the applicable Senior Prepayment Percentage of all principal prepayments on the pool 3 mortgage loans will be distributed to the classes of Pool 3 Senior Certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of Pool 3 Senior Certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the Pool 3 Subordinate Certificates during the periods of time described in the definition of the “Senior Prepayment Percentage” in this prospectus supplement.

The timing of changes in the rate of prepayments on the related mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related classes of certificates or components), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related classes of certificates or components) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the related classes of certificates or components in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes or component principal balances or components with lower certificate rates relative to other classes. This will have the effect of raising the related weighted average certificate rate and lowering the rate at which interest accrues on the Interest-Only Certificates.

Mandatory Prepayment

In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to either pool 1 or pool 2, the Pool 1 Senior Certificates and components, in the case of pool 1, and the Pool 2 Senior Certificates, in the case of pool 2, in each case pro rata, based on their respective class principal balances or component principal balances, as applicable, will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the pre-funding account for the related mortgage pool. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the related certificates due to a lack of subsequent mortgage loans.

The Subordinate Certificates

The weighted average lives of, and the yields to maturity on, the Pool 1-2 Subordinate Certificates and the Pool 3 Subordinate Certificates, in each case in increasing order of their respective numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the related mortgage loans. If the actual rate and severity of losses on the related mortgage loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the related mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the related mortgage pool or pools are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the related mortgage loans will reduce the class principal balances of the applicable class of Subordinate Certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the related Subordinate Certificates will result in a reduction in the class principal balance of the class of related Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class principal balances of all related classes of certificates, following all distributions and the allocation of Realized Losses on a distribution date, exceeds the Pool 1-2 Aggregate Collateral Balance in the case of pool 1 or pool 2, or the Pool 3 Pool Balance in the case of pool 3, as of the first day of the month of that distribution date. As a result of these reductions, less interest will accrue on that class of related Subordinate Certificates than otherwise would be the case. The yields to maturity of the related Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the related Senior Certificates, Net Interest Shortfalls and other cash shortfalls in related Available Funds.

If on any distribution date the related Applicable Credit Support Percentage for any class of Subordinate Certificates (other than the Class 1B1 and Class 3B1 Certificates) is less than its related Original Applicable Credit Support Percentage, all principal prepayments available for distribution on such Subordinate Certificates will be allocated solely to all other classes of Subordinate Certificates of the related mortgage pool(s) with lower numerical class designations, thereby accelerating the amortization of those classes relative to the classes of related Subordinate Certificates not receiving distributions of principal prepayments on that distribution date, and reducing the weighted average lives of the classes of related Subordinate Certificates receiving distributions. Accelerating the amortization of the classes of related Subordinate Certificates with lower numerical designations relative to the other classes of related Subordinate Certificates is intended to preserve the availability of the subordination provided by those other classes.

Weighted Average Lives

The projected weighted average life of each class of Offered Certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loans” in this prospectus supplement.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans in the related mortgage pool(s) increases, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust fund. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the related classes of certificates or components.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates (or components thereof) and the effects on any class or component may vary at different times during the life of that class or component. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent that the prices of the Offered Certificates represent discounts or premiums to their respective original class principal balances or class notional balances, variability in the weighted average lives of the classes of Offered Certificates will result in variability in the related yields to maturity.

The assumed final distribution date for each class of Offered Certificates is as set forth on page S-1 of this prospectus supplement. The assumed final distribution date for each class of Offered Certificates is the distribution date in the first month following the month of the latest maturity date of any mortgage loan in the related mortgage pool(s) or loan subgroup(s), as applicable. The weighted average life of each class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the foregoing assumptions, and the final distribution date with respect to the Offered Certificates could occur significantly earlier than the related assumed final distribution date because prepayments are likely to occur and because there may be a termination of the trust fund as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the pool 1 and pool 2 mortgage loans assumes a constant prepayment rate or “PPC prepayment assumption.” The PPC prepayment assumption represents an assumed rate of prepayment each month relative to the then outstanding Stated Principal Balances of the pool 1 or pool 2 mortgage loans for the life of such mortgage loans. A 100% PPC prepayment assumption as used herein assumes a constant prepayment rate of 8% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of such mortgage loans, and by an additional 1.0909090909% in each month thereafter for the next eleven months; and in each month thereafter during the life of such mortgage loans, a constant prepayment rate of 20% per annum is assumed. As used in the Principal Decrement Tables (as defined below), a 0% PPC prepayment assumption assumes prepayment rates equal to 0% of the PPC prepayment assumption, i.e. no prepayments; a 50% PPC prepayment assumption assumes prepayment rates equal to 50% of the PPC prepayment assumption, and so forth.

The model used with respect to the pool 3 mortgage loans is the “PSA prepayment assumption,” which is the standard prepayment assumption model of The Bond Market Association. The PSA prepayment assumption represents a specified assumed rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans to which the model is applied.

Neither of these prepayment assumptions are a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including any of the mortgage loans.

The tables showing the percentage of original class principal balance outstanding at specified percentages of the PPC prepayment assumption, in the case of pool 1 and pool 2, and PSA prepayment assumption, in the case of pool 3, set forth in Annex D hereto (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the related tables set forth in Annex C hereto (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original class principal balances outstanding and weighted average lives of the related Offered Certificates set forth in the Principal Decrement Tables. In addition, because the actual mortgage loans in the trust fund will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the related classes of Offered Certificates entitled to principal may be made earlier or later than indicated in the Principal Decrement Tables.

The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	Each mortgage pool (and in the case of pool 1, each loan subgroup) consists of mortgage loans that have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the 25th day of each month, commencing in April 2007.

•
The pool 1 and pool 2 mortgage loans prepay at the related constant percentages of the PPC prepayment assumption and the pool 3 mortgage loans prepay at the related constant percentages of the PSA prepayment assumption as set forth in the Principal Decrement Tables below.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no Net Interest Shortfalls are incurred.

•
No mortgage loan is purchased by the seller or by an originator from the trust fund pursuant to any obligation or option under the related servicing agreement or the pooling and servicing agreement, as applicable (other than an optional termination as described below).

•
Scheduled monthly payments on the initial mortgage loans are received on the first day of each month commencing in April 2007 and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•
Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in March 2007, in the case of the initial mortgage loans, and include 30 days’ interest.

•
The scheduled monthly payment for each initial mortgage loan is calculated based on its principal balance, loan rate and remaining amortization term such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining amortization term (except that with respect to any balloon mortgage loan, it is assumed that any unpaid principal balance as of its maturity date will be paid in full on its maturity date).

•	Interest accrues on each certificate at the related pass-through rate set forth or described on page S-1 in this prospectus supplement.

•	The initial class principal balance of each class of certificate (other than any Interest-Only Certificates) is as set forth on page S-1 or as described in this prospectus supplement.

•	No optional termination of the trust fund will occur.

•	The certificates are purchased on March 29, 2007.

•	No subsequent mortgage loans will be acquired by the trust fund.

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original class principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the related Principal Decrement Table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the related Principal Decrement Table. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average life of each class of Offered Certificates (other than the Interest-Only Certificates) and set forth the percentages of the initial class principal balance of each class that would be outstanding after each of the distribution dates shown, at various constant prepayment percentages. Neither the prepayment models used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial class principal balances and the weighted average lives shown in the Principal Decrement Tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of the applicable prepayment assumption.

The weighted average life of any class of certificates is determined by:

•
multiplying the assumed net reduction, if any, in the class principal balance of that class of certificates on each distribution date by the number of years from the date of issuance of the certificates to the related distribution date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the class principal balance of that class.

Yield Considerations with Respect to the Class 1X Certificates

The Class 1X Certificates will receive only distributions of interest. Payments to the Class 1X Certificates come only from interest payments on the Premium Mortgage Loans in pool 1 subgroup 4, and therefore the yield to maturity on the Class 1X Certificates will be extremely sensitive to the level of prepayments on the pool 1 subgroup 4 mortgage loans. The faster that the Premium Mortgage Loans prepay, the less interest the Class 1X Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class 1X Certificates, including the possibility that if the rate of prepayments on the Premium Mortgage Loans in pool 1 subgroup 4 is faster than expected or an optional termination of the trust fund occurs earlier than expected, investors may not fully recover their initial investments.

To illustrate the significance of different rates of prepayment on the distributions on the Class 1X Certificates, the table below indicates the approximate pre tax yields to maturity for the Class 1X Certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated.

Any differences between the assumptions and the actual characteristics and performance of the mortgage loans in pool 1 subgroup 4 and of the Class 1X Certificates may result in a yield to maturity being different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the pool 1 subgroup 4 mortgage loans will prepay at a constant level of the PPC prepayment assumption until maturity or that all of the pool 1 subgroup 4 mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor’s expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The following sensitivity table for the Class 1X Certificates is based on distributions to the Class 1X Certificates and the structuring assumptions and assumes further that the Class 1X Certificates are purchased at the price set forth in the table plus accrued interest on the notional amount from the cut-off date. There can be no assurance that the pool 1 subgroup 4 mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class 1X Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the table below. The actual price to be paid on the Class 1X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of Offered Certificates.

Pre-Tax Yield to Maturity of the Class 1X Certificates at an Assumed Purchase Price of 12.00% of its Initial Notional Balance Plus Accrued Interest from the Cut-off Date

Specified Percentages of PPC
0%	50%	100%	150%	200%
52.69%	40.83%	28.30%	15.00%	0.74%

Based on approximately 202% of the PPC prepayment assumption, with respect to the pool 1 subgroup 4 mortgage loans, the assumed purchase price above, plus accrued interest from the cut-off date, and the assumptions described above, the pre-tax yield to maturity of the Class 1X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class 1X Certificates would not fully recover the initial purchase price of the certificates.

Yield Considerations with Respect to the Class 1PO Certificates

The Class 1PO Certificates will receive only distributions of principal. Payments to the Class 1PO Certificates come only from principal payments on the Discount Mortgage Loans in loan subgroup 1 and therefore the yield to maturity on the Class 1PO Certificates will be sensitive to the level of prepayments on the subgroup 1 mortgage loans. The slower that the Discount Mortgage Loans in loan subgroup 1 prepay, the slower the Class 1PO Certificates will receive its principal. Prospective investors should fully consider the risks associated with an investment in the Class 1PO Certificates.

To illustrate the significance of different rates of prepayment on the distributions on the Class 1PO Certificates, the table below indicates the approximate pre tax yields to maturity for the Class 1PO Certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated.

Any differences between the assumptions and the actual characteristics and performance of the subgroup 1 mortgage loans and of the Class 1PO Certificates may result in a yield to maturity being different from those shown in the table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios. In addition, it is highly unlikely that the subgroup 1 mortgage loans will prepay at a constant level of the PPC prepayment assumption until maturity or that all of the subgroup 1 mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor’s expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The following sensitivity table for the Class 1PO Certificates is based on distributions to the Class 1PO Certificates and the structuring assumptions and assumes further that the Class 1PO Certificates are purchased at the price set forth in the table. There can be no assurance that the subgroup 1 mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the Class 1PO Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the table below. The actual price to be paid on the Class 1PO Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of Offered Certificates.

Pre-Tax Yield to Maturity of the Class 1PO Certificates at an Assumed Purchase Price of 70.00% of its Initial Principal Balance

Specified Percentages of PPC
0%	50%	100%	150%	200%
1.85%	5.15%	9.68%	14.81%	20.48%

Yield Considerations with Respect to the LIBOR Certificates

The yields of the LIBOR Certificates will be highly sensitive to the level of LIBOR. Investors in the Class 1A1 and Class 1A4 Certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on those certificates. Conversely, investors in the Class 1A2, Class 1A3 and Class 1A6 Certificates should consider (1) the risk that higher than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields, and (2) the fact that (a) the pass-through rate on the Class 1A2 Certificates can fall as low as 0.50% (which would occur whenever LIBOR equals or exceeds approximately 7.20%), (b) the pass-through rate on the Class 1A3 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 6.70%) and (c) the pass-through rate on the Class 1A6 Certificates can fall as low as 0.00% (which would occur whenever LIBOR equals or exceeds approximately 6.05%). Prospective investors considering the purchase of Class 1A2, Class 1A3 and Class 1A6 Certificates in the expectation that LIBOR will decline over time, thus increasing the pass-through rate on those certificates, should also consider the risk that if mortgage interest rates decline concurrently with LIBOR, the mortgage loans may experience rapid rates of prepayments; this may result in a rapid decline in the class notional balances of the Class 1A2, Class 1A3 and Class 1A6 Certificates.

Levels of LIBOR may have little or no correlation to levels of prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which might be expected to result in slower prepayments, could occur concurrently with a decreased level of LIBOR. In addition, the timing of changes in the level of LIBOR may affect the actual yield to maturity to an investor in the LIBOR Certificates even if the average level is consistent with the investor’s expectation. In general, the earlier a change in the level of LIBOR, the greater the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by that investor during the period immediately following the issuance of the certificates is not likely to be offset by a subsequent like reduction (or increase) in the level or LIBOR.

The yields of LIBOR Certificates that have interest rates that adjust inversely with the level of LIBOR will be extremely sensitive to the level of LIBOR and to the rate and timing of principal prepayments on the related mortgage loans. To illustrate the significance of different rates of prepayment on the distributions on the Class 1A2, Class 1A3 and Class 1A6 Certificates, the tables below indicates the approximate pre tax yields to maturity for the Class 1A2, Class 1A3 and Class 1A6 Certificates (on a corporate bond equivalent basis) under the different prepayment scenarios indicated and at the specified levels of LIBOR.

Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the Class 1A2, Class 1A3 and Class 1A6 Certificates may result in a yield to maturity being different from those shown in the related table. Discrepancies between assumed and actual characteristics and performances underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of the yield to maturity in varying prepayment scenarios and varying levels of LIBOR. In addition, it is highly unlikely that the mortgage loans in the related loan subgroup will prepay at a constant level of the PPC prepayment assumption until maturity or that all of the mortgage loans in the related loan subgroup will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor’s expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

The following sensitivity tables for the Class 1A2, Class 1A3 and Class 1A6 Certificates is based on distributions to the Class 1A2, Class 1A3 and Class 1A6 Certificates and the structuring assumptions and assumes further that (1) the Class 1A2, Class 1A3 and Class 1A6 Certificates are purchased at the prices set forth in the related table and (2) LIBOR remains at 5.32% for the first interest accrual period, and thereafter will be LIBOR as indicated. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that LIBOR at any time will be equal to any of the percentages specified below, that the purchase prices of the Class 1A2, Class 1A3 and Class 1A6 Certificates will be as assumed or that the pre tax yield to maturity will correspond to any of the pre tax yields shown in the related table below. The actual price to be paid on the Class 1A2, Class 1A3 and Class 1A6 Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of Offered Certificates.

Pre-Tax Yield to Maturity of the Class 1A2 Certificates at an Assumed Purchase Price of 3.25% of its Initial Notional Balance Plus Accrued Interest from March 25, 2007

	Specified Percentages of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
4.50	95.87%	82.06%	67.22%	50.90%	32.34%
5.00	76.40%	63.15%	48.83%	32.85%	14.19%
5.32	64.31%	51.41%	37.40%	21.55%	2.58%
6.00	39.52%	27.38%	13.99%	(1.91)%	(22.83)%
7.20 or higher	14.72%	3.50%	(9.04)%	(24.96)%	(53.91)%

Pre-Tax Yield to Maturity of the Class 1A3 Certificates at an Assumed Purchase Price of 2.75% of its Initial Notional Balance Plus Accrued Interest from March 25, 2007

	Specified Percentages of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
4.50	91.29%	77.44%	62.53%	46.07%	27.19%
5.00	68.66%	55.51%	41.24%	25.15%	6.04%
5.32	54.69%	41.97%	28.08%	12.10%	(7.62)%
6.00	26.12%	14.38%	1.32%	(14.86)%	(38.91)%
6.70 or higher	*	*	*	*	*

*	The pre-tax yield to maturity will be less than (99.99)%.

Pre-Tax Yield to Maturity of the Class 1A6 Certificates at an Assumed Purchase Price of 2.00% of its Initial Notional Balance Plus Accrued Interest from March 25, 2007

	Specified Percentages of PPC
Level of LIBOR (%)	0%	50%	100%	150%	200%
4.50	87.08%	73.59%	59.05%	43.00%	24.57%
5.00	56.73%	44.11%	30.34%	14.60%	(4.59)%
5.32	38.22%	26.15%	12.84%	(3.01)%	(23.98)%
5.75	13.82%	2.64%	(9.83)%	(25.68)%	(54.95)%
6.05 or higher	*	*	*	*	*

*	The pre-tax yield to maturity will be less than (99.99)%.

Material Federal Income Tax Consequences

General

The pooling and servicing agreement provides that a specified portion of the trust fund will constitute multiple “real estate mortgage investment conduits” or REMICs. An election will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP:

•	each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

•
each class of Offered Certificates (other than the Class R Certificate and exclusive of certain contractual rights and obligations) will represent beneficial ownership of regular interests issued by a REMIC for federal income tax purposes; and

•
the Class LT-R Certificate will represent beneficial ownership of the residual interest in one or more lower tier REMICs which will hold mortgage loans and the Class R Certificate will represent beneficial ownership of the residual interest in each REMIC.

Taxation of Regular Interests

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, the Interest-Only Certificates and the Class 1X and Class 1PO Certificates will be, and certain other classes of Offered Certificates may be, issued with original issue discount (“OID”). See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium for any Pool 1-2 Senior Certificate or any Pool 1-2 Subordinate Certificate will be 100% of the PPC prepayment assumption, and the prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium for any Pool 3 Senior Certificate or any Pool 3 Subordinate Certificate will be 300% of the PSA prepayment assumption. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Tax Treatment of Offered Certificates For Certain Purposes

Each Offered Certificate will constitute:

•	a “real estate asset” within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

•	except in the case of the Class R Certificate, an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC; or

•	an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

The Class R Certificate

The holder of the Class R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class R Certificate recognized by a holder may be treated as “excess inclusion” income, which, with limited exceptions, is subject to U.S. federal income tax.

The purchaser of the Class R Certificate should consider carefully the tax consequences of an investment in Residual Certificates as discussed in the Prospectus and should consult its own tax advisors with respect to those consequences. See“Material Federal Income Tax Consequences—REMIC Certificates—D. Residual Certificates” in the prospectus. Specifically, prospective holders of the Class R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class R Certificate will be treated as a “non-economic” residual interest, a “non-significant value” residual interest and a “tax avoidance potential” residential interest. See“Certain Federal Income Tax Consequences—REMIC Certificates—J. Tax-Related Restrictions on Transfer of Residual Certificates—Non-economic Residual Certificates” in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see“Material Federal Income Tax Consequences—REMIC Certificates—E. Prohibited Transactions and Other Taxes” and “—REMIC Certificates—C. Regular Certificates—Treatment of Realized Losses” in the prospectus.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership’s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner’s indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership’s residual interest in the REMIC, a disposition of the foreign partner’s interest in the partnership, or any other reduction in the foreign partner’s allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a foreign person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State Taxes

The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, educational savings accounts, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (“PTE”) 90-59, as amended by PTE 2007-5, which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities, such as the trust fund, holding assets such as the mortgage loans, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

Each of the conditions listed below must be satisfied for the exemption to apply.

•
The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•	The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories.

•	The trustee must not be an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the applicable certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust fund to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicers represents not more than reasonable compensation for the servicers’ services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

•	The mortgage loans held in the trust fund must be of the type that have been included in other investment pools.

•
Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of certificates.

•	Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust fund;

•	the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the servicers, the trustee, any indemnitor or any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund, or any affiliate of these parties.

It is expected that the exemption will apply to the acquisition and holding by Plans of the Offered Certificates (other than the Class R Certificate) (the “Exemption Eligible Certificates”) and that all conditions of the exemption other than those within the control of the investors will be met. Each fiduciary of a Plan should satisfy itself that the exemption will apply to the acquisition and holding by such Plan of the Offered Certificates.

The rating of an Offered Certificate may change. If any of the Exemption Eligible Certificates no longer has a rating of at least “BBB-” (or its equivalent) (the “Minimum Required Rating”), certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the Offered Certificate when it had an investment-grade rating would not be required by the exemption to dispose of it). In addition, because the characteristics of the Offered Certificates, other than the Exemption Eligible Certificates, may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of any class of Offered Certificates, other than the Exemption Eligible Certificates, by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and subsequent transfers of the Offered Certificates, other than the Exemption Eligible Certificates and any Exemption Eligible Certificates rated below the Minimum Required Rating (collectively “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator, as certificate registrar, unless the certificate registrar receives:

•
a representation from the acquirer or transferee of the ERISA-Restricted Offered Certificate to the effect that the transferee is not a Plan or a person acting for, or on behalf of, any such Plan or using the assets of such Plan or arrangement to effect such transfer;

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of “PTCE” 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

•
an opinion of counsel pursuant to the pooling and servicing agreement to the effect that the purchase and holding of such ERISA Restricted Offered Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the master servicer, the servicers, the securities administrator, the trustee or the depositor to any obligation in addition to those undertaken under the pooling and servicing agreement.

Acquirers or transferees of interests in ERISA-Restricted Offered Certificates will be deemed to have made the representations set forth in the first two items above.

Legal Investment Considerations

The Senior Certificates and the Class 1B1, Class 1B2 and Class 3B1 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the Offered Certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller of the mortgage loans and to fund the pre-funding account on the closing date. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Greenwich Capital Markets, Inc., which is an affiliate of the depositor and the seller, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the Offered Certificates.

Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling Offered Certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the Offered Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

Legal Matters

Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon by McKee Nelson LLP as counsel for the depositor and for the underwriter. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings, Inc. (“Fitch”) indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings assigned by each rating agency named above address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the Offered Certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by such rating agency.

The ratings of the Class R Certificate do not assess the likelihood of return to investors except to the extent of the $100 principal amount and interest thereon.

The depositor has not engaged any rating agency other than Fitch, Moody’s and S&P to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Fitch, Moody’s and/or S&P.

Glossary of Terms

AB Servicing Criteria. The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Applicable Credit Support Percentage. For each class of Pool 1-2 Subordinate Certificates and any distribution date, the sum of the related Class Subordination Percentage of that class and the aggregate related Class Subordination Percentage of all other classes of Pool 1-2 Subordinate Certificates having higher numerical class designations than that class. For each class of Pool 3 Subordinate Certificates and any distribution date, the sum of the related Class Subordination Percentage of that class and the aggregate related Class Subordination Percentage of all other classes of Pool 3 Subordinate Certificates having higher numerical class designations than that class.

Apportioned Principal Balance. For any distribution date, pool 1 or pool 2 or any loan subgroup in pool 1, as applicable, and for any class of Pool 1-2 Subordinate Certificates, an amount equal to the class principal balance of that class immediately prior to that distribution date multiplied by a fraction, the numerator of which is the related Subordinate Component for that date and the denominator of which is the sum of the related Subordinate Components (in the aggregate) for that date.

Available Funds. For any distribution date and any mortgage pool or any loan subgroup, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that mortgage pool or loan subgroup, as applicable:

•
all scheduled installments of interest and principal due on the due date in the month in which that distribution date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies, including primary mortgage insurance policies, with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that distribution date;

•	any amount of compensating interest received in respect of the mortgage loan for that distribution date;

•	all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that distribution date and all Recoveries, if any, for that distribution date;

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan; and

•	with respect to the Distribution Date in the month immediately following the end of the pre-funding period, any amounts remaining in the pre-funding account (other than investment earnings thereon);

reduced by

(B)	the sum of the following with respect to each mortgage loan in that mortgage pool or loan subgroup, as applicable:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the servicers, the master servicer, the custodians, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement; and

•	the trust fund expense fees for such distribution date.

Book-Entry Certificates. Each of the certificates described under “Summary of Terms—Designations—Book-Entry Certificates” in this prospectus supplement.

Class Subordination Percentage. For any distribution date and each class of Pool 1-2 Subordinate Certificates, a fraction (expressed as a percentage) the numerator of which is the class principal balance of that class immediately before that date and the denominator of which is the aggregate class principal balance of all classes of Pool 1-2 Senior Certificates and Pool 1-2 Subordinate Certificates immediately before that date. For any distribution date and each class of Pool 3 Subordinate Certificates, a fraction (expressed as a percentage) the numerator of which is the class principal balance of that class immediately before that date and the denominator of which is the aggregate class principal balance of all classes of certificates relating to pool 3 immediately before that date.

Designated Rate. With respect to pool 1 subgroup 1, 6.00% per annum. With respect to pool 1 subgroup 2, 6.50% per annum. With respect to pool 1 subgroup 3, 7.00% per annum. With respect to pool 1 subgroup 4, 7.50% per annum.

Determination Date. For any distribution date and each mortgage loan, the date set forth in the related servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Discount Mortgage Loan. Any mortgage loan in pool 1 having a net loan rate less than 6.00%.

Due Period. For any distribution date, the period commencing on the second day of the month preceding the month in which that distribution date occurs and ending on the first day of the month in which that distribution date occurs.

Interest-Only Certificates. Each of the certificates described under “Summary of Terms—Designations—Interest-Only Certificates” in this prospectus supplement.

LIBOR Certificates. Each of the certificates described under “Summary of Terms—Designations—LIBOR Certificates” in this prospectus supplement.

Net Interest Shortfall. For any distribution date, an amount equal to the sum of:

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related mortgage pool or in the related loan subgroup, as applicable, during the preceding calendar month exceeds the compensating interest paid out of the related servicing fees for the related distribution date as described under “Servicing of Mortgage Loans—Prepayment Interest Shortfalls,” plus

•
the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

Non-PO Percentage. With respect to (1) any Discount Mortgage Loan in pool 1 subgroup 1, the fraction, expressed as a percentage, equal to the net loan rate of such mortgage loan divided by the Designated Rate for pool 1 subgroup 1 and (2) any mortgage loan other than a Discount Mortgage loan in pool 1 subgroup 1 or any mortgage loan in pool 1 subgroup 2, pool 1 subgroup 3 or pool 1 subgroup 4, 100%. With respect to any mortgage loan in pool 2, 100%.

Non-PO Recoveries. For each distribution date and each loan subgroup in pool 1, the excess of (i) the amount of Recoveries for such loan subgroup for such distribution date over (ii) the amount of PO Recoveries for such loan subgroup for such distribution date.

Offered Certificates. Each of the certificates described under “Summary of Terms—Designations—Offered Certificates” in this prospectus supplement.

Original Applicable Credit Support Percentage. For each class of Pool 1-2 Subordinate Certificates, the Applicable Credit Support Percentage for that class on the date of issuance of such certificates. For each class of Pool 3 Subordinate Certificates, the Applicable Credit Support Percentage for that class on the date of issuance of such certificates.

PO Deferred Amount. With respect to any distribution date prior to the Senior Credit Support Depletion Date for pool 1, the sum of (1) the applicable PO Percentage of the principal portion of Realized Losses on each Discount Mortgage Loan in loan subgroup 1 allocated to the Class 1PO Certificates on that date and (2) all amounts previously allocated to the Class 1PO Certificates in respect of those losses and not distributed to the Class 1PO Certificates on prior distribution dates.

PO Percentage. With respect to any Discount Loan, 100% minus the Non-PO Percentage for that Discount Loan, and with respect to any Non-Discount Loan, 0%.

PO Principal Distribution Amount. For any distribution date and loan subgroup 1, the sum of the following for each Discount Mortgage Loan:

•	the applicable PO Percentage of each scheduled payment of principal collected or advanced on such mortgage loan by the related servicer in the related Due Period;

•
if such mortgage loan is repurchased, the applicable PO Percentage of the principal portion of the related purchase price for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	the applicable PO Percentage of the principal portion of any related substitution adjustment amount for such mortgage loan deposited in the distribution account during the related Prepayment Period;

•
if such mortgage loan is not yet a liquidated mortgage loan, the applicable PO Percentage of the principal portion of all insurance proceeds for such mortgage loan received during the related Prepayment Period;

•
if such mortgage loan is a liquidated mortgage loan, the applicable PO Percentage of the principal portion of all net liquidation proceeds for such mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the applicable PO Percentage of the principal portion of all partial and full principal prepayments of such mortgage loan received during the related Prepayment Period and the applicable PO Percentage of all Recoveries, if any, for that distribution date.

PO Recovery. With respect to Recoveries on Discount Loans, any Distribution Date and the Class 1PO Certificates, an amount equal to the lesser of (a) the PO Percentage of each Recovery on a Discount Loan in loan subgroup 1 and (b) the PO Deferred Amount for that distribution date.

Pool 1 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Certificates/Pool 1 Senior Certificate” in this prospectus supplement.

Pool 1 Senior Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Certificates/Pool 1 Senior Certificate” in this prospectus supplement.

Pool 1 Subgroup 1 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Subgroup 1 Certificates” in this prospectus supplement.

Pool 1 Subgroup 2 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Subgroup 2 Certificates” in this prospectus supplement.

Pool 1 Subgroup 3 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Subgroup 3 Certificates” in this prospectus supplement.

Pool 1 Subgroup 4 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1 Subgroup 4 Certificates” in this prospectus supplement.

Pool 1-2 Aggregate Collateral Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in pool 1 and pool 2 as of the due date in the month preceding the month of that distribution date and any amounts on deposit in the pre-funding account.

Pool 1-2 Senior Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1-2 Senior Certificates” in this prospectus supplement.

Pool 1-2 Subordinate Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 1-2 Subordinate Certificates” in this prospectus supplement.

Pool 2 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 2 Certificates/Pool 2 Senior Certificates” in this prospectus supplement.

Pool 2 Net WAC. For any distribution date, the weighted average of the net loan rates of the pool 2 mortgage loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

Pool 2 Senior Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 2 Certificates/Pool 2 Senior Certificates” in this prospectus supplement.

Pool 3 Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 3 Certificates/Pool 3 Senior Certificates” in this prospectus supplement.

Pool 3 Net WAC. For any distribution date, the weighted average of the net loan rates of the pool 3 mortgage loans as of the first day of the related Due Period, weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period.

Pool 3 Senior Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 3 Certificates/Pool 3 Senior Certificates” in this prospectus supplement.

Pool 3 Pool Balance. For any distribution date, the aggregate of the Stated Principal Balances of the mortgage loans in pool 3 as of the due date in the month preceding the month of that distribution date.

Pool 3 Subordinate Certificates. Each of the certificates described under “Summary of Terms—Designations—Pool 3 Subordinate Certificates” in this prospectus supplement.

Principal-Only Certificates. Each of the certificates described under “Summary of Terms—Designations—Principal-Only Certificates” in this prospectus supplement.

Premium Mortgage Loans. Any mortgage loan in pool 1 having a net loan rate greater than 7.50%.

Prepayment Period. For any distribution date, the calendar month preceding the month in which that distribution date occurs.

Principal Distribution Amount. For any distribution date and pool 2 or any loan subgroup in pool 1, the sum of the following for each such mortgage loan in that mortgage pool or subgroup, as applicable:

•
the Non-PO Percentage of each portion of scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by the related servicer in the related Due Period;

•
if the mortgage loan is repurchased, the Non-PO Percentage of the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the Non-PO Percentage of the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•
if the mortgage loan is not yet a liquidated mortgage loan, the Non-PO Percentage of the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the Non-PO Percentage of the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•
the Non-PO Percentage of the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period and all Recoveries, if any, for that distribution date.

For any distribution date and pool 3, the sum of the following for each such mortgage loan in that mortgage pool:

•
each portion of scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by the related servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•
if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries; and

•	the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period and all Recoveries, if any, for that distribution date.

Realized Loss: With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery. With respect to any distribution date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that distribution date, an amount received in respect of such liquidated mortgage loan during the prior calendar month that has previously been allocated as a Realized Loss to a class or classes of certificates or a component, net of reimbursable expenses.

Residual Certificates. Each of the certificates described under “Summary of Terms—Designations—Residual Certificates” in this prospectus supplement.

Senior Certificates. Each of the certificates described under “Summary of Terms—Designations—Senior Certificates” in this prospectus supplement.

Senior Credit Support Depletion Date. The date on which the aggregate class principal balance of the related Subordinate Certificates has been reduced to zero.

Senior Percentage. For each distribution date and pool 1 or pool 2, and with respect to pool 1, for each loan subgroup in pool 1, the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balance or component principal balance of the class or classes of Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components relating to the loan subgroup or mortgage pool, as applicable, immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in the related loan subgroup or mortgage pool, as applicable (other than, in the case of loan subgroup 1, the PO Percentage of any Discount Mortgage Loans), as of the due date in the month immediately preceding the month of that distribution date; provided, however, that on any distribution date after a Senior Termination Date has occurred with respect to a loan subgroup or mortgage pool, as applicable, the Senior Percentage for such loan subgroup or mortgage pool, as applicable, will be equal to 0%; and provided, further, that on any distribution date after a Senior Termination Date has occurred for three loan subgroups, or has occurred with respect to pool 1 or pool 2, the Senior Percentage of the remaining Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components will be the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balances or component principal balance of the remaining class or classes of Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and component immediately prior to such date and the denominator of which is the aggregate of the class principal balances and component principal balance of all classes of certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components immediately prior to such date.

For each distribution date and pool 3, the percentage equivalent of a fraction, the numerator of which is the aggregate of the class principal balance of the class or classes of Pool 3 Senior Certificates immediately prior to that date and the denominator of which is the Stated Principal Balance of all mortgage loans in pool 3 as of the due date in the month immediately preceding the month of that distribution date.

Senior Prepayment Percentage. For each loan subgroup or mortgage pool and any distribution date occurring before April 2012, 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) or components relating to a mortgage pool while, in the absence of Realized Losses, increasing the interest in the principal balance of the mortgage loans evidenced by the related Subordinate Certificates. Increasing the interest of the related Subordinate Certificates relative to that of the related Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and components is intended to preserve the availability of the subordination provided by the related Senior Certificates and component(s).

For any distribution date occurring on or after the distribution date in April 2012, the related Senior Prepayment Percentage will be as follows:

•	for any distribution date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

•	for any distribution date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

•	for any distribution date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

•	for any distribution date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; and

•	for any distribution date thereafter, the related Senior Percentage for that date.

Notwithstanding the preceding paragraphs, no decrease in the Senior Prepayment Percentage for any mortgage pool or loan subgroup will occur unless the Step Down Test is satisfied on such distribution date.

However, if, on any distribution date occurring on or after the distribution date in April 2012, the Senior Percentage for such mortgage pool or loan subgroup exceeds the initial Senior Percentage for such mortgage pool or loan subgroup, as applicable, the Senior Prepayment Percentage for each mortgage pool or loan subgroup, as applicable, for that distribution date will once again equal 100%.

Senior Principal Distribution Amount. For each distribution date and pool 1 or pool 2, and with respect to pool 1, for each loan subgroup in pool 1, will equal the sum of:

•
the related Senior Percentage of all amounts for that date described in the first four bullets of the definition of “Principal Distribution Amount” with respect to that loan subgroup or mortgage pool, as applicable;

plus

•	for each mortgage loan in the related loan subgroup or mortgage pool, as applicable, that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)	the Non-PO Percentage of the related Senior Percentage of (or in the case of any loan subgroup, the portion of) the Stated Principal Balance of that mortgage loan, or

(b)
the Non-PO Percentage of the related Senior Prepayment Percentage of the amount of (or in the case of any loan subgroup, the portion of) the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

•	the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of “Principal Distribution Amount.”

For any distribution date and pool 3, will equal the sum of:

•	the Senior Percentage of all amounts for that date described in the first four bullets of the definition of “Principal Distribution Amount” with respect to that pool 3;

plus

•	for each mortgage loan in pool 3 that became a liquidated mortgage loan during the related Prepayment Period, the lesser of:

(a)	the related Senior Percentage of the Stated Principal Balance of that mortgage loan, or

(b)	the related Senior Prepayment Percentage of the amount of the net liquidation proceeds allocable to principal received on that mortgage loan;

plus

•	the related Senior Prepayment Percentage of the amounts for that distribution date described in the sixth bullet of the definition of “Principal Distribution Amount.”

Senior Termination Date. For any loan subgroup or mortgage pool, the date on which the aggregate class principal balance of the related class or classes of Senior Certificates and component principal balance of component(s) is reduced to zero.

Stated Principal Balance. For any mortgage loan and any date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received and the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower on or prior to that due date.

Step Down Test. As to any distribution date and pool 1 and pool 2, the application of both of the following conditions (which conditions may or may not be satisfied):

first,
the outstanding principal balance of all mortgage loans in pool 1 and pool 2 delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates, does not equal or exceed 50%, and

second,	cumulative Realized Losses on all of the pool 1 and pool 2 mortgage loans do not exceed:

•
for any distribution date on or after the fifth anniversary of the first distribution date, 30% of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates as of the closing date,

•
for any distribution date on or after the sixth anniversary of the first distribution date, 35% of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates as of the closing date,

•
for any distribution date on or after the seventh anniversary of the first distribution date, 40% of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates as of the closing date,

•
for any distribution date on or after the eighth anniversary of the first distribution date, 45% of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates as of the closing date, and

•
for any distribution date on or after the ninth anniversary of the first distribution date, 50% of the aggregate class principal balance of the Pool 1-2 Subordinate Certificates as of the closing date.

As to any distribution date and pool 3, the application of both of the following conditions (which conditions may or may not be satisfied):

first,
the outstanding principal balance of all mortgage loans in pool 3 delinquent 60 days or more (including mortgage loans in foreclosure and REO property), averaged over the preceding six month period, as a percentage of the aggregate class principal balance of the Pool 3 Subordinate Certificates, does not equal or exceed 50%, and

second,	cumulative Realized Losses on all of the pool 3 mortgage loans do not exceed:

•	for any distribution date on or after the fifth anniversary of the first distribution date, 30% of the aggregate class principal balance of the Pool 3 Subordinate Certificates as of the closing date,

•	for any distribution date on or after the sixth anniversary of the first distribution date, 35% of the aggregate class principal balance of the Pool 3 Subordinate Certificates as of the closing date,

•
for any distribution date on or after the seventh anniversary of the first distribution date, 40% of the aggregate class principal balance of the Pool 3 Subordinate Certificates as of the closing date,

•
for any distribution date on or after the eighth anniversary of the first distribution date, 45% of the aggregate class principal balance of the Pool 3 Subordinate Certificates as of the closing date, and

•	for any distribution date on or after the ninth anniversary of the first distribution date, 50% of the aggregate class principal balance of the Pool 3 Subordinate Certificates as of the closing date.

Subordinate Certificates. Each of the certificates described under “Summary of Terms—Designations—Subordinate Certificates” in this prospectus supplement.

Subordinate Component. For any distribution date and with respect to pool 1 and pool 2, or any loan subgroup in pool 1, is the aggregate Stated Principal Balances of the mortgage loans in the related mortgage pool or loan subgroup (less, in the case of loan subgroup 1, the PO Percentage of any Discount Mortgage Loan), as of the first day of the month preceding the month in which such distribution date occurs, minus the aggregate class principal balance of the related Senior Certificates (other than the Class 1PO Certificates and any Interest-Only Certificates) and component(s) immediately prior to such distribution date.

Subordinate Percentage. For any distribution date and with respect to pool 1 and pool 2, or any loan subgroup in pool 1, will be equal to the difference between 100% and the related Senior Percentage for such mortgage pool (or if a Senior Termination Date with respect to pool 2 has occurred, for such loan subgroup in pool 1) on such distribution date; provided, however, that on any distribution date after the Senior Termination Date has occurred with respect to either pool 1 or pool 2 (or if a Senior Termination Date has occurred with respect to pool 2, on any distribution date after the Senior Termination Date has occurred with respect to three loan subgroups in pool 1), the related Subordinate Percentage will represent the entire interest of the Pool 1-2 Subordinate Certificates in the pool 1 and pool 2 mortgage loans (other than the PO Percentage of each Discount Mortgage Loan) and will be equal to the difference between 100% and the related Senior Percentage for such distribution date.

For any distribution date and with respect to pool 3, will be equal to the difference between 100% and the related Senior Percentage for such mortgage pool for such distribution date.

Subordinate Prepayment Percentage. For any distribution date and pool 1 and pool 2, or any loan subgroup in pool 1, the difference between 100% and the related Senior Prepayment Percentage for that date. For any distribution date and pool 3, the difference between 100% and the related Senior Prepayment Percentage for pool 3 for that date.

Subordinate Principal Distribution Amount. For any distribution date and pool 1 and pool 2, or any loan subgroup in pool 1, will equal the sum of the following amounts:

•	the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount” for pool 1 and pool 2,

•
for each mortgage loan in the related mortgage pool or loan subgroup, as applicable, that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” for pool 1 and pool 2 up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount” for pool 1 and pool 2.

On any distribution date after the Senior Termination Date has occurred with respect to pool 1 or pool 2 (or if a Senior Termination Date has occurred with respect to pool 2, on any distribution date after the Senior Termination Date has occurred with respect to three loan subgroups in pool 1), the related Subordinate Principal Distribution Amount will not be calculated by mortgage pool or loan subgroup, as applicable, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Pool 1-2 Subordinate Certificates for such distribution date with respect to all of the mortgage loans that are not Discount Mortgage Loans (as opposed to the mortgage loans in the related mortgage pool or loan subgroup, as applicable, only).

For any distribution date and pool 3, will equal the sum of the following amounts:

•	the related Subordinate Percentage of all amounts for that date described in the first four bullets in the definition of “Principal Distribution Amount” for pool 3,

•
for each mortgage loan in pool 3 that became a liquidated mortgage loan during the related Prepayment Period, the portion of the net liquidation proceeds allocable to principal received on the loan, after application of the amounts pursuant to the second bullet in the definition of “Senior Principal Distribution Amount” for pool 3 up to the related Subordinate Percentage of the Stated Principal Balance of the mortgage loan, and

•	the related Subordinate Prepayment Percentage of the amounts for that distribution date described in the sixth bullet in the definition of “Principal Distribution Amount” for pool 3.

Annex A:

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered RBSGC Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-B (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the securities administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the certificates.

A holder holding Book-Entry Certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the Book-Entry Certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding Book-Entry Certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Book-Entry Certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

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Annex B:

Certain Characteristics of the Mortgage Loans

Pool 1 Initial Mortgage Loans

The pool 1 initial mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 1 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 50,000.00	53	$2,144,355.84	0.42%	7.206	356	77.16	725
50,000.01 - 100,000.00	270	21,352,413.49	4.22	7.066	352	74.01	725
100,000.01 - 150,000.00	302	38,158,422.48	7.55	6.972	354	75.68	728
150,000.01 - 200,000.00	252	44,198,416.11	8.74	6.846	356	72.95	726
200,000.01 - 250,000.00	226	51,058,080.85	10.10	6.805	354	71.80	727
250,000.01 - 300,000.00	145	39,777,095.41	7.87	6.717	356	74.54	728
300,000.01 - 350,000.00	103	33,635,724.60	6.65	6.804	356	75.73	726
350,000.01 - 400,000.00	100	37,674,669.30	7.45	6.733	357	73.30	724
400,000.01 - 450,000.00	78	33,194,741.47	6.57	6.737	355	72.03	724
450,000.01 - 500,000.00	76	36,154,418.82	7.15	6.729	357	72.43	732
500,000.01 - 550,000.00	38	20,060,814.76	3.97	6.649	356	74.56	730
550,000.01 - 600,000.00	39	22,652,326.52	4.48	6.688	357	71.86	730
600,000.01 - 650,000.00	30	18,946,205.94	3.75	6.548	353	72.39	731
650,000.01 - 700,000.00	31	21,109,562.44	4.18	6.536	357	74.87	730
700,000.01 - 750,000.00	12	8,746,625.80	1.73	6.647	357	75.09	727
750,000.01 - 800,000.00	14	10,860,153.20	2.15	6.561	357	72.16	728
800,000.01 - 850,000.00	9	7,414,387.92	1.47	6.474	344	71.19	708
850,000.01 - 900,000.00	10	8,794,543.93	1.74	6.572	357	71.44	745
900,000.01 - 950,000.00	6	5,540,561.94	1.10	6.479	357	71.03	723
950,000.01 - 1,000,000.00	17	16,711,223.05	3.31	6.756	357	67.51	733
1,000,000.01 and above	20	27,383,212.72	5.42	6.557	356	57.62	751
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 was approximately $276,116 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 1 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

240	26	$5,009,009.77	0.99%	6.498	237	64.40	729
360	1,805	500,558,946.82	99.01	6.746	357	72.43	729
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 1 was approximately 359 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 1 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

181 - 240	26	$5,009,009.77	0.99%	6.498	237	64.40	729
301 - 360	1,805	500,558,946.82	99.01	6.746	357	72.43	729
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 1 was approximately 355 months as of the cut-off date.

Property Types of the Pool 1 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Two Family	119	$32,875,155.51	6.50%	6.745	354	69.79	735
Three Family	50	16,348,548.72	3.23	6.926	356	71.59	724
Four Family	47	12,876,768.34	2.55	7.015	355	68.73	741
Condominium	172	44,017,212.19	8.71	6.793	354	73.94	736
Condotel	12	3,915,140.05	0.77	6.921	357	70.09	749
Cooperative	3	1,096,645.29	0.22	6.327	357	59.50	735
PUD	4	443,019.96	0.09	7.720	337	91.31	727
Single Family	1,424	393,995,466.53	77.93	6.720	356	72.57	727
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

Stated Occupancy Status of the Pool 1 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	556	$113,327,225.31	22.42%	6.965	356	72.49	738
Primary	1,159	350,787,158.17	69.38	6.682	355	72.52	725
Second Home	116	41,453,573.11	8.20	6.661	356	70.55	735
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 1 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Fixed Rate	1,431	$365,493,640.46	72.29%	6.745	355	72.19	729
Fixed Rate 40/30 Balloon	1	119,653.31	0.02	6.625	354	63.16	653
Fixed Rate IO	399	139,954,662.82	27.68	6.740	357	72.79	729
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

Loan Purposes of the Pool 1 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	41	$9,433,652.16	1.87%	7.003	351	67.05	707
Cash Out: Other	290	83,919,104.22	16.60	6.722	355	65.56	738
Debt Consolidation	300	89,167,011.87	17.64	6.719	356	68.76	715
Home Improvement	110	29,118,652.39	5.76	6.728	356	64.49	728
Purchase	842	224,844,360.27	44.47	6.781	356	77.61	734
Rate/Term Refinance	248	69,085,175.68	13.66	6.651	355	72.16	724
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

Documentation Programs of the Pool 1 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	426	$118,606,381.59	23.46%	6.635	356	73.75	731
No Income/Stated Asset	104	22,589,957.18	4.47	7.007	357	75.19	726
No Income/Verified Asset	46	10,228,035.32	2.02	6.873	352	75.38	728
No Documentation	241	51,667,034.17	10.22	6.894	353	68.90	731
Stated Income/Stated Asset	531	137,960,618.61	27.29	6.792	356	72.93	727
Stated Income/Verified Asset	483	164,515,929.72	32.54	6.690	355	71.36	729
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

Debt-to-Income Ratios of the Pool 1 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	65	$15,940,394.61	3.15%	6.708	357	70.18	735
20.01 - 25.00	73	21,035,568.52	4.16	6.762	356	70.81	736
25.01 - 30.00	137	38,875,850.19	7.69	6.678	356	70.82	733
30.01 - 35.00	179	51,457,207.81	10.18	6.716	356	71.51	729
35.01 - 40.00	288	97,867,892.82	19.36	6.679	356	70.61	732
40.01 - 45.00	342	102,051,122.19	20.19	6.714	356	74.07	724
45.01 - 50.00	271	73,966,682.63	14.63	6.737	356	74.46	729
50.01 - 55.00	61	16,784,195.39	3.32	6.675	351	77.78	723
55.01 - 60.00	12	3,093,069.27	0.61	6.481	357	72.53	750
60.01 and above	10	2,692,429.55	0.53	6.641	354	73.19	758
None	393	81,803,543.61	16.18	6.942	354	71.30	727
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to Pool 1 was approximately 38.36% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 1 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	149	$36,729,979.68	7.27%	6.553	354	38.67	745
50.00 - 54.99	57	20,287,558.34	4.01	6.577	355	52.18	736
55.00 - 59.99	80	23,495,716.73	4.65	6.616	355	57.89	732
60.00 - 64.99	86	32,308,248.22	6.39	6.572	355	62.91	736
65.00 - 69.99	130	49,545,956.14	9.80	6.624	356	67.12	740
70.00 - 74.99	150	47,968,110.56	9.49	6.681	353	71.47	722
75.00 - 79.99	247	70,776,155.83	14.00	6.752	355	77.24	725
80.00	632	177,300,914.92	35.07	6.780	356	80.00	726
80.01 - 84.99	18	2,879,988.45	0.57	6.956	351	83.30	710
85.00 - 89.99	36	6,529,321.20	1.29	7.035	357	86.51	723
90.00 - 94.99	149	22,741,502.87	4.50	7.319	356	90.45	722
95.00 - 99.99	75	11,968,098.41	2.37	7.200	356	95.01	720
100.00	22	3,036,405.24	0.60	6.689	354	100.00	718
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 1 was approximately 72.35% as of the cut-off date.

Geographic Distribution of the Pool 1 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alabama	14	$1,346,070.80	0.27%	7.140	348	81.06	717
Alaska	8	1,593,174.90	0.32	6.912	357	72.53	736
Arizona	61	15,899,687.89	3.14	6.831	357	68.55	744
Arkansas	19	2,292,178.74	0.45	6.827	357	80.41	727
California	306	122,163,894.64	24.16	6.594	356	68.66	733
Colorado	47	11,585,311.98	2.29	6.794	357	75.28	722
Connecticut	15	4,044,550.20	0.80	6.867	357	75.83	741
Delaware	10	2,647,516.55	0.52	6.921	357	69.93	716
District of Columbia	8	2,489,228.44	0.49	6.521	357	72.29	726
Florida	128	37,632,395.83	7.44	6.850	354	72.74	724
Georgia	57	10,114,698.92	2.00	6.825	357	78.36	725
Hawaii	23	9,416,769.70	1.86	6.723	356	68.09	730
Idaho	15	2,747,671.63	0.54	7.004	355	77.88	715
Illinois	40	7,598,318.27	1.50	7.050	354	76.03	711
Indiana	7	1,249,086.81	0.25	7.299	357	85.29	705
Iowa	19	1,759,384.48	0.35	7.095	357	84.83	742
Kansas	4	342,182.69	0.07	7.247	357	87.81	722
Kentucky	11	1,108,639.70	0.22	7.118	356	78.06	701
Louisiana	26	3,148,409.28	0.62	6.723	343	82.13	700
Maine	9	3,384,249.14	0.67	7.006	357	72.07	744
Maryland	54	18,272,491.36	3.61	6.555	351	72.73	717
Massachusetts	34	9,905,086.95	1.96	6.855	355	67.74	736
Michigan	20	3,583,832.02	0.71	7.052	357	80.57	739
Minnesota	61	15,742,292.02	3.11	6.708	357	74.70	726
Mississippi	1	194,468.27	0.04	6.500	357	42.86	697
Missouri	25	3,092,476.97	0.61	7.092	352	76.11	747
Montana	10	1,937,850.90	0.38	6.897	357	69.77	734
Nebraska	11	1,074,716.53	0.21	6.990	357	83.08	722
Nevada	40	10,610,844.24	2.10	6.797	355	72.04	715
New Hampshire	11	2,050,302.41	0.41	7.240	356	75.06	721
New Jersey	55	20,839,275.94	4.12	6.771	355	73.69	721
New Mexico	14	1,939,015.64	0.38	6.994	350	70.62	734
New York	146	58,596,978.20	11.59	6.769	355	70.12	733
North Carolina	71	13,725,950.09	2.71	7.006	356	78.06	723
North Dakota	2	831,739.19	0.16	6.531	357	68.62	754
Ohio	24	2,596,442.27	0.51	6.997	357	81.43	721
Oklahoma	11	1,626,655.37	0.32	6.998	356	77.58	725
Oregon	65	17,512,015.37	3.46	6.602	357	76.24	731
Pennsylvania	52	7,848,302.13	1.55	6.868	357	78.13	727
Rhode Island	4	587,849.46	0.12	6.834	357	71.16	719
South Carolina	19	5,809,841.84	1.15	6.847	357	72.19	724
South Dakota	3	569,149.79	0.11	6.487	357	81.92	729
Tennessee	25	4,653,716.63	0.92	6.898	350	78.73	730
Texas	90	13,432,508.66	2.66	6.815	355	78.74	726
Utah	23	5,307,746.07	1.05	6.612	357	75.55	729
Vermont	2	641,062.06	0.13	6.750	356	80.00	657
Virginia	39	12,502,869.50	2.47	6.609	357	71.42	740
Washington	68	21,810,929.55	4.31	6.617	357	74.39	730
West Virginia	2	466,054.23	0.09	6.687	356	78.33	750
Wisconsin	20	3,650,025.87	0.72	7.013	357	78.55	738
Wyoming	2	1,592,046.47	0.31	6.515	356	25.57	737
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 1 by Stated Principal Balance was approximately 0.50% in the 11791 zip code.

Loan Rates of the Pool 1 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.500 - 5.999	16	$4,604,963.91	0.91%	5.800	355	79.83	730
6.000 - 6.499	330	115,488,814.13	22.84	6.321	354	69.27	735
6.500 - 6.999	926	278,993,704.56	55.18	6.663	356	70.91	728
7.000 - 7.499	268	54,688,588.45	10.82	7.163	355	76.15	730
7.500 - 7.999	235	40,970,762.14	8.10	7.671	357	81.90	722
8.000 - 8.499	53	10,573,644.82	2.09	8.104	356	83.74	714
8.500 - 8.999	3	247,478.58	0.05	8.500	346	89.00	704
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The weighted average loan rate of the initial mortgage loans contributing to pool 1 as of the cut-off date was approximately 6.744%.

Credit Scores of the Pool 1 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	7	$783,372.01	0.15%	7.006	338	69.57	617
625 - 649	27	8,778,855.12	1.74	6.729	354	75.94	637
650 - 674	50	15,184,013.20	3.00	6.783	355	78.00	661
675 - 699	427	108,358,612.57	21.43	6.814	355	73.68	689
700 and above	1,319	372,121,959.84	73.60	6.722	355	71.64	746
None	1	341,143.85	0.07	6.250	334	90.00	0
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

The weighted average credit score of the initial mortgage loans contributing to pool 1 was approximately 729 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 1 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,802	$500,162,679.05	98.93%	6.741	355	72.32	729
24 months	2	616,488.91	0.12	7.456	331	82.47	642
36 months	21	4,059,374.58	0.80	6.945	350	76.42	698
60 months	6	729,414.05	0.14	6.749	332	62.59	672
Total	1,831	$505,567,956.59	100.00%	6.744	355	72.35	729

Pool 1 Subgroup 1 Initial Mortgage Loan Components

The pool 1 subgroup 1 initial mortgage loan components had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 1 Subgroup 1 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	135	$4,490,653.19	2.76%	6.586	354	68.72	730
50,000.01 - 100,000.00	195	14,775,350.11	9.07	6.512	353	68.86	729
100,000.01 - 150,000.00	153	18,934,488.58	11.63	6.452	354	69.75	732
150,000.01 - 200,000.00	88	15,371,627.71	9.44	6.411	356	69.05	722
200,000.01 - 250,000.00	71	15,930,265.58	9.78	6.391	353	71.38	727
250,000.01 - 300,000.00	47	13,278,020.87	8.15	6.355	357	71.47	739
300,000.01 - 350,000.00	51	16,693,042.61	10.25	6.374	357	70.87	738
350,000.01 - 400,000.00	21	7,936,927.60	4.87	6.353	357	72.51	741
400,000.01 - 450,000.00	18	7,674,845.32	4.71	6.320	351	70.09	735
450,000.01 - 500,000.00	17	8,133,263.85	4.99	6.316	357	70.26	740
500,000.01 - 550,000.00	14	7,294,353.51	4.48	6.366	357	72.15	731
550,000.01 - 600,000.00	8	4,589,961.62	2.82	6.313	356	72.09	739
600,000.01 - 650,000.00	9	5,671,319.76	3.48	6.191	357	72.67	733
650,000.01 - 700,000.00	9	6,086,776.17	3.74	6.305	357	75.52	729
700,000.01 - 750,000.00	10	7,404,712.75	4.55	6.425	357	54.33	743
800,000.01 - 850,000.00	2	1,663,909.81	1.02	6.127	297	74.99	720
850,000.01 - 900,000.00	2	1,787,399.72	1.10	6.312	357	59.97	775
1,000,000.01 and above	4	5,145,698.37	3.16	6.226	357	59.33	742
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately $190,706 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 1 Subgroup 1 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

240	19	$2,754,561.29	1.69%	6.313	237	65.54	724
360	835	160,108,055.79	98.31	6.383	357	69.64	734
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately 358 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 1 Subgroup 1 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

181 - 240	19	$2,754,561.29	1.69%	6.313	237	65.54	724
301 - 360	835	160,108,055.79	98.31	6.383	357	69.64	734
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately 355 months as of the cut-off date.

Property Types of the Pool 1 Subgroup 1 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Two Family	56	$9,295,428.09	5.71%	6.417	350	65.29	744
Three Family	12	2,266,954.89	1.39	6.492	357	67.31	727
Four Family	12	2,572,253.55	1.58	6.394	356	72.07	764
Condominium	73	13,469,566.26	8.27	6.378	349	71.06	737
Condotel	3	1,061,138.77	0.65	6.402	357	69.56	726
Cooperative	3	928,483.86	0.57	6.299	357	61.03	741
Single Family	695	133,268,791.69	81.83	6.378	355	69.77	732
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

Stated Occupancy Status of the Pool 1 Subgroup 1 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	185	$23,962,204.14	14.71%	6.419	356	68.66	748
Primary	608	124,119,302.09	76.21	6.370	354	70.19	730
Second Home	61	14,781,110.85	9.08	6.421	355	65.86	740
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 1 Subgroup 1 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Fixed Rate	649	$118,201,925.43	72.58%	6.386	354	69.01	734
Fixed Rate 40/30 Balloon	1	29,913.33	0.02	6.625	354	63.16	653
Fixed Rate IO	204	44,630,778.33	27.40	6.373	357	71.07	732
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

Loan Purposes of the Pool 1 Subgroup 1 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	11	$946,832.31	0.58%	6.441	347	62.17	673
Cash Out: Other	145	26,225,978.73	16.10	6.389	355	63.23	744
Debt Consolidation	151	28,492,358.34	17.49	6.409	355	64.70	720
Home Improvement	62	11,263,387.84	6.92	6.389	356	58.27	734
Purchase	345	70,673,109.25	43.39	6.374	354	75.08	739
Rate/Term Refinance	140	25,260,950.61	15.51	6.362	355	71.57	726
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

Documentation Programs of the Pool 1 Subgroup 1 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	229	$45,486,225.47	27.93%	6.379	356	71.22	736
No Income/Stated Asset	28	3,903,631.95	2.40	6.426	357	65.64	733
No Income/Verified Asset	17	2,565,046.84	1.57	6.446	350	74.06	737
No Documentation	98	12,463,664.51	7.65	6.377	353	62.16	736
Stated Income/Stated Asset	222	38,134,420.36	23.42	6.381	355	70.25	730
Stated Income/Verified Asset	260	60,309,627.95	37.03	6.381	354	69.49	733
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

Debt-to-Income Ratios of the Pool 1 Subgroup 1 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	30	$5,036,411.81	3.09%	6.391	356	68.45	743
20.01 - 25.00	33	6,951,402.43	4.27	6.397	356	69.36	738
25.01 - 30.00	63	13,941,475.20	8.56	6.356	356	67.54	737
30.01 - 35.00	85	18,725,498.60	11.50	6.379	354	68.88	737
35.01 - 40.00	154	35,179,005.17	21.60	6.377	356	68.36	734
40.01 - 45.00	167	32,512,995.12	19.96	6.383	356	72.16	727
45.01 - 50.00	140	24,180,077.69	14.85	6.400	355	72.28	734
50.01 - 55.00	29	5,972,554.98	3.67	6.387	340	75.50	723
55.01 - 60.00	7	1,837,590.82	1.13	6.215	357	71.07	746
60.01 and above	5	923,753.54	0.57	6.413	356	73.81	775
None	141	17,601,851.73	10.81	6.397	353	63.87	733
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately 38.39% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 1 Subgroup 1 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	103	$16,403,811.73	10.07%	6.361	353	39.31	748
50.00 - 54.99	33	7,780,563.12	4.78	6.367	355	52.12	735
55.00 - 59.99	55	9,467,449.50	5.81	6.406	357	57.92	733
60.00 - 64.99	58	13,487,604.00	8.28	6.367	354	62.82	739
65.00 - 69.99	81	18,986,229.26	11.66	6.398	356	66.99	746
70.00 - 74.99	76	15,185,199.14	9.32	6.425	350	71.54	724
75.00 - 79.99	122	23,468,471.01	14.41	6.368	356	77.18	726
80.00	269	52,541,245.34	32.26	6.389	356	80.00	730
80.01 - 84.99	4	312,856.16	0.19	6.242	335	83.18	742
85.00 - 89.99	10	977,508.99	0.60	6.501	357	86.25	721
90.00 - 94.99	18	1,852,971.55	1.14	6.155	352	91.16	728
95.00 - 99.99	15	1,425,250.23	0.88	6.327	357	95.00	733
100.00	10	973,457.07	0.60	6.253	348	100.00	722
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately 69.57% as of the cut-off date.

Geographic Distribution of the Pool 1 Subgroup 1 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alabama	4	$199,659.10	0.12%	6.463	348	74.90	709
Alaska	2	265,945.75	0.16	6.403	357	70.24	770
Arizona	27	3,447,989.99	2.12	6.441	357	67.80	743
Arkansas	6	641,136.41	0.39	6.410	357	79.81	757
California	204	49,895,981.98	30.64	6.355	356	67.47	737
Colorado	20	2,875,933.10	1.77	6.422	357	73.71	735
Connecticut	6	1,105,922.95	0.68	6.474	357	72.96	735
Delaware	3	399,897.41	0.25	6.466	357	63.86	691
District of Columbia	5	1,180,896.96	0.73	6.371	357	75.21	733
Florida	56	10,097,279.51	6.20	6.388	354	65.98	727
Georgia	24	3,051,984.47	1.87	6.363	357	75.73	717
Hawaii	12	2,698,600.92	1.66	6.437	357	66.63	719
Idaho	4	352,783.77	0.22	6.488	357	63.04	710
Illinois	10	1,375,268.17	0.84	6.357	353	69.21	737
Iowa	3	105,272.63	0.06	6.544	357	84.28	724
Kansas	1	12,284.71	0.01	6.625	357	65.00	700
Kentucky	2	186,907.32	0.11	6.400	354	69.62	638
Louisiana	11	1,258,894.66	0.77	6.186	335	84.58	711
Maine	2	364,182.35	0.22	6.494	358	70.46	768
Maryland	29	8,325,327.32	5.11	6.350	345	71.44	714
Massachusetts	14	2,406,613.59	1.48	6.429	355	62.59	740
Michigan	4	565,740.15	0.35	6.425	357	73.34	757
Minnesota	24	5,476,851.94	3.36	6.416	357	70.53	720
Mississippi	1	97,234.14	0.06	6.500	357	42.86	697
Missouri	5	607,529.07	0.37	6.407	358	76.47	762
Montana	4	244,012.55	0.15	6.570	357	68.58	740
Nebraska	4	211,945.09	0.13	6.392	357	76.97	732
Nevada	22	2,763,172.08	1.70	6.383	352	70.81	700
New Hampshire	2	285,617.93	0.18	6.421	357	88.61	685
New Jersey	26	6,371,011.59	3.91	6.410	349	69.73	732
New Mexico	4	276,247.62	0.17	6.470	331	59.30	755
New York	69	16,697,813.88	10.25	6.401	355	67.28	742
North Carolina	28	2,548,154.62	1.56	6.393	357	75.24	734
North Dakota	2	365,005.33	0.22	6.517	357	66.34	758
Ohio	7	549,493.15	0.34	6.202	357	81.42	739
Oklahoma	4	423,423.55	0.26	6.400	357	70.40	689
Oregon	43	7,966,147.73	4.89	6.370	357	74.32	732
Pennsylvania	22	2,108,306.06	1.29	6.486	356	76.02	729
Rhode Island	1	171,355.61	0.11	6.375	358	57.25	688
South Carolina	5	1,030,239.30	0.63	6.369	358	59.35	742
South Dakota	2	326,924.70	0.20	6.389	358	81.67	717
Tennessee	7	1,077,780.53	0.66	6.417	357	73.89	742
Texas	35	3,944,342.08	2.42	6.398	354	76.37	729
Utah	14	2,269,606.48	1.39	6.237	357	75.42	739
Virginia	25	5,682,823.19	3.49	6.410	357	67.79	748
Washington	44	8,770,439.05	5.39	6.402	357	74.77	739
West Virginia	1	116,947.11	0.07	6.500	356	61.78	735
Wisconsin	3	918,423.68	0.56	6.353	357	76.07	779
Wyoming	1	747,265.85	0.46	6.500	356	22.43	740
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 1 subgroup 1 by Stated Principal Balance was approximately 0.98% in the 90266 zip code.

Loan Rates of the Pool 1 Subgroup 1 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.500 - 5.999	16	$4,604,963.91	2.83%	5.800	355	79.83	730
6.000 - 6.499	330	96,098,128.27	59.01	6.310	354	69.05	735
6.500 - 6.999	508	62,159,524.90	38.17	6.537	356	69.62	732
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The weighted average loan rate of the initial mortgage loans contributing to pool 1 subgroup 1 as of the cut-off date was approximately 6.382%.

Credit Scores of the Pool 1 Subgroup 1 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	3	$253,101.74	0.16%	6.252	332	58.25	618
625 - 649	9	1,824,200.73	1.12	6.429	357	73.86	639
650 - 674	21	3,632,509.83	2.23	6.463	356	77.08	661
675 - 699	170	30,626,805.71	18.81	6.392	353	71.17	689
700 and above	650	126,184,855.22	77.48	6.378	355	68.87	748
None	1	341,143.85	0.21	6.250	334	90.00	0
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

The weighted average credit score of the initial mortgage loans contributing to pool 1 subgroup 1 was approximately 734 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 1 Subgroup 1 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	848	$162,458,801.90	99.75%	6.382	355	69.57	734
36 months	4	196,938.52	0.12	6.447	348	77.56	725
60 months	2	206,876.66	0.13	6.375	332	65.67	632
Total	854	$162,862,617.08	100.00%	6.382	355	69.57	734

Pool 1 Subgroup 2 Initial Mortgage Loan Components

The pool 1 subgroup 2 initial mortgage loan components had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 1 Subgroup 2 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	185	$6,419,508.09	2.73%	6.643	352	70.41	728
50,000.01 - 100,000.00	310	23,458,579.67	9.98	6.642	354	70.70	730
100,000.01 - 150,000.00	228	28,206,871.03	12.00	6.638	355	72.44	731
150,000.01 - 200,000.00	147	25,573,349.31	10.88	6.668	355	71.41	729
200,000.01 - 250,000.00	105	23,652,910.90	10.06	6.649	357	73.76	722
250,000.01 - 300,000.00	83	23,005,889.72	9.79	6.709	357	72.12	733
300,000.01 - 350,000.00	64	20,667,024.36	8.79	6.690	357	72.98	724
350,000.01 - 400,000.00	45	16,921,945.93	7.20	6.726	357	75.58	720
400,000.01 - 450,000.00	33	13,995,579.02	5.95	6.724	357	73.08	725
450,000.01 - 500,000.00	18	8,536,318.54	3.63	6.716	350	68.84	725
500,000.01 - 550,000.00	12	6,350,557.02	2.70	6.686	357	76.27	711
550,000.01 - 600,000.00	15	8,601,180.66	3.66	6.732	357	68.51	730
600,000.01 - 650,000.00	6	3,733,873.87	1.59	6.749	356	70.85	714
650,000.01 - 700,000.00	7	4,739,569.70	2.02	6.731	357	73.32	727
700,000.01 - 750,000.00	10	7,372,861.28	3.14	6.586	357	59.92	733
750,000.01 - 800,000.00	2	1,520,041.40	0.65	6.750	357	51.32	775
800,000.01 - 850,000.00	2	1,666,544.30	0.71	6.688	357	66.80	732
950,000.01 - 1,000,000.00	4	3,942,949.86	1.68	6.719	357	56.66	728
1,000,000.01 and above	5	6,732,291.19	2.86	6.702	356	61.27	764
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately $183,527 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 1 Subgroup 2 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

240	19	$1,907,872.50	0.81%	6.675	236	62.65	732
360	1,262	233,189,973.36	99.19	6.680	357	71.25	728
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately 359 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 1 Subgroup 2 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

181 - 240	19	$1,907,872.50	0.81%	6.675	236	62.65	732
301 - 360	1,262	233,189,973.36	99.19	6.680	357	71.25	728
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately 356 months as of the cut-off date.

Property Types of the Pool 1 Subgroup 2 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Two Family	83	$17,737,732.06	7.54%	6.695	356	69.25	731
Three Family	33	8,702,048.98	3.70	6.756	357	69.75	725
Four Family	27	5,319,889.62	2.26	6.743	355	58.62	754
Condominium	117	19,387,248.14	8.25	6.678	356	73.39	738
Condotel	8	1,669,320.48	0.71	6.698	357	72.27	752
Cooperative	2	168,161.44	0.07	6.477	356	51.03	704
PUD	2	125,830.41	0.05	6.919	346	85.25	780
Single Family	1,009	181,987,614.72	77.41	6.673	356	71.57	726
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

Stated Occupancy Status of the Pool 1 Subgroup 2 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	321	$45,392,400.33	19.31%	6.710	356	69.12	742
Primary	868	168,214,228.26	71.55	6.676	355	71.71	724
Second Home	92	21,491,217.27	9.14	6.648	356	71.35	731
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 1 Subgroup 2 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Fixed Rate	987	$169,114,562.38	71.93%	6.678	355	70.86	728
Fixed Rate 40/30 Balloon	1	89,739.98	0.04	6.625	354	63.16	653
Fixed Rate IO	293	65,893,543.49	28.03	6.685	357	72.00	730
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

Loan Purposes of the Pool 1 Subgroup 2 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	26	$4,078,096.65	1.73%	6.776	353	66.09	722
Cash Out: Other	211	43,108,433.79	18.34	6.695	354	64.07	737
Debt Consolidation	228	44,588,593.08	18.97	6.664	356	68.25	713
Home Improvement	76	11,759,143.29	5.00	6.642	355	63.99	724
Purchase	545	97,504,613.43	41.47	6.679	357	76.89	734
Rate/Term Refinance	195	34,058,965.63	14.49	6.685	355	70.76	725
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

Documentation Programs of the Pool 1 Subgroup 2 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	338	$58,492,538.84	24.88%	6.668	356	74.28	728
No Income/Stated Asset	56	9,244,354.37	3.93	6.711	357	70.77	728
No Income/Verified Asset	28	4,921,330.43	2.09	6.677	352	72.29	726
No Documentation	148	21,561,173.68	9.17	6.696	352	65.09	733
Stated Income/Stated Asset	365	65,732,092.18	27.96	6.704	356	71.44	727
Stated Income/Verified Asset	346	75,146,356.37	31.96	6.659	356	70.26	729
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

Debt-to-Income Ratios of the Pool 1 Subgroup 2 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	43	$8,349,910.45	3.55%	6.689	357	69.55	736
20.01 - 25.00	50	9,867,367.74	4.20	6.670	356	68.88	731
25.01 - 30.00	98	18,318,025.17	7.79	6.666	356	70.62	728
30.01 - 35.00	127	21,969,381.79	9.34	6.670	357	70.61	725
35.01 - 40.00	221	47,226,688.34	20.09	6.673	355	69.48	733
40.01 - 45.00	243	50,568,960.78	21.51	6.686	356	73.76	723
45.01 - 50.00	203	34,424,436.45	14.64	6.672	356	74.00	729
50.01 - 55.00	48	8,381,669.12	3.57	6.696	356	77.21	725
55.01 - 60.00	9	723,731.17	0.31	6.592	357	69.88	744
60.01 and above	8	1,560,971.15	0.66	6.673	353	71.92	745
None	231	33,706,703.69	14.34	6.700	353	67.05	728
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately 38.32% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 1 Subgroup 2 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	122	$18,066,677.36	7.68%	6.654	354	38.11	744
50.00 - 54.99	46	11,442,688.91	4.87	6.667	356	52.27	737
55.00 - 59.99	66	11,061,401.73	4.71	6.636	355	57.70	730
60.00 - 64.99	71	16,348,335.88	6.95	6.650	355	63.00	738
65.00 - 69.99	108	25,059,678.56	10.66	6.675	357	67.07	736
70.00 - 74.99	125	26,076,697.41	11.09	6.680	354	71.39	722
75.00 - 79.99	172	31,221,201.08	13.28	6.679	355	77.34	719
80.00	440	81,525,051.39	34.68	6.689	357	80.00	726
80.01 - 84.99	12	1,474,223.66	0.63	6.766	350	82.90	708
85.00 - 89.99	18	2,663,399.65	1.13	6.667	357	85.55	733
90.00 - 94.99	52	5,104,644.85	2.17	6.798	356	90.70	716
95.00 - 99.99	33	3,585,217.30	1.52	6.747	357	95.00	723
100.00	16	1,468,628.08	0.62	6.714	357	100.00	720
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately 71.18% as of the cut-off date.

Geographic Distribution of the Pool 1 Subgroup 2 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alabama	8	$438,253.05	0.19%	6.742	349	76.84	726
Alaska	5	670,226.85	0.29	6.842	357	72.20	735
Arizona	47	8,428,065.84	3.58	6.701	357	65.35	741
Arkansas	15	827,792.15	0.35	6.736	357	80.28	716
California	249	60,559,731.28	25.76	6.666	356	68.26	731
Colorado	37	6,098,453.66	2.59	6.679	357	74.87	718
Connecticut	10	1,765,784.06	0.75	6.640	357	72.85	747
Delaware	7	1,445,922.85	0.62	6.733	357	65.18	730
District of Columbia	7	1,267,131.48	0.54	6.649	356	69.33	720
Florida	84	16,337,552.11	6.95	6.677	351	71.18	723
Georgia	41	4,270,019.68	1.82	6.686	357	76.86	733
Hawaii	16	4,920,378.26	2.09	6.678	356	69.99	735
Idaho	9	1,124,770.67	0.48	6.743	354	75.52	729
Illinois	21	3,003,704.67	1.28	6.784	351	73.54	699
Indiana	2	421,382.31	0.18	6.875	357	78.34	695
Iowa	10	767,139.56	0.33	6.833	357	83.21	750
Kansas	2	110,982.06	0.05	6.875	358	81.70	720
Kentucky	4	408,408.03	0.17	6.720	356	78.81	693
Louisiana	15	986,547.37	0.42	6.770	348	79.96	698
Maine	6	1,451,292.91	0.62	6.787	357	70.78	742
Maryland	42	8,676,961.84	3.69	6.646	356	74.03	720
Massachusetts	26	4,654,855.71	1.98	6.701	354	63.49	738
Michigan	12	1,602,374.29	0.68	6.759	357	79.22	747
Minnesota	46	7,168,008.78	3.05	6.651	357	75.30	726
Mississippi	1	97,234.14	0.04	6.500	357	42.86	697
Missouri	13	1,010,519.44	0.43	6.768	350	70.55	735
Montana	7	1,089,707.44	0.46	6.740	357	64.49	744
Nebraska	6	481,248.56	0.20	6.703	357	80.88	707
Nevada	30	4,963,304.32	2.11	6.709	356	71.77	722
New Hampshire	3	218,603.74	0.09	6.620	356	77.71	702
New Jersey	37	10,130,294.04	4.31	6.668	357	73.15	717
New Mexico	8	731,555.00	0.31	6.708	347	63.68	733
New York	103	28,846,497.20	12.27	6.702	356	68.91	734
North Carolina	42	5,662,055.94	2.41	6.713	356	77.03	714
North Dakota	2	466,733.86	0.20	6.541	357	70.41	752
Ohio	11	766,190.26	0.33	6.737	357	78.16	727
Oklahoma	5	495,942.34	0.21	6.691	355	78.12	739
Oregon	49	7,395,599.57	3.15	6.623	357	77.11	728
Pennsylvania	31	3,348,232.98	1.42	6.624	357	74.29	728
Rhode Island	2	200,538.70	0.09	6.643	357	73.52	744
South Carolina	13	3,231,749.90	1.37	6.733	357	71.01	718
South Dakota	3	214,990.08	0.09	6.586	356	82.54	741
Tennessee	13	1,956,464.40	0.83	6.723	349	76.56	739
Texas	60	5,600,004.02	2.38	6.685	356	79.70	727
Utah	19	2,021,357.38	0.86	6.687	357	72.00	727
Vermont	2	641,062.06	0.27	6.750	356	80.00	657
Virginia	32	5,259,396.60	2.24	6.591	356	72.24	741
Washington	53	10,659,554.53	4.53	6.655	357	73.65	723
West Virginia	2	291,067.12	0.12	6.724	357	81.65	754
Wisconsin	11	1,067,422.20	0.45	6.767	356	75.46	727
Wyoming	2	844,780.62	0.36	6.529	356	28.35	734
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 1 subgroup 2 by Stated Principal Balance was approximately 0.72% in the 96712 zip code.

Loan Rates of the Pool 1 Subgroup 2 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

6.000 - 6.499	218	$19,390,685.86	8.25%	6.375	356	70.40	733
6.500 - 6.999	926	203,236,364.82	86.45	6.687	356	71.06	727
7.000 - 7.499	137	12,470,795.17	5.30	7.029	354	74.26	735
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The weighted average loan rate of the initial mortgage loans contributing to pool 1 subgroup 2 as of the cut-off date was approximately 6.680%.

Credit Scores of the Pool 1 Subgroup 2 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	2	$150,721.69	0.06%	6.725	333	69.94	615
625 - 649	24	5,572,743.30	2.37	6.734	355	75.91	637
650 - 674	39	8,610,884.47	3.66	6.697	356	77.32	661
675 - 699	279	48,611,416.65	20.68	6.684	356	71.65	689
700 and above	937	172,152,079.75	73.23	6.676	356	70.59	746
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

The weighted average credit score of the initial mortgage loans contributing to pool 1 subgroup 2 was approximately 728 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 1 Subgroup 2 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,259	$232,290,909.80	98.81%	6.678	356	71.16	729
36 months	17	2,446,003.92	1.04	6.823	350	75.48	702
60 months	5	360,932.14	0.15	6.756	333	55.63	689
Total	1,281	$235,097,845.85	100.00%	6.680	356	71.18	728

Pool 1 Subgroup 3 Initial Mortgage Loan Components

The pool 1 subgroup 3 initial mortgage loan components had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 1 Subgroup 3 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	205	$6,761,897.34	11.03%	7.144	355	78.97	720
50,000.01 - 100,000.00	162	11,816,808.41	19.28	7.103	354	77.88	727
100,000.01 - 150,000.00	106	12,965,115.80	21.15	7.151	355	77.79	724
150,000.01 - 200,000.00	50	8,529,600.70	13.92	7.187	356	71.79	733
200,000.01 - 250,000.00	23	5,281,964.19	8.62	7.218	357	77.89	723
250,000.01 - 300,000.00	19	5,015,141.91	8.18	7.175	357	76.76	730
300,000.01 - 350,000.00	8	2,540,880.60	4.15	7.254	356	78.40	726
350,000.01 - 400,000.00	7	2,612,066.52	4.26	7.215	356	78.20	729
400,000.01 - 450,000.00	2	842,037.64	1.37	7.190	357	80.00	695
450,000.01 - 500,000.00	2	959,288.00	1.57	7.375	355	74.22	716
500,000.01 - 550,000.00	1	514,910.49	0.84	7.250	331	80.00	627
600,000.01 - 650,000.00	4	2,497,195.74	4.07	7.191	356	70.68	736
950,000.01 - 1,000,000.00	1	950,201.32	1.55	7.125	357	68.65	752
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately $103,876 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 1 Subgroup 3 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

240	6	$346,575.98	0.57%	7.002	236	64.98	751
360	584	60,940,532.66	99.43	7.168	356	76.70	725
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately 359 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 1 Subgroup 3 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

181 - 240	6	$346,575.98	0.57%	7.002	236	64.98	751
301 - 360	584	60,940,532.66	99.43	7.168	356	76.70	725
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately 355 months as of the cut-off date.

Property Types of the Pool 1 Subgroup 3 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Two Family	41	$3,157,192.06	5.15%	7.093	356	76.03	735
Three Family	25	3,213,420.38	5.24	7.105	353	73.65	717
Four Family	16	2,055,810.85	3.35	7.110	353	73.45	733
Condominium	58	5,812,574.64	9.48	7.210	356	75.58	730
Condotel	4	410,562.07	0.67	7.158	357	62.99	762
PUD	2	71,360.37	0.12	6.952	340	89.27	783
Single Family	444	46,566,188.27	75.98	7.174	356	77.25	724
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

Stated Occupancy Status of the Pool 1 Subgroup 3 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	231	$21,265,611.02	34.70%	7.206	356	75.32	734
Primary	330	37,020,374.03	60.40	7.142	355	77.18	720
Second Home	29	3,001,123.59	4.90	7.192	357	79.16	735
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 1 Subgroup 3 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Fixed Rate	464	$43,618,143.06	71.17%	7.162	355	77.58	726
Fixed Rate IO	126	17,668,965.58	28.83	7.180	356	74.29	725
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

Loan Purposes of the Pool 1 Subgroup 3 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	22	$3,304,827.33	5.39%	7.205	350	67.30	704
Cash Out: Other	78	8,388,918.69	13.69	7.142	354	69.61	731
Debt Consolidation	81	9,358,142.97	15.27	7.180	357	74.01	716
Home Improvement	28	3,175,919.75	5.18	7.178	355	76.72	723
Purchase	306	30,107,975.17	49.13	7.185	356	80.29	731
Rate/Term Refinance	75	6,951,324.72	11.34	7.076	355	77.19	723
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

Documentation Programs of the Pool 1 Subgroup 3 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	131	$10,125,190.01	16.52%	7.107	356	78.32	726
No Income/Stated Asset	41	4,325,505.20	7.06	7.191	357	81.06	722
No Income/Verified Asset	15	992,144.72	1.62	7.157	354	76.54	723
No Documentation	77	8,475,405.96	13.83	7.197	354	71.76	733
Stated Income/Stated Asset	185	19,962,031.05	32.57	7.168	356	76.66	728
Stated Income/Verified Asset	141	17,406,831.69	28.40	7.180	355	76.89	721
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

Debt-to-Income Ratios of the Pool 1 Subgroup 3 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	23	$1,525,003.18	2.49%	7.137	357	73.92	722
20.01 - 25.00	22	1,715,259.47	2.80	7.131	357	75.29	747
25.01 - 30.00	47	4,148,468.00	6.77	7.146	354	75.82	744
30.01 - 35.00	66	6,169,009.60	10.07	7.199	356	76.15	725
35.01 - 40.00	85	9,542,401.26	15.57	7.131	356	76.82	725
40.01 - 45.00	103	12,366,914.60	20.18	7.173	355	76.97	719
45.01 - 50.00	79	9,448,144.42	15.42	7.166	357	77.97	721
50.01 - 55.00	21	1,641,209.03	2.68	7.076	356	83.03	716
55.01 - 60.00	5	422,663.93	0.69	7.164	357	80.87	771
60.01 and above	1	79,977.64	0.13	6.875	354	80.00	739
None	138	14,228,057.51	23.22	7.198	355	75.33	727
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately 38.94% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 1 Subgroup 3 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	25	$1,923,533.46	3.14%	7.057	355	38.55	737
50.00 - 54.99	10	909,926.90	1.48	7.084	349	51.86	748
55.00 - 59.99	16	2,604,642.56	4.25	7.170	350	58.38	744
60.00 - 64.99	16	2,144,080.26	3.50	7.131	356	63.03	708
65.00 - 69.99	27	4,705,421.87	7.68	7.046	356	67.65	732
70.00 - 74.99	48	5,072,238.26	8.28	7.099	355	71.68	727
75.00 - 79.99	90	8,180,544.14	13.35	7.169	356	77.19	731
80.00	219	25,272,403.78	41.24	7.179	356	80.00	720
80.01 - 84.99	9	671,223.65	1.10	7.203	357	83.69	703
85.00 - 89.99	10	1,146,586.35	1.87	7.315	357	87.04	736
90.00 - 94.99	77	5,823,639.53	9.50	7.253	357	90.28	729
95.00 - 99.99	35	2,453,108.94	4.00	7.289	357	95.00	724
100.00	8	379,758.95	0.62	7.070	357	100.00	712
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately 76.63% as of the cut-off date.

Geographic Distribution of the Pool 1 Subgroup 3 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alabama	7	$379,050.49	0.62%	7.180	350	81.04	711
Alaska	6	533,086.22	0.87	7.097	356	72.46	725
Arizona	19	2,436,558.99	3.98	7.191	356	73.04	764
Arkansas	11	650,995.10	1.06	7.171	357	79.24	715
California	59	8,806,734.81	14.37	7.075	355	73.84	726
Colorado	15	1,404,130.51	2.29	7.137	356	76.00	709
Connecticut	5	510,184.18	0.83	7.190	356	83.51	737
Delaware	4	360,764.98	0.59	7.216	357	81.39	708
District of Columbia	1	41,200.00	0.07	6.875	357	80.00	742
Florida	43	5,428,770.76	8.86	7.276	357	79.56	725
Georgia	22	1,361,495.38	2.22	7.185	356	79.13	726
Hawaii	10	1,406,037.68	2.29	7.239	356	65.67	735
Idaho	7	791,660.75	1.29	7.217	357	82.59	716
Illinois	16	1,237,792.40	2.02	7.144	357	78.46	715
Indiana	5	397,712.84	0.65	7.211	357	86.63	718
Iowa	13	596,773.78	0.97	7.119	357	87.57	748
Kansas	2	109,970.43	0.18	7.122	358	93.26	739
Kentucky	4	114,497.15	0.19	7.234	357	78.98	746
Louisiana	11	479,058.68	0.78	7.159	348	78.04	693
Maine	3	1,146,753.66	1.87	7.154	357	71.75	743
Maryland	14	884,143.77	1.44	7.069	356	72.77	709
Massachusetts	13	1,422,179.43	2.32	7.101	356	74.89	745
Michigan	8	410,117.99	0.67	7.045	357	80.78	727
Minnesota	20	2,286,642.41	3.73	7.193	356	80.59	730
Missouri	10	603,251.98	0.98	7.089	345	76.70	750
Montana	3	395,502.73	0.65	7.108	357	83.54	715
Nebraska	2	82,892.38	0.14	7.253	358	90.00	699
Nevada	12	1,898,377.72	3.10	7.228	356	73.05	724
New Hampshire	4	824,123.34	1.34	7.241	356	66.87	721
New Jersey	13	1,823,055.49	2.97	7.241	357	77.51	712
New Mexico	7	639,687.35	1.04	7.246	357	77.46	744
New York	49	7,686,941.36	12.54	7.124	355	72.79	715
North Carolina	23	2,333,488.20	3.81	7.211	356	79.18	718
Ohio	11	650,197.12	1.06	7.224	356	81.95	714
Oklahoma	3	246,045.03	0.40	7.268	355	78.94	746
Oregon	11	1,278,189.01	2.09	7.170	356	79.38	737
Pennsylvania	16	987,242.01	1.61	7.212	357	83.82	733
Rhode Island	2	161,966.37	0.26	7.375	357	80.00	721
South Carolina	8	1,087,800.07	1.77	7.233	357	79.05	736
South Dakota	1	27,235.02	0.04	6.875	354	79.99	776
Tennessee	14	911,825.51	1.49	7.171	339	82.68	715
Texas	37	2,147,334.42	3.50	7.244	355	77.84	718
Utah	5	666,133.84	1.09	7.065	357	82.19	708
Virginia	10	927,132.21	1.51	7.117	357	83.68	725
Washington	17	1,900,471.89	3.10	7.120	357	74.84	731
West Virginia	1	58,040.01	0.09	6.875	357	95.00	766
Wisconsin	13	753,863.27	1.23	7.213	356	80.18	739
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 1 subgroup 3 by Stated Principal Balance was approximately 1.55% in the 03904 zip code.

Loan Rates of the Pool 1 Subgroup 3 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

6.500 - 6.999	207	$13,597,814.84	22.19%	6.876	355	74.44	722
7.000 - 7.499	268	39,293,139.21	64.11	7.189	355	76.55	728
7.500 - 7.999	115	8,396,154.59	13.70	7.533	356	80.57	720
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The weighted average loan rate of the initial mortgage loans contributing to pool 1 subgroup 3 as of the cut-off date was approximately 7.167%.

Credit Scores of the Pool 1 Subgroup 3 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	2	$71,815.36	0.12%	7.194	332	53.74	610
625 - 649	11	1,321,636.60	2.16	7.070	344	78.77	633
650 - 674	15	1,516,147.42	2.47	7.099	355	76.16	662
675 - 699	157	16,093,023.98	26.26	7.200	357	77.18	689
700 and above	405	42,284,485.27	68.99	7.160	356	76.41	745
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

The weighted average credit score of the initial mortgage loans contributing to pool 1 subgroup 3 was approximately 726 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 1 Subgroup 3 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	573	$59,499,425.54	97.08%	7.168	356	76.62	727
24 months	1	514,910.49	0.84	7.250	331	80.00	627
36 months	13	1,154,792.18	1.88	7.089	350	76.81	693
60 months	3	117,980.43	0.19	7.106	333	66.49	695
Total	590	$61,287,108.64	100.00%	7.167	355	76.63	726

Pool 1 Subgroup 4 Initial Mortgage Loan Components

The pool 1 subgroup 4 initial mortgage loan components had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 1 Subgroup 4 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	91	$3,015,835.43	6.51%	7.524	356	81.70	723
50,000.01 - 100,000.00	95	7,080,453.58	15.29	7.698	356	81.52	720
100,000.01 - 150,000.00	79	9,856,750.36	21.28	7.764	356	83.21	720
150,000.01 - 200,000.00	30	5,160,541.19	11.14	7.845	356	81.35	738
200,000.01 - 250,000.00	21	4,630,342.03	10.00	7.779	357	84.20	707
250,000.01 - 300,000.00	8	2,201,267.50	4.75	7.888	357	86.09	713
300,000.01 - 350,000.00	13	4,336,598.07	9.36	7.760	356	83.66	723
350,000.01 - 400,000.00	5	1,842,320.90	3.98	7.911	357	83.73	699
400,000.01 - 450,000.00	4	1,694,829.18	3.66	8.063	357	79.27	733
450,000.01 - 500,000.00	7	3,371,401.05	7.28	7.823	357	81.43	711
550,000.01 - 600,000.00	2	1,162,304.14	2.51	7.873	357	83.42	726
950,000.01 - 1,000,000.00	2	1,967,741.59	4.25	7.813	357	77.09	744
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The average Stated Principal Balance of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately $129,749 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 1 Subgroup 4 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

360	357	$46,320,385.02	100.00%	7.780	356	82.42	721
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately 360 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 1 Subgroup 4 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

301 - 360	357	$46,320,385.02	100.00%	7.780	356	82.42	721
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately 356 months as of the cut-off date.

Property Types of the Pool 1 Subgroup 4 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Two Family	24	$2,684,803.31	5.80%	7.797	357	81.63	722
Three Family	16	2,166,124.48	4.68	7.800	356	80.41	731
Four Family	17	2,928,814.33	6.32	7.986	356	80.87	701
Condominium	39	5,347,823.16	11.55	7.801	356	81.40	732
Condotel	4	774,118.73	1.67	7.988	357	69.90	765
PUD	2	245,829.18	0.53	8.353	331	95.00	684
Single Family	255	32,172,871.85	69.46	7.746	356	83.13	719
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

Stated Occupancy Status of the Pool 1 Subgroup 4 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	184	$22,707,009.83	49.02%	7.825	357	80.61	724
Primary	154	21,433,253.80	46.27	7.743	356	84.32	717
Second Home	19	2,180,121.40	4.71	7.682	357	82.52	734
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 1 Subgroup 4 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Fixed Rate	293	$34,559,009.59	74.61%	7.780	356	82.73	721
Fixed Rate IO	64	11,761,375.43	25.39	7.781	356	81.50	721
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

Loan Purposes of the Pool 1 Subgroup 4 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	10	$1,103,895.88	2.38%	7.718	350	74.01	687
Cash Out: Other	50	6,195,773.01	13.38	7.746	357	80.29	729
Debt Consolidation	49	6,727,917.48	14.52	7.757	357	82.00	714
Home Improvement	19	2,920,201.52	6.30	7.887	357	77.18	724
Purchase	206	26,558,662.41	57.34	7.785	356	83.98	725
Rate/Term Refinance	23	2,813,934.72	6.07	7.781	357	82.08	695
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

Documentation Programs of the Pool 1 Subgroup 4 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Full Documentation	49	$4,502,427.27	9.72%	7.723	356	82.00	715
No Income/Stated Asset	43	5,116,465.67	11.05	7.828	357	85.50	721
No Income/Verified Asset	13	1,749,513.34	3.78	7.890	357	85.32	722
No Documentation	70	9,166,790.02	19.79	7.784	355	84.39	716
Stated Income/Stated Asset	109	14,132,075.02	30.51	7.780	357	81.87	721
Stated Income/Verified Asset	73	11,653,113.72	25.16	7.763	356	79.90	727
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

Debt-to-Income Ratios of the Pool 1 Subgroup 4 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	12	$1,029,069.18	2.22%	7.773	357	78.31	716
20.01 - 25.00	13	2,501,538.88	5.40	7.887	356	79.39	745
25.01 - 30.00	22	2,467,881.82	5.33	7.803	356	82.46	728
30.01 - 35.00	33	4,593,317.82	9.92	7.669	357	80.27	723
35.01 - 40.00	39	5,919,798.05	12.78	7.795	357	82.99	718
40.01 - 45.00	56	6,602,251.70	14.25	7.701	356	80.52	723
45.01 - 50.00	45	5,914,024.06	12.77	7.809	357	80.48	715
50.01 - 55.00	7	788,762.26	1.70	7.796	355	90.24	713
55.01 - 60.00	2	109,083.35	0.24	7.588	356	82.22	758
60.01 and above	1	127,727.22	0.28	7.750	357	80.00	802
None	127	16,266,930.68	35.12	7.810	356	84.64	718
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately 37.56% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 1 Subgroup 4 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	5	$335,957.14	0.73%	7.648	354	38.66	725
50.00 - 54.99	2	154,379.41	0.33	7.540	355	50.83	698
55.00 - 59.99	5	362,222.94	0.78	7.509	356	59.40	718
60.00 - 64.99	5	328,228.09	0.71	7.497	357	61.21	699
65.00 - 69.99	7	794,626.46	1.72	7.884	357	68.56	756
70.00 - 74.99	12	1,633,975.76	3.53	7.769	356	71.53	705
75.00 - 79.99	42	7,905,939.60	17.07	7.754	357	77.11	735
80.00	132	17,962,214.41	38.78	7.774	356	80.00	721
80.01 - 84.99	4	421,684.98	0.91	7.755	357	84.16	704
85.00 - 89.99	17	1,741,826.22	3.76	7.711	356	87.76	701
90.00 - 94.99	84	9,960,246.94	21.50	7.842	357	90.28	720
95.00 - 99.99	39	4,504,521.94	9.72	7.789	354	95.04	712
100.00	3	214,561.14	0.46	7.815	356	100.00	691
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately 82.42% as of the cut-off date.

Geographic Distribution of the Pool 1 Subgroup 4 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score

Alabama	5	$329,108.16	0.71%	8.036	344	90.44	718
Alaska	2	123,916.09	0.27	7.579	357	79.52	710
Arizona	9	1,587,073.07	3.43	7.815	357	80.31	735
Arkansas	4	172,255.08	0.37	7.520	356	87.67	717
California	14	2,901,446.58	6.26	7.766	357	81.96	726
Colorado	8	1,206,794.71	2.61	7.861	356	80.29	725
Connecticut	4	662,659.03	1.43	7.881	356	82.68	740
Delaware	3	440,931.32	0.95	7.708	357	81.63	696
Florida	33	5,768,793.45	12.45	7.749	357	82.55	718
Georgia	12	1,431,199.40	3.09	7.885	356	87.68	719
Hawaii	6	391,752.85	0.85	7.408	356	62.86	722
Idaho	5	478,456.44	1.03	7.647	351	86.58	684
Illinois	17	1,981,553.04	4.28	7.877	357	83.00	710
Indiana	5	429,991.66	0.93	7.796	356	90.87	703
Iowa	6	290,198.52	0.63	7.941	357	83.67	714
Kansas	2	108,945.50	0.24	7.820	357	91.10	711
Kentucky	7	398,827.20	0.86	7.828	357	80.99	727
Louisiana	5	423,908.58	0.92	7.718	347	84.52	689
Maine	3	422,020.22	0.91	7.796	356	78.82	734
Maryland	5	386,058.43	0.83	7.735	357	71.19	727
Massachusetts	6	1,421,438.22	3.07	7.832	357	83.22	717
Michigan	8	1,005,599.59	2.17	7.874	355	86.69	723
Minnesota	11	810,788.89	1.75	7.808	356	80.91	742
Missouri	11	871,176.48	1.88	7.946	357	81.89	749
Montana	3	208,628.18	0.45	7.697	357	72.67	707
Nebraska	4	298,630.50	0.64	7.803	357	89.03	745
Nevada	6	985,990.13	2.13	7.569	356	74.83	707
New Hampshire	6	721,957.40	1.56	7.750	357	78.25	741
New Jersey	12	2,514,914.82	5.43	7.758	357	83.13	715
New Mexico	4	291,525.68	0.63	7.655	357	83.75	694
New York	22	5,365,725.77	11.58	7.767	357	81.56	729
North Carolina	17	3,182,251.33	6.87	7.866	357	81.33	732
Ohio	9	630,561.74	1.36	7.772	357	84.88	706
Oklahoma	6	461,244.46	1.00	7.734	356	82.87	733
Oregon	6	872,079.06	1.88	7.711	356	81.86	732
Pennsylvania	16	1,404,521.09	3.03	7.780	357	86.47	715
Rhode Island	2	53,988.79	0.12	7.375	357	80.00	721
South Carolina	3	460,052.58	0.99	7.798	349	92.93	699
Tennessee	8	707,646.19	1.53	7.761	357	87.00	708
Texas	23	1,740,828.14	3.76	7.649	356	82.10	726
Utah	2	350,648.37	0.76	7.750	357	84.31	712
Virginia	3	633,517.52	1.37	7.799	357	79.34	678
Washington	6	480,464.08	1.04	7.726	357	81.82	706
Wisconsin	8	910,316.73	1.97	7.801	356	83.30	709
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 1 subgroup 4 by Stated Principal Balance was approximately 2.15% in the 28277 zip code.

Loan Rates of the Pool 1 Subgroup 4 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

7.000 - 7.499	66	$2,924,654.07	6.31%	7.375	357	78.96	731
7.500 - 7.999	235	32,574,607.56	70.32	7.706	357	82.25	722
8.000 - 8.499	53	10,573,644.82	22.83	8.104	356	83.74	714
8.500 - 8.999	3	247,478.58	0.53	8.500	346	89.00	704
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The weighted average loan rate of the initial mortgage loans contributing to pool 1 subgroup 4 as of the cut-off date was approximately 7.780%.

Credit Scores of the Pool 1 Subgroup 4 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	3	$307,733.22	0.66%	7.720	345	82.38	620
625 - 649	1	60,274.49	0.13	7.875	357	80.00	642
650 - 674	10	1,424,471.48	3.08	7.783	352	86.42	658
675 - 699	104	13,027,366.23	28.12	7.816	356	82.86	688
700 and above	239	31,500,539.60	68.01	7.766	357	82.06	739
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

The weighted average credit score of the initial mortgage loans contributing to pool 1 subgroup 4 was approximately 721 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 1 Subgroup 4 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	352	$45,913,541.81	99.12%	7.779	356	82.37	721
24 months	1	101,578.42	0.22	8.500	332	95.00	716
36 months	3	261,639.97	0.56	7.830	345	82.69	673
60 months	1	43,624.83	0.09	7.500	332	95.00	662
Total	357	$46,320,385.02	100.00%	7.780	356	82.42	721

Pool 2 Initial Mortgage Loans

The pool 2 initial mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 2 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 50,000.00	16	$604,009.69	2.32%	6.611	175	45.04	734
50,000.01 - 100,000.00	37	2,773,326.79	10.64	6.547	175	57.37	714
100,000.01 - 150,000.00	21	2,540,581.43	9.75	6.540	177	64.92	725
150,000.01 - 200,000.00	11	1,804,963.61	6.93	6.251	177	67.16	744
200,000.01 - 250,000.00	1	236,701.80	0.91	6.250	176	48.00	703
250,000.01 - 300,000.00	7	1,871,152.75	7.18	6.275	177	62.50	737
350,000.01 - 400,000.00	4	1,542,289.58	5.92	6.498	177	62.96	711
400,000.01 - 450,000.00	1	403,041.17	1.55	6.750	177	59.07	687
450,000.01 - 500,000.00	2	934,879.00	3.59	6.631	177	77.52	740
500,000.01 - 550,000.00	1	544,180.26	2.09	6.250	177	64.71	728
550,000.01 - 600,000.00	1	579,124.75	2.22	6.375	177	61.58	683
650,000.01 - 700,000.00	2	1,346,084.82	5.17	6.325	176	74.89	802
750,000.01 - 800,000.00	3	2,351,201.41	9.02	6.124	176	60.92	738
800,000.01 - 850,000.00	3	2,476,275.34	9.50	6.084	177	70.34	769
950,000.01 - 1,000,000.00	1	986,092.91	3.78	6.000	176	76.92	765
1,000,000.01 and above	3	5,063,950.10	19.43	6.335	177	59.14	768
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The average Stated Principal Balance of the initial mortgage loans contributing to pool 2 was approximately $228,578 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 2 Initial Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
180	114	$26,057,855.41	100.00%	6.343	176	63.65	743
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The weighted average original term to stated maturity of the initial mortgage loans contributing to pool 2 was approximately 180 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 2 Initial Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
121 - 180	114	$26,057,855.41	100.00%	6.343	176	63.65	743
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The weighted average remaining term to stated maturity of the initial mortgage loans contributing to pool 2 was approximately 176 months as of the cut-off date.

Property Types of the Pool 2 Initial Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Two Family	10	$1,941,197.32	7.45%	6.390	177	62.72	710
Three Family	1	256,472.03	0.98	6.250	176	49.06	791
Four Family	3	1,086,609.19	4.17	6.892	177	63.11	776
Condominium	10	1,210,850.43	4.65	6.828	176	71.18	716
Single Family	90	21,562,726.44	82.75	6.284	176	63.51	746
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

Stated Occupancy Status of the Pool 2 Initial Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Investor	45	$7,334,852.15	28.15%	6.573	177	65.92	731
Primary	61	16,384,818.84	62.88	6.278	176	63.02	746
Second Home	8	2,338,184.42	8.97	6.072	177	60.93	765
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 2 Initial Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Fixed Rate	114	$26,057,855.41	100.00%	6.343	176	63.65	743
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

Loan Purposes of the Pool 2 Initial Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Cash Out Refinance	2	$103,643.58	0.40%	6.236	152	55.50	660
Cash Out: Other	23	3,957,973.36	15.19	6.294	177	61.91	721
Debt Consolidation	25	3,223,380.67	12.37	6.620	177	61.94	717
Home Improvement	11	4,982,758.88	19.12	6.306	177	58.12	750
Purchase	29	10,864,827.65	41.70	6.358	177	70.62	759
Rate/Term Refinance	24	2,925,271.27	11.23	6.113	175	51.71	735
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

Documentation Programs of the Pool 2 Initial Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Full Documentation	25	$6,363,912.58	24.42%	6.262	177	70.01	741
No Income/Stated Asset	5	522,521.35	2.01	6.787	177	48.56	698
No Income/Verified Asset	4	542,840.22	2.08	6.814	177	73.36	743
No Documentation	14	1,551,358.05	5.95	6.639	176	57.05	728
Stated Income/Stated Asset	36	9,248,785.06	35.49	6.327	176	63.35	751
Stated Income/Verified Asset	30	7,828,438.15	30.04	6.306	176	60.48	743
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

Debt-to-Income Ratios of the Pool 2 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 20.00	6	$1,426,212.67	5.47%	6.040	176	71.68	775
20.01 - 25.00	9	2,223,705.33	8.53	6.099	177	65.36	761
25.01 - 30.00	8	1,091,039.98	4.19	6.473	177	60.18	721
30.01 - 35.00	19	6,137,051.33	23.55	6.202	176	55.80	728
35.01 - 40.00	12	4,915,815.51	18.87	6.356	176	64.49	770
40.01 - 45.00	11	2,267,284.87	8.70	6.531	176	76.48	708
45.01 - 50.00	22	4,241,585.09	16.28	6.345	177	65.28	747
50.01 - 55.00	2	322,265.33	1.24	6.148	177	75.01	714
55.01 - 60.00	1	687,537.73	2.64	6.875	176	70.00	790
None	24	2,745,357.57	10.54	6.666	177	59.47	726
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The non-zero weighted average debt-to-income ratio of the initial mortgage loans contributing to pool 2 was approximately 35.74% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 2 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 49.99	39	$6,223,838.29	23.88%	6.193	176	42.44	729
50.00 - 54.99	8	1,918,008.49	7.36	6.121	177	52.80	746
55.00 - 59.99	4	687,889.36	2.64	6.421	173	58.14	702
60.00 - 64.99	8	2,077,191.62	7.97	6.362	176	62.46	709
65.00 - 69.99	10	4,119,373.07	15.81	6.275	177	65.69	758
70.00 - 74.99	7	3,257,248.97	12.50	6.617	177	70.81	780
75.00 - 79.99	8	2,202,190.40	8.45	6.206	176	76.87	757
80.00	21	4,863,747.05	18.67	6.448	176	80.00	741
85.00 - 89.99	1	99,998.87	0.38	6.750	177	85.00	686
90.00 - 94.99	7	495,125.67	1.90	7.109	177	90.00	740
95.00 - 99.99	1	113,243.62	0.43	6.500	178	95.00	714
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The weighted average original loan-to-value ratio of the initial mortgage loans contributing to pool 2 was approximately 63.65% as of the cut-off date.

Geographic Distribution of the Pool 2 Initial Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score
Alabama	2	$898,589.56	3.45%	5.954	176	55.48	750
Arizona	1	127,004.78	0.49	7.250	177	90.00	740
California	24	9,458,541.33	36.30	6.293	177	58.36	743
Colorado	5	445,367.56	1.71	6.618	177	37.20	726
Delaware	1	38,079.99	0.15	6.875	177	16.86	687
Florida	4	782,538.63	3.00	6.939	177	76.63	708
Georgia	1	101,349.54	0.39	6.125	177	80.00	781
Idaho	2	884,789.73	3.40	5.760	177	62.29	769
Illinois	2	628,135.89	2.41	5.940	177	71.71	774
Indiana	2	114,871.69	0.44	6.750	177	58.51	710
Louisiana	4	229,564.08	0.88	6.006	155	59.43	676
Maryland	2	274,357.05	1.05	6.993	177	63.30	738
Massachusetts	2	125,664.82	0.48	6.208	178	17.13	731
Michigan	1	85,008.54	0.33	6.500	177	68.52	705
Minnesota	1	75,631.59	0.29	6.500	177	45.29	683
Mississippi	2	95,006.02	0.36	6.061	160	44.56	689
Missouri	1	85,202.35	0.33	7.125	177	90.00	710
Montana	1	84,356.47	0.32	6.500	177	68.11	688
Nebraska	2	176,182.47	0.68	6.850	177	83.80	717
Nevada	4	1,375,283.08	5.28	6.612	176	73.40	711
New York	12	4,383,001.25	16.82	6.447	177	63.17	760
North Carolina	8	590,844.35	2.27	6.515	177	54.40	744
Ohio	1	48,957.82	0.19	6.375	177	38.76	692
Oklahoma	1	33,860.16	0.13	6.500	177	90.00	802
Oregon	5	801,123.26	3.07	5.985	177	72.25	723
Pennsylvania	6	414,714.93	1.59	6.659	176	64.23	706
South Carolina	2	88,985.53	0.34	7.010	178	69.98	732
Texas	6	2,201,297.53	8.45	6.109	176	78.29	765
Utah	2	310,207.18	1.19	6.566	177	64.01	752
Virginia	1	148,539.97	0.57	7.500	177	73.17	709
Washington	2	314,241.19	1.21	6.184	177	68.30	772
Wisconsin	3	532,611.60	2.04	6.450	177	77.78	737
Wyoming	1	103,945.47	0.40	6.375	177	64.81	722
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

As of the cut-off date, the greatest five-digit zip code geographic concentration of initial mortgage loans contributing to pool 2 by Stated Principal Balance was approximately 7.60% in the 90049 zip code.

Loan Rates of the Pool 2 Initial Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
5.500 - 5.999	16	$4,406,897.37	16.91%	5.809	176	63.59	757
6.000 - 6.499	49	13,581,384.51	52.12	6.208	176	60.99	744
6.500 - 6.999	31	5,959,770.03	22.87	6.666	177	65.64	745
7.000 - 7.499	10	1,175,204.59	4.51	7.269	177	72.39	703
7.500 - 7.999	8	934,598.91	3.59	7.584	177	78.92	714
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The weighted average loan rate of the initial mortgage loans contributing to pool 2 as of the cut-off date was approximately 6.343%.

Credit Scores of the Pool 2 Initial Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
650 - 674	5	$356,641.81	1.37%	6.019	159	59.94	663
675 - 699	26	4,795,044.77	18.40	6.540	177	63.23	688
700 and above	83	20,906,168.83	80.23	6.303	177	63.81	758
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

The weighted average credit score of the initial mortgage loans contributing to pool 2 was approximately 743 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 2 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
None	111	$25,854,934.28	99.22%	6.346	177	63.70	744
60 months	3	202,921.13	0.78	5.876	153	57.47	663
Total	114	$26,057,855.41	100.00%	6.343	176	63.65	743

Pool 3 Mortgage Loans

The pool 3 mortgage loans had the approximate characteristics shown in the following tables. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Pool 3 Mortgage Loans

Stated Principal Balance ($)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 50,000.00	1	$39,327.95	0.04%	5.625	159	61.68	781
300,000.01 - 350,000.00	5	1,612,907.48	1.63	6.038	258	61.90	777
350,000.01 - 400,000.00	63	23,836,357.66	24.12	5.631	338	63.63	753
400,000.01 - 450,000.00	64	27,170,755.23	27.50	5.695	335	65.98	744
450,000.01 - 500,000.00	33	15,698,338.30	15.89	5.761	333	67.52	748
500,000.01 - 550,000.00	25	13,082,355.08	13.24	5.766	339	68.68	737
550,000.01 - 600,000.00	11	6,306,287.28	6.38	5.797	339	68.12	730
600,000.01 - 650,000.00	9	5,643,299.84	5.71	5.556	339	64.42	739
650,000.01 - 700,000.00	1	670,918.39	0.68	6.000	339	65.33	715
700,000.01 - 750,000.00	2	1,490,478.40	1.51	6.250	341	80.00	752
750,000.01 - 800,000.00	2	1,556,311.80	1.57	5.624	339	74.78	731
800,000.01 - 850,000.00	1	826,462.50	0.84	5.250	337	39.53	780
850,000.01 - 900,000.00	1	880,769.06	0.89	5.875	340	69.50	720
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The average Stated Principal Balance of the mortgage loans contributing to pool 3 was approximately $453,278 as of the cut-off date.

Original Terms to Stated Maturity of the Pool 3 Mortgage Loans

Original Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
180	4	$1,301,662.35	1.32%	5.551	158	52.68	778
240	1	301,839.62	0.31	6.250	188	48.59	780
360	213	97,211,067.00	98.38	5.711	338	66.39	744
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The weighted average original term to stated maturity of the mortgage loans contributing to pool 3 was approximately 357 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Pool 3 Mortgage Loans

Remaining Term (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
121 - 180	4	$1,301,662.35	1.32%	5.551	158	52.68	778
181 - 240	1	301,839.62	0.31	6.250	188	48.59	780
301 - 360	213	97,211,067.00	98.38	5.711	338	66.39	744
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The weighted average remaining term to stated maturity of the mortgage loans contributing to pool 3 was approximately 336 months as of the cut-off date.

Property Types of the Pool 3 Mortgage Loans

Property Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Condominium	2	$742,398.65	0.75%	5.812	337	62.87	740
Single Family	216	98,072,170.32	99.25	5.710	336	66.18	745
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

Stated Occupancy Status of the Pool 3 Mortgage Loans*

Stated Occupancy Status	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Investor	1	$357,706.64	0.36%	5.750	337	69.90	768
Primary	214	97,309,416.89	98.48	5.710	335	66.09	745
Second Home	3	1,147,445.44	1.16	5.794	339	70.04	756
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

* In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related mortgage loan was originated.

Product Type of the Pool 3 Mortgage Loans

Product Type	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Fixed Rate	216	$97,744,568.97	98.92%	5.712	335	66.12	745
Fixed Rate IO	2	1,070,000.00	1.08	5.625	340	68.82	775
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

Loan Purposes of the Pool 3 Mortgage Loans

Purpose	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Cash Out Refinance	97	$44,031,225.91	44.56%	5.675	338	63.82	734
Purchase	82	37,640,345.03	38.09	5.772	338	70.56	760
Rate/Term Refinance	39	17,142,998.03	17.35	5.668	324	62.45	740
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

Documentation Programs of the Pool 3 Mortgage Loans

Documentation	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
Full Documentation	46	$22,202,531.54	22.47%	5.870	324	70.02	751
Stated Income/Verified Asset	172	76,612,037.43	77.53	5.665	339	65.03	743
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

Debt-to-Income Ratios of the Pool 3 Mortgage Loans

Debt-to-Income Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 20.00	8	$3,218,541.21	3.26%	5.656	318	62.49	773
20.01 - 25.00	27	12,010,324.78	12.15	5.725	330	62.86	756
25.01 - 30.00	35	16,075,742.26	16.27	5.697	337	64.25	760
30.01 - 35.00	58	27,816,511.92	28.15	5.709	339	68.78	738
35.01 - 40.00	72	32,432,849.06	32.82	5.724	336	67.19	737
40.01 - 45.00	13	5,370,494.80	5.43	5.635	339	62.80	753
45.01 - 50.00	5	1,890,104.94	1.91	5.841	314	62.35	726
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The non-zero weighted average debt-to-income ratio of the mortgage loans contributing to pool 3 was approximately 32.43% as of the cut-off date.

Original Loan-to-Value Ratios of the Pool 3 Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score
0.01 - 49.99	20	$8,773,221.46	8.88%	5.538	316	43.78	755
50.00 - 54.99	12	5,101,592.27	5.16	5.674	339	53.08	725
55.00 - 59.99	23	10,033,125.28	10.15	5.677	337	57.45	755
60.00 - 64.99	27	11,449,458.04	11.59	5.658	338	63.01	747
65.00 - 69.99	66	30,969,344.95	31.34	5.646	336	67.65	741
70.00 - 74.99	27	12,455,957.44	12.61	5.744	338	70.85	744
75.00 - 79.99	16	7,721,036.07	7.81	5.846	338	76.87	744
80.00	20	9,257,900.43	9.37	5.973	338	80.00	747
85.00 - 89.99	4	1,684,948.83	1.71	5.940	340	88.49	734
90.00 - 94.99	3	1,367,984.20	1.38	5.981	339	90.00	763
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The weighted average original loan-to-value ratio of the mortgage loans contributing to pool 3 was approximately 66.15% as of the cut-off date.

Geographic Distribution of the Pool 3 Mortgage Loans

Location	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined Loan-To-Value	Weighted Average Credit Score
Arizona	2	$801,572.62	0.81%	5.557	339	69.58	750
California	44	18,696,264.74	18.92	5.657	335	62.44	737
Delaware	1	364,373.00	0.37	5.375	340	70.00	765
District of Columbia	6	3,103,253.23	3.14	5.594	309	54.20	768
Florida	2	1,490,478.40	1.51	6.250	341	80.00	752
Georgia	2	1,161,129.56	1.18	5.938	339	70.93	737
Illinois	1	408,482.02	0.41	5.750	337	75.00	687
Maryland	38	17,185,915.95	17.39	5.785	337	68.29	743
Massachusetts	2	955,399.73	0.97	5.930	339	71.23	775
Nevada	2	907,993.01	0.92	5.998	341	84.10	746
New Jersey	3	1,388,161.83	1.40	5.909	338	74.60	692
New Mexico	1	523,156.64	0.53	6.125	339	75.52	768
New York	11	5,265,265.08	5.33	5.675	313	70.77	754
North Carolina	2	811,874.91	0.82	5.772	338	63.08	763
Oregon	1	391,206.16	0.40	6.000	339	44.44	791
Pennsylvania	2	948,232.64	0.96	6.000	339	72.86	776
Virginia	95	43,127,801.25	43.65	5.668	339	65.78	745
Washington	2	786,247.28	0.80	5.557	339	64.75	786
West Virginia	1	497,760.92	0.50	5.750	339	56.67	806
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

As of the cut-off date, the greatest five-digit zip code geographic concentration of mortgage loans contributing to pool 3 by Stated Principal Balance was approximately 2.75% in the 22182 zip code.

Loan Rates of the Pool 3 Mortgage Loans

Loan Rate (%)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

5.000 - 5.499	25	$11,038,137.19	11.17%	5.347	339	60.19	760
5.500 - 5.999	150	68,094,555.92	68.91	5.658	335	65.38	745
6.000 - 6.499	43	19,681,875.86	19.92	6.096	334	72.16	735
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The weighted average loan rate of the mortgage loans contributing to pool 3 as of the cut-off date was approximately 5.711%.

Credit Scores of the Pool 3 Mortgage Loans

Credit Score	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

600 - 624	1	$382,948.63	0.39%	6.000	338	80.00	624
625 - 649	5	2,136,039.78	2.16	5.846	339	64.42	643
650 - 674	11	5,202,575.88	5.26	5.828	339	68.39	661
675 - 699	19	8,376,230.55	8.48	5.731	339	64.11	689
700 and above	182	82,716,774.13	83.71	5.696	335	66.20	759
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

The weighted average credit score of the mortgage loans contributing to pool 3 was approximately 745 as of the cut-off date.

Original Prepayment Penalty Periods of the Pool 3 Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	218	$98,814,568.97	100.00%	5.711	336	66.15	745
Total	218	$98,814,568.97	100.00%	5.711	336	66.15	745

  Annex C:

Assumed Initial Mortgage Loan Characteristics

Assumed Initial Mortgage Loan Characteristics for Pool 1

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Current Net Mortgage Rate (%)(1)	Seasoning (Months)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
1	648,606.96	5.6250000000	5.3750000000	2	358	358	0	0
2	114,638.07	5.7500000000	5.5000000000	3	357	357	0	0
3	1,869,509.28	5.8750000000	5.6250000000	3	357	357	0	0
4	277,734.11	5.9100000000	5.6600000000	26	334	334	0	0
5	179,732.97	5.9500000000	5.7000000000	4	356	356	0	0
6	58,268.45	5.9700000000	5.7200000000	27	333	333	0	0
7	2,557,364.25	6.0000000000	5.7500000000	4	345	345	0	0
8	2,772,678.19	6.1250000000	5.8750000000	3	357	357	0	0
9	22,708,556.15	6.2500000000	6.0000000000	4	348	348	0	0
10	54,538,503.22	6.3750000000	6.1250000000	3	356	356	0	0
11	83,623.67	6.4250000000	6.1750000000	28	332	332	0	0
12	64,965,179.46	6.5000000000	6.2500000000	3	356	356	0	0
13	54,296,057.86	6.6250000000	6.3750000000	3	354	354	0	0
14	45,276,757.00	6.7500000000	6.5000000000	3	356	356	0	0
15	36,659,020.93	6.8750000000	6.6250000000	4	356	356	0	0
16	228,633.80	6.9500000000	6.7000000000	3	269	269	0	0
17	14,041,377.81	7.0000000000	6.7500000000	4	353	353	0	0
18	9,268,573.13	7.1250000000	6.8750000000	4	355	355	0	0
19	9,025,102.42	7.2500000000	7.0000000000	5	355	355	0	0
20	7,982,480.95	7.3750000000	7.1250000000	3	357	357	0	0
21	8,433,592.03	7.5000000000	7.2500000000	4	356	356	0	0
22	4,644,225.64	7.6250000000	7.3750000000	3	357	357	0	0
23	11,064,296.56	7.7500000000	7.5000000000	3	357	357	0	0
24	6,653,385.73	7.8750000000	7.6250000000	3	357	357	0	0
25	4,004,763.87	8.0000000000	7.7500000000	5	355	355	0	0
26	1,547,017.14	8.1250000000	7.8750000000	4	356	356	0	0
27	1,123,776.03	8.2500000000	8.0000000000	3	357	357	0	0
28	324,284.62	8.3750000000	8.1250000000	6	354	354	0	0
29	145,900.16	8.5000000000	8.2500000000	4	356	356	0	0
30	272,000.00	6.3750000000	6.1250000000	5	355	300	60	55
31	234,900.00	6.7500000000	6.5000000000	3	357	300	60	57
32	176,000.00	7.3750000000	7.1250000000	3	357	300	60	57
33	496,000.00	8.0000000000	7.7500000000	5	355	300	60	55
34	240,036.00	5.6250000000	5.3750000000	3	357	240	120	117
35	668,521.30	5.7500000000	5.5000000000	3	357	240	120	117
36	339,916.77	5.8750000000	5.6250000000	3	357	240	120	117
37	1,576,498.04	6.0000000000	5.7500000000	3	357	240	120	117
38	590,000.00	6.1250000000	5.8750000000	3	357	240	120	117
39	6,136,795.53	6.2500000000	6.0000000000	3	357	240	120	117
40	16,418,904.90	6.3750000000	6.1250000000	3	357	240	120	117
41	15,427,667.26	6.5000000000	6.2500000000	3	357	240	120	117
42	14,138,696.83	6.6250000000	6.3750000000	3	357	240	120	117
43	13,743,440.40	6.7500000000	6.5000000000	3	357	240	120	117
44	13,672,815.33	6.8750000000	6.6250000000	4	356	240	120	116
45	4,470,235.97	7.0000000000	6.7500000000	4	356	240	120	116
46	1,665,200.00	7.1250000000	6.8750000000	4	356	240	120	116
47	2,661,232.86	7.2500000000	7.0000000000	4	356	240	120	116
48	2,811,635.31	7.3750000000	7.1250000000	4	356	240	120	116
49	3,073,581.15	7.5000000000	7.2500000000	3	357	240	120	117
50	3,472,808.84	7.6250000000	7.3750000000	3	357	240	120	117
51	1,003,200.00	7.7500000000	7.5000000000	3	357	240	120	117
52	814,452.00	7.8750000000	7.6250000000	3	357	240	120	117
53	742,945.54	8.0000000000	7.7500000000	3	357	240	120	117
54	408,510.00	8.1250000000	7.8750000000	3	357	240	120	117
55	1,530,747.76	8.2500000000	8.0000000000	6	354	240	120	114
56	190,399.86	8.3750000000	8.1250000000	3	357	240	120	117
57	101,578.42	8.5000000000	8.2500000000	28	332	240	120	92
58	208,000.00	5.6250000000	5.3750000000	3	357	180	180	177
59	300,950.00	6.1250000000	5.8750000000	2	358	180	180	178
60	1,316,678.00	6.2500000000	6.0000000000	3	357	180	180	177

C-1

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Current Net Mortgage Rate (%)(1)	Seasoning (Months)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
61	6,216,262.18	6.3750000000	6.1250000000	3	357	180	180	177
62	7,510,981.52	6.5000000000	6.2500000000	4	356	180	180	176
63	4,276,035.11	6.6250000000	6.3750000000	3	357	180	180	177
64	4,750,256.72	6.7500000000	6.5000000000	3	357	180	180	177
65	3,693,609.03	6.8750000000	6.6250000000	4	356	180	180	176
66	707,930.00	7.0000000000	6.7500000000	3	357	180	180	177
67	510,320.00	7.1250000000	6.8750000000	3	357	180	180	177
68	640,000.00	7.2500000000	7.0000000000	4	356	180	180	176
69	728,500.00	7.3750000000	7.1250000000	4	356	180	180	176
70	851,868.75	7.5000000000	7.2500000000	4	356	180	180	176
71	749,500.00	7.6250000000	7.3750000000	3	357	180	180	177
72	62,400.00	7.7500000000	7.5000000000	3	357	180	180	177
73	147,451.44	7.8750000000	7.6250000000	4	356	180	180	176
74	205,200.00	8.0000000000	7.7500000000	3	357	180	180	177
75	119,653.31	6.6250000000	6.3750000000	6	354	474	0	0

(1) Reflects the current gross mortgage rate as reduced by the trust expense fee rate.

Assumed Initial Mortgage Loan Characteristics for Pool 2

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Current Net Mortgage Rate (%)(1)	Seasoning (Months)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
1	26,057,855.41	6.3426035701	6.0926035701	4	176	176	0	0

(1) Reflects the current gross mortgage rate as reduced by the trust expense fee rate.

Assumed Initial Mortgage Loan Characteristics for Pool 3

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Current Net Mortgage Rate (%)(1)	Seasoning (Months)	Remaining Term to Maturity (Months)	Remaining Amortization Term (Months)	Original Interest Only Term (Months)	Remaining Interest Only Term (Months)
1	1,301,662.35	5.5514039854	5.3014039854	22	158	158	0	0
2	96,442,906.62	5.7137963801	5.4637963801	22	338	338	0	0
3	1,070,000.00	5.6250000000	5.3750000000	20	340	240	120	100

(1) Reflects the current gross mortgage rate as reduced by the trust expense fee rate.

C-2

Annex D:
Principal Decrement Tables

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class 1A1
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	90	81	72	63
March 25, 2009	99	80	63	48	35
March 25, 2010	98	71	49	32	18
March 25, 2011	97	63	38	20	9
March 25, 2012	96	55	29	12	3
March 25, 2013	95	49	22	7	*
March 25, 2014	94	43	17	4	0
March 25, 2015	93	38	13	2	0
March 25, 2016	91	34	10	1	0
March 25, 2017	90	30	8	1	0
March 25, 2018	88	26	6	1	0
March 25, 2019	86	23	5	*	0
March 25, 2020	83	20	4	*	0
March 25, 2021	81	18	3	*	0
March 25, 2022	78	15	2	*	0
March 25, 2023	75	13	2	*	0
March 25, 2024	72	11	1	*	0
March 25, 2025	68	10	1	*	0
March 25, 2026	64	8	1	*	0
March 25, 2027	60	7	1	*	0
March 25, 2028	56	6	*	*	0
March 25, 2029	51	5	*	*	0
March 25, 2030	46	4	*	*	0
March 25, 2031	40	3	*	*	0
March 25, 2032	34	2	*	*	0
March 25, 2033	28	2	*	*	0
March 25, 2034	21	1	*	*	0
March 25, 2035	14	1	*	*	0
March 25, 2036	6	*	*	*	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	20.55	7.80	4.07	2.54	1.78

(1)  Rounded to the nearest whole percentage.
*   Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class 1A4
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	90	81	72	63
March 25, 2009	98	80	63	48	35
March 25, 2010	97	71	49	32	19
March 25, 2011	96	62	38	20	9
March 25, 2012	95	55	29	12	3
March 25, 2013	94	48	22	7	*
March 25, 2014	93	43	17	4	0
March 25, 2015	92	38	13	2	0
March 25, 2016	90	33	10	1	0
March 25, 2017	89	29	8	1	0
March 25, 2018	87	26	6	1	0
March 25, 2019	85	23	5	*	0
March 25, 2020	82	20	4	*	0
March 25, 2021	80	17	3	*	0
March 25, 2022	77	15	2	*	0
March 25, 2023	74	13	2	*	0
March 25, 2024	70	11	1	*	0
March 25, 2025	67	10	1	*	0
March 25, 2026	63	8	1	*	0
March 25, 2027	58	7	1	*	0
March 25, 2028	54	6	*	*	0
March 25, 2029	49	5	*	*	0
March 25, 2030	44	4	*	*	0
March 25, 2031	39	3	*	*	0
March 25, 2032	33	2	*	*	0
March 25, 2033	27	2	*	*	0
March 25, 2034	20	1	*	*	0
March 25, 2035	13	1	*	*	0
March 25, 2036	5	*	*	*	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	20.22	7.75	4.07	2.55	1.80

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class 1A5
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	90	81	72	63
March 25, 2009	98	80	63	48	35
March 25, 2010	97	71	49	32	19
March 25, 2011	96	62	38	20	9
March 25, 2012	95	55	28	12	3
March 25, 2013	94	48	22	7	*
March 25, 2014	93	43	17	4	0
March 25, 2015	91	38	13	2	0
March 25, 2016	90	33	10	1	0
March 25, 2017	88	29	8	1	0
March 25, 2018	86	26	6	1	0
March 25, 2019	84	23	5	*	0
March 25, 2020	81	20	4	*	0
March 25, 2021	79	17	3	*	0
March 25, 2022	76	15	2	*	0
March 25, 2023	73	13	2	*	0
March 25, 2024	69	11	1	*	0
March 25, 2025	65	9	1	*	0
March 25, 2026	61	8	1	*	0
March 25, 2027	57	7	1	*	0
March 25, 2028	53	5	*	*	0
March 25, 2029	48	4	*	*	0
March 25, 2030	43	4	*	*	0
March 25, 2031	37	3	*	*	0
March 25, 2032	32	2	*	*	0
March 25, 2033	26	2	*	*	0
March 25, 2034	19	1	*	*	0
March 25, 2035	12	1	*	*	0
March 25, 2036	5	*	*	*	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	20.00	7.71	4.06	2.55	1.80
(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class 2A1
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	96	87	78	69	60
March 25, 2009	91	74	58	44	32
March 25, 2010	86	62	43	28	16
March 25, 2011	81	52	31	17	7
March 25, 2012	76	43	22	10	2
March 25, 2013	70	36	16	5	*
March 25, 2014	64	29	11	3	0
March 25, 2015	57	23	8	1	0
March 25, 2016	50	18	5	1	0
March 25, 2017	42	14	4	*	0
March 25, 2018	34	10	2	*	0
March 25, 2019	26	7	1	*	0
March 25, 2020	17	4	1	*	0
March 25, 2021	7	1	*	*	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	8.48	5.14	3.34	2.30	1.68

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PSA(1)

	Class 3A1 and Class 3A2
Distribution Date	0%	100%	300%	500%	750%
Initial Percentage	100	100	100	100	100
March 25, 2008	98	93	82	70	56
March 25, 2009	97	86	65	48	29
March 25, 2010	95	79	52	32	15
March 25, 2011	93	73	42	21	7
March 25, 2012	92	67	33	14	3
March 25, 2013	90	61	26	9	1
March 25, 2014	87	56	21	6	0
March 25, 2015	85	51	16	4	0
March 25, 2016	83	47	13	2	0
March 25, 2017	80	43	10	2	0
March 25, 2018	78	39	8	1	0
March 25, 2019	75	35	6	1	0
March 25, 2020	72	32	5	1	0
March 25, 2021	69	29	4	*	0
March 25, 2022	65	26	3	*	0
March 25, 2023	62	23	2	*	0
March 25, 2024	58	20	2	*	0
March 25, 2025	54	18	1	*	0
March 25, 2026	50	15	1	*	0
March 25, 2027	46	13	1	*	0
March 25, 2028	41	11	1	*	0
March 25, 2029	37	9	*	*	0
March 25, 2030	32	8	*	*	0
March 25, 2031	26	6	*	*	0
March 25, 2032	20	4	*	*	0
March 25, 2033	14	3	*	*	0
March 25, 2034	8	1	*	*	0
March 25, 2035	1	*	*	*	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	17.62	10.01	4.49	2.62	1.60

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class R
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	0	0	0	0	0
March 25, 2009	0	0	0	0	0
March 25, 2010	0	0	0	0	0
March 25, 2011	0	0	0	0	0
March 25, 2012	0	0	0	0	0
March 25, 2013	0	0	0	0	0
March 25, 2014	0	0	0	0	0
March 25, 2015	0	0	0	0	0
March 25, 2016	0	0	0	0	0
March 25, 2017	0	0	0	0	0
March 25, 2018	0	0	0	0	0
March 25, 2019	0	0	0	0	0
March 25, 2020	0	0	0	0	0
March 25, 2021	0	0	0	0	0
March 25, 2022	0	0	0	0	0
March 25, 2023	0	0	0	0	0
March 25, 2024	0	0	0	0	0
March 25, 2025	0	0	0	0	0
March 25, 2026	0	0	0	0	0
March 25, 2027	0	0	0	0	0
March 25, 2028	0	0	0	0	0
March 25, 2029	0	0	0	0	0
March 25, 2030	0	0	0	0	0
March 25, 2031	0	0	0	0	0
March 25, 2032	0	0	0	0	0
March 25, 2033	0	0	0	0	0
March 25, 2034	0	0	0	0	0
March 25, 2035	0	0	0	0	0
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	0.07	0.07	0.07	0.07	0.07

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class PO
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	91	82	74	65
March 25, 2009	98	81	65	51	39
March 25, 2010	97	72	52	36	23
March 25, 2011	96	64	41	25	14
March 25, 2012	95	57	32	17	8
March 25, 2013	94	51	26	12	5
March 25, 2014	93	45	20	8	3
March 25, 2015	92	40	16	6	2
March 25, 2016	90	36	13	4	1
March 25, 2017	89	31	10	3	1
March 25, 2018	86	28	8	2	*
March 25, 2019	84	24	6	1	*
March 25, 2020	81	21	5	1	*
March 25, 2021	78	18	4	1	*
March 25, 2022	75	16	3	*	*
March 25, 2023	72	14	2	*	*
March 25, 2024	68	12	2	*	*
March 25, 2025	64	10	1	*	*
March 25, 2026	60	8	1	*	*
March 25, 2027	56	7	1	*	*
March 25, 2028	52	6	*	*	*
March 25, 2029	47	5	*	*	*
March 25, 2030	42	4	*	*	*
March 25, 2031	36	3	*	*	*
March 25, 2032	31	2	*	*	*
March 25, 2033	24	2	*	*	*
March 25, 2034	18	1	*	*	*
March 25, 2035	11	1	*	*	*
March 25, 2036	5	*	*	*	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	19.87	8.01	4.42	2.92	2.12

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PPC(1)

	Class 1B1, Class 1B2, Class 1B3 and Class 1B4
Distribution Date	0%	50%	100%	150%	200%
Initial Percentage	100	100	100	100	100
March 25, 2008	99	99	99	99	99
March 25, 2009	98	98	98	98	98
March 25, 2010	97	97	97	97	97
March 25, 2011	96	96	96	96	96
March 25, 2012	94	94	94	94	94
March 25, 2013	93	90	87	84	80
March 25, 2014	92	85	78	72	48
March 25, 2015	90	79	68	57	29
March 25, 2016	88	71	55	42	17
March 25, 2017	87	62	43	29	10
March 25, 2018	84	55	34	20	6
March 25, 2019	82	48	26	13	3
March 25, 2020	79	42	20	9	2
March 25, 2021	76	36	16	6	1
March 25, 2022	73	31	12	4	1
March 25, 2023	70	27	9	3	*
March 25, 2024	67	23	7	2	*
March 25, 2025	63	20	5	1	*
March 25, 2026	60	17	4	1	*
March 25, 2027	56	14	3	1	*
March 25, 2028	51	12	2	*	*
March 25, 2029	47	10	2	*	*
March 25, 2030	42	8	1	*	*
March 25, 2031	37	6	1	*	*
March 25, 2032	31	5	1	*	*
March 25, 2033	25	3	*	*	*
March 25, 2034	19	2	*	*	*
March 25, 2035	12	1	*	*	*
March 25, 2036	5	*	*	*	*
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	19.65	12.82	10.11	8.78	7.32

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of PSA(1)

	Class 3B1, Class 3B2, Class 3B3
Distribution Date	0%	100%	300%	500%	750%
Initial Percentage	100	100	100	100	100
March 25, 2008	98	98	98	98	98
March 25, 2009	97	97	97	97	97
March 25, 2010	95	95	95	95	95
March 25, 2011	93	93	93	93	93
March 25, 2012	92	92	92	92	92
March 25, 2013	90	88	84	81	75
March 25, 2014	87	84	76	68	53
March 25, 2015	85	79	66	54	29
March 25, 2016	83	73	55	39	15
March 25, 2017	80	66	43	27	8
March 25, 2018	78	60	34	18	4
March 25, 2019	75	54	27	12	2
March 25, 2020	72	49	21	8	1
March 25, 2021	69	44	17	5	1
March 25, 2022	65	40	13	4	*
March 25, 2023	62	35	10	2	*
March 25, 2024	58	31	8	2	*
March 25, 2025	54	27	6	1	*
March 25, 2026	50	24	5	1	*
March 25, 2027	46	20	3	*	*
March 25, 2028	41	17	3	*	*
March 25, 2029	37	14	2	*	*
March 25, 2030	32	12	1	*	*
March 25, 2031	26	9	1	*	*
March 25, 2032	20	7	1	*	*
March 25, 2033	14	4	*	*	*
March 25, 2034	8	2	*	*	*
March 25, 2035	1	*	*	*	*
March 25, 2036	0	0	0	0	0
March 25, 2037	0	0	0	0	0

Weighted Average Life
in Years to Maturity	17.62	13.69	10.04	8.49	7.17

(1)   Rounded to the nearest whole percentage.
*    Indicates a class principal balance outstanding greater than 0.0% and less than 0.5%.

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related issuing entity or debt obligations secured by the issuing entity assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the issuing entity assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Issuing Entity and Its Assets

As specified in the related prospectus supplement, the assets of the issuing entity will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 2 of this prospectus.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

March 26, 2007

i

FHA Insurance; VA Guarantees	87
Special Hazard Insurance Policies	89
Bankruptcy Bonds	91
FHA Insurance on Multifamily Loans	91
Reserve Accounts	92
Cross Support	92
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments
or Agreements	93
Derivatives	93

Yield and Prepayment Considerations	95

Operative Agreements	98
Assignment of Issuing Entity Assets	98
Payments on Loans; Deposits to Security Account	101
Pre-Funding Account	103
Sub-Servicing of Loans	104
Collection Procedures	106
Hazard Insurance	108
Realization upon Defaulted Mortgage Loans	109
Servicing and Other Compensation and Payment of Expenses	112
Evidence as to Compliance	113
Certain Matters Regarding the Master Servicer and the Depositors	113
Events of Default; Rights upon Event of Default	115
Amendment	118
Termination; Optional Termination; Calls	119
The Trustee	120

Material Legal Aspects of the Loans	123
General	123
Foreclosure	127
Repossession of Manufactured Homes	129
Rights of Redemption	131
Equitable Limitations on Remedies	131
Anti-Deficiency Legislation and Other Limitations on Lenders	132
Homeownership Act and Similar State Laws	133
Due-on-Sale Clauses	135
Prepayment Charges; Late Fees	135
Applicability of Usury Laws	136
Servicemembers Civil Relief Act	137
Environmental Risks	137
The Home Improvement Contracts	140
Installment Contracts	141
Junior Mortgages; Rights of Senior Mortgagees	142
The Title I Program	143

Material Federal Income Tax Consequences	147
General	148
Taxation of Debt Securities	149
Non-REMIC Certificates	157
Single Class of Senior Certificates	157
Multiple Classes of Senior Certificates	162
Possible Application of Contingent Payment Regulations to Certain Non-REMIC
Certificates	166
Sale or Exchange of a Senior Certificate	167
Non-U.S. Persons	168
Information Reporting and Backup Withholding	168
REMIC Certificates	169
General	169
Tiered REMIC Structures	170
Regular Certificates	171
Residual Certificates	183
Prohibited Transactions and Other Taxes	189
Liquidation and Termination	189
Administrative Matters	189
Tax-Exempt Investors	190
Non-U.S. Persons	190
Tax-Related Restrictions on Transfers of Residual Certificates	192

Reportable Transactions	196

Penalty Avoidance	196

State Tax Considerations	196

ERISA Considerations	196
Insurance Company General Accounts	198
Prohibited Transaction Class Exemption 83-1	199
Underwriter Exemption	199

Legal Investment Considerations	202

Accounting Considerations	205

Method of Distribution	205

Legal Matters	206

Financial Information	206

Available Information	206

Reports to Securityholders	207

Ratings	207

Glossary of Terms	209

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Issuing Entity — Incorporation of Certain Information by Reference” on page 33 of this prospectus.

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities
You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•     the extent of prepayments on the loans in the issuing entity or, if the issuing entity is comprised of underlying securities, on the loans backing the underlying securities;

•     how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•     if any party has an option to terminate the related issuing entity early or to call your securities, the effect of the exercise of the option;

•     the rate and timing of defaults and losses on the assets in the related issuing entity; and

•     repurchases of assets in the related issuing entity as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each issuing entity may affect the average life of the securities.

Only the assets of the related issuing entity are available to pay your
securities	Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit enhancement, and will not have a claim against the assets of any other issuing entity. If the assets of the related issuing entity are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the issuing entity may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the issuing entity assets. Because the depositor has no significant assets, if it is required to repurchase the issuing entity’s assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•     moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•     funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be adequate to prevent losses on
your securities
Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may reduce the effective yield
on your securities
Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according to non-agency underwriting guidelines may have higher expected delinquencies
If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the issuing entity may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the issuing entity may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the issuing entity contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan origination process may result
in higher expected delinquencies
Various factors in the process of originating the mortgage loans in the issuing entity may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the issuing entity includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the issuing entity, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types
Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•     mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•     “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•     “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•     “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans
in the trust	A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;

• the relative seasoning of the pools;

• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

• the extent to which the loans in a pool have prepayment penalties;

• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Legal and other factors could reduce the amount and delay the timing of recoveries
on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located,

• failure of borrowers to maintain their properties adequately, and

• natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans
with interest-only payments	If specified in the related prospectus supplement, some of the mortgage loans to be included in the issuing entity may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans that provide for negative
amortization	If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are
subject to additional risks	If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the issuing entity’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest
rate swap agreement	If the related prospectus supplement specifies that the issuing entity or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings
of securities	If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special risks for certain
classes of securities	The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist attacks
attacks	The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures may affect the timing of collections
on the mortgage loans	In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the issuing entity. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity’s receipt of interest or principal payments.

Risks relating to defaults or resignation of the Master Servicer
or Servicer	If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from issuing entity to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due
to servicing transfers	Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings could delay or reduce payments
on the securities	Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your
risk of loss	Issuing entity assets may have been made to lower credit quality borrowers who fall into one of two categories:

• customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

• customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the issuing entity assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses
in the future	As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss
As specified in the related prospectus supplement, some of the mortgage loans included in the issuing entity may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of
mortgage loans
The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•     Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•     Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to  certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•     Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security interests in manufactured homes may result in losses on your securities
Each manufactured housing conditional sales contract or installment loan agreement that is included in a issuing entity will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans Generally are riskier than single family loans
Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

• Multifa mily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower

• Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

• Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

• Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance
mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Loans with balloon payments may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may limit interest rates on the variable rate securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•     The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment

•     The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•     To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding account are not used to purchase issuing entity assets, you will receive a prepayment on the related securities
The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the issuing entity during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal laws may reduce or delay
mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws

• require certain disclosures to the borrowers regarding the terms of the loans;

•     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•     require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the issuing entity) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the issuing entity) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The issuing entity also could be subject to damages and administrative enforcement.

Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions
The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. To the extent described in your prospectus supplement, an originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses

Proceeds of liquidated loans generally are paid first to
providers of trust services
There is no assurance that the value of the issuing entity assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If issuing entity assets have to be sold because of an event of default or otherwise, providers of services to the issuing entity (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be subject to environmental risks that could result in losses
Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the issuing entity is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty selling your securities or
obtaining your desired price

No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not address all investment risks and must be viewed with caution
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the issuing entity assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the issuing entity assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The securities may not be
suitable investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the issuing entity may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans held by the related issuing entity
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of mortgage loans held by the related issuing entity to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;

• the relative seasoning of the pools;

• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

• the extent to which the loans in a pool have prepayment penalties;

• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans held by an issuing entity, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Delinquencies due to transfer
of servicing
Servicing of the mortgage loans may be transferred to other primary servicers in the future, provided that the transfers are approved by the rating agencies and are accomplished in accordance with the provisions of the pooling agreement and the related servicing or reconstitution agreement. Mortgage loans subject to servicing transfers may experience increased delays in payments. The owner of the servicing rights generally has the right, at its discretion, to transfer servicing responsibilities to another entity that is qualified to service the related mortgage loans. At any time that servicing responsibilities are transferred as described above, the mortgage loans held by an issuing entity may experience an increase in delinquencies and defaults during the transitions of servicing responsibilities.

Credit scoring models may not provide an accurate risk
assessment of borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

The Issuing Entity

The issuing entity for each series of certificates will be a trust fund held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each issuing entity will consist of one or more pools of the following asset types:

•	Single Family Loans,

•	Home Equity Loans,

•	Multifamily Loans,

•	Manufactured Housing Contracts,

•	Home Improvement Contracts,

•	Agency Securities or

•	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular issuing entity consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “issuing entity” refers to the related issuing entity.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related issuing entity as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other issuing entity established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by an issuing entity will be secured by assets transferred to that issuing entity by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the issuing entity’s assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the issuing entity. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each issuing entity are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at

•	a fixed rate,

•
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•	the type of mortgaged property securing each loan,

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of the loans,

•	the earliest origination date and latest maturity date of the loans,

•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Issuing Entity Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the issuing entity will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related issuing entity, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related issuing entity, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in an issuing entity will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in an issuing entity or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in an issuing entity.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

•	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related issuing entity. The PLS issuer will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the issuing entity for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the issuing entity,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to an issuing entity pursuant to the requirements of Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuing entity. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such reports incorporated herein by reference, in each case to the extent that the reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each issuing entity, that file electronically with the SEC.

Static Pool Information

For each issuing entity discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of issuing entity assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2006, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $132.4 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4, $47.9 and $39.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2006, the depositors have securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the depositors securitized mortgage loans with an aggregate principal balance of approximately $1.9, $2.7, $4.9, $14.2, $32.6, $54.3 and $59.0 billion, respectively. Such issuances were publicly offered and have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

•
Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

•
Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

•
The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

•
Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

•
There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

•	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

•
The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

•
Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in an issuing entity if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the issuing entity with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, or the trustee if the master servicer is the seller, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•
to repurchase that loan from the issuing entity at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to an issuing entity, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related issuing entity or from any holder of the related residual certificate. See“Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish an issuing entity for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the issuing entity includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related issuing entity. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related issuing entity and the trustee named in the prospectus supplement for that series. If the issuing entity includes loans, the issuing entity and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

•
evidence specified beneficial ownership interests in the issuing entity’s assets, in the case of a series of certificates, or be secured by the pledge of the issuing entity’s assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each issuing entity will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

•
those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

•
primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity may also include one or more of the following:

•	reinvestment income on payments received on the issuing entity’s assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	an interest rate swap or yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related issuing entity. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the issuing entity’s assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See “ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related issuing entity, or designated portion of the issuing entity, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the issuing entity or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See“Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related issuing entity (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•	all payments which were due on or before the cut-off date;

•
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

•
amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•
that portion of each collection of interest on a particular loan in the issuing entity which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the issuing entity will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the issuing entity’s assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds,

Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See “—Distributions on Securities” above.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the issuing entity fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related issuing entity fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

•	the establishment of one or more reserve accounts,

•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	the use of a cross-support feature, or

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

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loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related issuing entity.

The reserve account for a series of securities will be funded in one of the following ways:

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by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same issuing entity. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, an issuing entity may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the issuing entity,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the issuing entity or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related issuing entity. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related issuing entity may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

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make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of an issuing entity to effect early retirement of the related series of securities. See “Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of issuing entity’s assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate an issuing entity that is comprised of loans. Although an agreement governing an issuing entity that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Issuing Entity Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related issuing entity will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related issuing entity:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

•
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to an issuing entity for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in an issuing entity to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in an issuing entity to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Issuing Entity—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related issuing entity a security account which is a separate account or accounts for the collection of payments on the assets in the issuing entity. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each issuing entity, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

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maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related issuing entity. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

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to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related issuing entity.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See “Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the issuing entity may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted loan together with accrued interest. See “Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related issuing entity or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the issuing entity or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related issuing entity and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the issuing entity in the event that payments are insufficient to make the payments required under the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the issuing entity and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.

Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the issuing entity to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the issuing entity in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the issuing entity; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to an issuing entity, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the issuing entity subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the issuing entity, and

•
the purchase from the issuing entity by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining issuing entity assets and all property acquired in respect of those assets.

See “Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of issuing entity’s assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the issuing entity, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related issuing entity will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the issuing entity).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. he loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. e cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be save. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the issuing entity, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any issuing entity if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. n addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the issuing entity generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the issuing entity, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the issuing entity, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the issuing entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in an issuing entity may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the issuing entity relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the issuing entity will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A issuing entity that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the issuing entity will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below.

An issuing entity that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related issuing entity. The issuing entity would then be treated as a partnership and could be a publicly traded partnership. If the issuing entity were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the issuing entity were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The issuing entity may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the issuing entity represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the issuing entity. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain issuing entities may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in an issuing entity that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the issuing entity, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If an issuing entity is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See “—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the issuing entity’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the issuing entity. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related issuing entity includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

•	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The issuing entity relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that an issuing entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the issuing entity will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related issuing entity as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to an issuing entity may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See “—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, See “—Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See “— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see“Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See “—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (See “—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See “— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See “—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, See “—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a Foreign Person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular Foreign Person, if the first allocation of income from the residual interest to the Foreign Person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a Foreign Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Foreign Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Foreign Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a Foreign Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a Foreign Person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which consist of Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code, as well as entities the underlying assets of which include assets of such Plan by reason of investment in the entity by the Plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between Plan and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the issuing entity within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates of any series.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new issuing entity will be formed with respect to each series of certificates and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$624,097,700
(Approximate)

RBSGC Mortgage Loan Trust

Mortgage Loan Pass-Through Certificates, Series 2007-B

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A1	$101,367,000	Variable
Class 1A2	Notional Balance	Variable
Class 1A3	Notional Balance	Variable
Class 1A4	$221,462,000	Variable
Class 1A5	$152,822,000	6.00%
Class 1A6	Notional Balance	Variable
Class 2A1	$24,546,000	Weighted Average
Class 3A1	$93,575,000	Weighted Average
Class 3A2	$2,620,000	Weighted Average
Class 1X	Notional Balance	6.00%
Class 1PO	$593,600	0.00%
Class R	$100	6.50%
Class 1B1	$10,633,000	Weighted Average
Class 1B2	$6,114,000	Weighted Average
Class 1B3	$4,784,000	Weighted Average
Class 1B4	$3,456,000	Weighted Average
Class 3B1	$1,236,000	Weighted Average
Class 3B2	$593,000	Weighted Average
Class 3B3	$296,000	Weighted Average

Greenwich Capital Acceptance, Inc.
Depositor

RBSGC Mortgage Loan Trust 2007-B
Issuing Entity

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the prospectus is accurate as of any date other than the dates stated on their respective covers.

RBS Greenwich Capital

March 28, 2007